                                                Filed Pursuant to Rule 424(b)(5)
                                                Registration Number 333-64979

Prospectus Supplement
(To Prospectus dated October 13, 1998)


$200,000,000

Medium-Term Notes, Series B

Due Nine Months or More from Date of Issue

The following terms may apply to the Notes. The final terms of each Note will be specified in a Pricing Supplement. For more information, see "Description of Notes."
 . Mature nine months or more from the date of issue
 . Denominated and/or payable in United States dollars or a foreign currency or currency units
 . May be subject to redemption at the option of Security Capital or repurchased at the option of the Holder
 . Fixed or floating interest rate. The floating interest rate formula may be based on:
 -Commercial Paper Rate
 -Prime Rate
 -LIBOR
 -Treasury Rate
 -CD Rate
 -CMT Rate
 -Federal Funds Rate
 -Eleventh District Cost of Funds Rate
 -Any other interest rate specified in a Pricing Supplement.
 . Fixed rate Notes may bear no interest when issued at a discount from the principal amount due at maturity
 . Certificated or book-entry form
 . Interest paid on fixed rate Notes on March 15 and September 15
 . Interest paid on floating rate Notes monthly, quarterly, semi-annually or annually
 . Minimum denominations of $1,000, increased in multiples of $1,000

Consider carefully the risk factors beginning on page S-4 of this Prospectus Supplement and in some of the documents incorporated by reference into the Prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus Supplement or the accompanying Prospectus. Any representation to the contrary is a criminal offense.

--------------------------------------------------------------------------------

          Price to     Agents' Discounts   Proceeds to
          Public       and Commissions     Company
--------------------------------------------------------------------
Per Note  100%         .125%-.750%         99.875%-99.250%
--------------------------------------------------------------------
Total     $200,000,000 $250,000-$1,500,000 $199,750,000-$198,500,000
--------------------------------------------------------------------

Security Capital is offering the Notes on a continuous basis through the Agents listed below acting as agent or principal. Each Agent has agreed to use its reasonable efforts to solicit offers to purchase the Notes.

J.P. Morgan & Co.
          Banc of America Securities LLC
                    Chase Securities Inc.
                              Deutsche Banc Alex. Brown
                                        First Union Securities, Inc.
                                                            Goldman, Sachs & Co.

December 20, 2000

No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in any Pricing Supplement, this Prospectus Supplement, or the Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. Any Pricing Supplement, this Prospectus Supplement, and the Prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate or any offer to sell or the solicitation of any offer to buy such securities in any jurisdictions in which such offer or solicitation is unlawful. Neither the delivery of any Pricing Supplement, this Prospectus Supplement, or the Prospectus nor any sale made hereunder or thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Security Capital Group Incorporated ("Security Capital") since the date hereof or thereof or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to the date of such information.

                           FORWARD-LOOKING STATEMENTS

The statements contained in or incorporated by reference into this Prospectus Supplement or the Prospectus that are not historical facts are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which Security Capital operates, management's beliefs and assumptions made by management. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," and "estimates," and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Security Capital undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. The risk factors beginning on page S-4 set forth some of the important factors which could cause Security Capital's actual results to differ materially from those expressed in the forward-looking statements.

                               TABLE OF CONTENTS

                             Prospectus Supplement

                                                                          Page
                                                                          ----
Risk Factors.............................................................  S-4
Ratio of Earnings to Combined Fixed Charges and Preferred Share
 Dividends...............................................................  S-7
Ratio of Earnings to Fixed Charges.......................................  S-7
Description of Notes.....................................................  S-8
Foreign Currency Risks................................................... S-39
United States Taxation................................................... S-40
Plan of Distribution..................................................... S-53
Experts.................................................................. S-55
Validity of Notes........................................................ S-56

                                   Prospectus

Available Information....................................................    2
Incorporation by Reference...............................................    2
Security Capital Group Incorporated......................................    3
Use of Proceeds..........................................................    3
Ratio of Earnings to Combined Fixed Charges and Preferred Share
 Dividends...............................................................    4
Ratio of Earnings to Fixed Charges.......................................    4
Description of Debt Securities...........................................    4
Description of Preferred Shares..........................................   18
Description of Common Shares.............................................   23
Description of Securities Warrants.......................................   27
Description of Rights....................................................   30
Certain Provisions of Maryland Law and Security Capital's Charter and
 Bylaws..................................................................   30
Plan of Distribution.....................................................   33
Experts..................................................................   34
Legal Matters............................................................   34

                                  RISK FACTORS

In addition to the other information provided herein or incorporated by reference, prospective investors in the Notes should consider the following factors before deciding whether to invest in the Notes. For additional risk factors concerning our business, see our Annual Report on Form 10-K for the year ended December 31, 1999 under the caption "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations--Risk Factors" as well as any other risk factors that may appear in future filings which will be incorporated by reference.

We Rely on Dividends and Other Transfers from Companies in Which We Invest

Most of our cash flow and earnings come from real estate operating companies in which we own shares. We are dependent on dividends and the fees we receive from these companies to meet our operating expense needs and to pay principal and interest on our debt. Although we have influence over these real estate operating companies because of our significant ownership interest and contractual rights, we have a non-majority ownership interest and fewer than a majority of the board seats in most of these companies and do not have unilateral control. We could be adversely affected by decisions or actions of the management of these companies.

Notes Indexed to Interest Rate, Currency or Other Indices or Formulas May Have Risks Not Associated With a Conventional Debt Security

If you invest in Notes indexed to one or more interest rates, currency or other indices or formulas, you will be subject to significant risks not associated with a conventional fixed rate or floating rate debt security. These risks include fluctuations in the particular indices or formulas and the possibility that you will receive a lower, or no, amount of principal, premium or interest or that you will receive principal, premium or interest at different times than you expected. We have no control over a number of matters, including economic, financial and political events, that are important in determining the existence, magnitude and longevity of these risks and their results. In addition, if an index or formula used to determine any amounts payable in respect of the Notes contains a multiplier or leverage factor, the effect of any change in the particular index or formula will be magnified. In recent years, values of certain indices and formulas have been volatile and volatility in those and other indices and formulas may be expected in the future.

In addition, governmental exchange controls could affect exchange rates and the availability of the payment currency for foreign currency Notes on a required payment date. Even if there are no exchange controls, it is possible that your payment currency will not be available on a required payment date for circumstances beyond our control. In these cases, we will be allowed to satisfy our obligations in respect of foreign currency Notes in U.S. dollars. You should also read "Foreign Currency Risks" in this Prospectus Supplement for additional information concerning investing in Notes denominated in a foreign currency.

Redemption May Adversely Affect Your Return on the Notes

If your Notes are redeemable at our option, we may choose to redeem your Notes at times when prevailing interest rates are relatively low. In addition, if your Notes are subject to mandatory redemption, we may be required to redeem your Notes also at a time when prevailing interest rates are relatively low. As a result, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as your Notes being redeemed.

Transactions with Affiliates have Occurred and May Occur in the Future

Several of our directors or senior officers are directors or trustees of our affiliates, or own shares of our affiliates. Those persons may have conflicts of interest in affiliate transactions that we engage in. We have in the past or will in the future obtain disinterested director approval or shareholder approval, when necessary, for transactions in which directors may have a conflict of interest. Neither our charter nor our bylaws contain any restriction on interested party transactions.

There May Not Be a Trading Market for Your Notes; Many Factors Affect the Trading and Market Value of Your Notes

Your Notes will not have an established trading market. We cannot assure you a trading market for your Notes will ever develop or be maintained if developed. In addition to our creditworthiness, many factors affect the trading market for, and the trading value of, your Notes. These factors include:

  . the complexity and volatility of the index or formula, if any, applicable to your Notes;

  . the method of calculating the principal, premium and interest in respect of your Notes;

  . the time remaining to maturity of your Notes;

  . the outstanding amount of Notes;

  . any redemption features of your Notes;

  . the amount of other debt securities linked to the index or formula applicable to your Notes; and

  . the level, direction and volatility of market interest rates generally.

There may be a limited number of buyers when you decide to sell your Notes. This may affect the price you receive for your Notes or your ability to sell your Notes at all. In addition, Notes that are designed for specific investment objectives or strategies often experience a more limited trading market and more price volatility than those not so designed. You should not purchase Notes unless you understand and know you can bear all of the investment risks associated with your Notes.

Real Estate Risks

Risk which are unique to the real estate business, which could materially impact us, are:

  . Changes in specific economic conditions or commercial patterns that reduce demand for real estate (for example, a recession or change in technology that reduces demand for real estate facilities or which results in the bankruptcy of tenants).

  . Changes in tax laws or market conditions that make real estate investments less attractive relative to other investment opportunities. Such changes would reduce the number of buyers for real estate and adversely affect real estate values. Selling real estate assets typically takes longer than selling other types of assets, so it is more difficult to mitigate the effect of unfavorable changes by selling the affected assets before the change.

  . Changes in tax laws or capital markets, which result in excess capital flowing into new real estate development and excess real estate supply.

  . When equity and/or debt capital is unavailable or expensive for real estate companies, we are adversely affected, primarily because fee-earning capital markets transaction volume suffers, the value of assets under management, on which fees are based, is lower, and the ability to pursue attractive investment opportunities, including new start-up companies, is limited (and investees in the start-up phase may need to reduce activities and incur related charges).

Charges Resulting from Changes in Business Strategy or Restructuring

During 1999, we incurred two significant charges to earnings from the sale of our interest in Strategic Hotel Capital Incorporated and a termination of the development program by Homestead Village Incorporated. Any changes in strategy or market conditions that lead to similar actions in the future could result in similar charges.

Certain Risks Relating to the Investment Company Act

We are not registered under the Investment Company Act of 1940, as amended, in reliance on an exemption provided by Rule 3a-1 promulgated under the Investment Company Act. We are not required to register as an investment company because we are principally engaged in the real estate business through companies that we primarily control. To the extent we and our affiliates do not elect to participate in future equity offerings by our investees or those investees issue substantial additional equity securities in a business combination to unaffiliated parties, our ownership interest in and control over those investees could diminish. Under these circumstances, we could potentially be required to register as an investment company under the Investment Company Act. We would suffer additional regulatory costs and expenses, and might be required to discontinue certain operations or investments, if we were required to register as an investment company under the Investment Company Act.

                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED SHARE DIVIDENDS

For the purpose of computing these ratios, (i) "earnings" consist of earnings from operations plus fixed charges other than capitalized interest and (ii) "fixed charges" consist of interest on borrowed funds (including capitalized interest) and amortization of debt discount and expense.

                                                                   Nine Months
                                                                      Ended
                                                                    September
                                       Year Ended December 31,         30,
                                    ------------------------------ ------------
                                    1995(a) 1996 1997 1998(b) 1999 1999(c) 2000
                                    ------- ---- ---- ------- ---- ------- ----
Ratio of earnings to combined
 fixed charges and preferred share
 dividends........................   0.8x   0.8x 0.8x  1.1x   0.5x  0.2x   2.1x

--------
(a) Excludes a one-time non-cash expense item ($158.4 million) incurred in acquiring a division from a related party.
(b) Excludes a one-time non-cash dividend of $19.8 million incurred in conjunction with the exchange of Series A Preferred Shares for Series B Preferred Shares.
(c) The earnings as adjusted were insufficient to cover fixed charges by $95.4 million. Excluding the $65.3 million Homestead special charge and the $55.2 million provision for loss on investment, the ratio of earnings to combined fixed charges and preferred share dividends would have been 1.2x.

                       RATIO OF EARNINGS TO FIXED CHARGES

For the purpose of computing these ratios, (i) "earnings" consist of earnings from operations plus fixed charges other than capitalized interest and (ii) "fixed charges" consist of interest on borrowed funds (including capitalized interest) and amortization of debt discount and expense.

                                                                   Nine Months
                                                                      Ended
                                                                    September
                                         Year Ended December 31,       30,
                                       --------------------------- ------------
                                       1995(a) 1996 1997 1998 1999 1999(b) 2000
                                       ------- ---- ---- ---- ---- ------- ----
Ratio of earnings to fixed charges....  0.8x   0.8x 0.8x 1.4x 0.5x  0.3x   2.6x

--------
(a) Excludes a one-time non-cash expense item ($158.4 million) incurred in acquiring a division from a related party.
(b) The earnings as adjusted were insufficient to cover fixed charges by $80.1 million. Excluding the $65.3 million Homestead special charge and the $55.2 million provision for loss on investment, the ratio of earnings to fixed charges would have been 1.4x.

                              DESCRIPTION OF NOTES

The following description of the terms of the Medium-Term Notes, Series B (the "Notes") (referred to in the Prospectus as "Debt Securities"), supplements, and to the extent inconsistent replaces, the description of the general terms and provisions of Debt Securities contained in the Prospectus. The pricing supplement (the "Pricing Supplement") for each offering of Notes will contain the specific information and terms for that offering. The Pricing Supplement may also add, update or change information contained in the Prospectus and this Prospectus Supplement. It is important for you to consider the information contained in the Prospectus, the Prospectus Supplement and the Pricing Supplement in making your investment decision.

General

The Notes constitute a single series for purposes of the Indenture, dated as of November 16, 1998, as supplemented by Board Resolutions, dated as of September 23, 1998 and December 1, 2000 (as so supplemented, the "Indenture"), between Security Capital and State Street Bank and Trust Company, as trustee (the "Trustee"). The Notes are limited in principal amount to $200,000,000. The total price of Notes Security Capital is authorized to offer by means of this Prospectus Supplement may be reduced due to Security Capital's sale of other debt securities. For a description of the rights attaching to different series of Debt Securities under the Indenture, see "Description of Debt Securities" in the Prospectus.

Security Capital initially appointed the Trustee as the Paying Agent, with its office (the "Paying Agent Office") currently at 2 Avenue de Lafayette, Boston, Massachusetts 02111. The Notes may be presented or surrendered for payment and notices, designations, or requests in respect of payments with respect to Notes may be served at the office of the Paying Agent. Security Capital will maintain a Paying Agent having a Paying Agent Office in Boston, Massachusetts or New York, New York.

Unless redeemed by Security Capital or repaid at the option of the Holder, a Note will mature on the date ("Stated Maturity") that is specified on its face and in the applicable Pricing Supplement. The "maturity" of any Note refers to the date on which its principal becomes due and payable, whether at Stated Maturity, upon redemption by Security Capital, repayment at the option of the Holder, or otherwise.

The face of each Note and the applicable Pricing Supplement will specify the currency, currency unit or composite currency ("Specified Currency") in which the Note is denominated. Purchasers of the Notes are required to pay for the Notes by delivery of the requisite amount of the Specified Currency to an Agent, unless other arrangements have been made. Unless otherwise specified in the applicable Pricing Supplement, payments on the Notes will be made in the Specified Currency in the country issuing the Specified Currency, provided that, at the election of the Holder and in certain circumstances at Security Capital's option, payments on Notes denominated in other than U.S. dollars may be made in U.S. dollars. See "--Payment of Principal and Interest."

Each Note will be represented by either (i) a permanent global Note registered in the name of The Depository Trust Company, as Depository (the "Depositary"), or its nominee (each such Note represented by a permanent global Note being referred to below as a "Book-Entry Note") or (ii) a certificate issued in definitive registered form, without coupons, as set forth in the applicable Pricing

Supplement. Except as set forth under "Book-Entry Notes" below, Book-Entry Notes will not be issued in certificated form. So long as the Depositary or its nominee is the registered holder of any permanent global Note, the Depositary or its nominee, as the case may be, will be considered the sole Holder of the Book-Entry Note or Notes represented by such permanent global Note for all purposes under the Indenture and the Notes. Unless otherwise specified in the applicable Pricing Supplement, the authorized denominations of Notes denominated in U.S. dollars will be $1,000 and any larger amount that is a multiple of $1,000. The authorized denominations of any Note denominated in some other Specified Currency will be the amount of the Specified Currency for such Note equivalent, at the noon buying rate in New York City for cable transfers for the Specified Currency (the "Exchange Rate") on the sixth Business Day in New York City and in the country issuing such currency next preceding the date of issue of such Note, to U.S. $1,000 (rounded to the nearest 1,000 units of the Specified Currency) and any larger amount that is a multiple of 1,000 units of the Specified Currency unless specified in the applicable Pricing Supplement.

Notes will be sold in individual issues of Notes having such interest rate and/or interest rate formula, if any, Stated Maturity, and date of original issuance as selected by the initial purchasers and agreed to by Security Capital. Additional Notes of any issue may be sold without the consent of the Holder(s). Interest rates offered by Security Capital with respect to the Notes may differ depending upon, among other things, the aggregate principal amount of the Notes purchased in any single transaction. Notes may be issued at a discount from the principal amount payable at maturity (a "Zero Coupon Note"). Holders of Zero Coupon Notes will not receive periodic payments of interest on the Notes.

Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be subject to any sinking fund. Unless Security Capital specifies an initial date on which a Note may be redeemed by Security Capital (a "Redemption Commencement Date") in the applicable Pricing Supplement, the Note will not be redeemable before its maturity. See "--Optional Redemption." If Security Capital does specify a Redemption Commencement Date for any Note, the applicable Pricing Supplement will also specify one or more redemption prices ("Redemption Prices") and the redemption period or periods ("Redemption Periods") during which such Redemption Prices shall apply. Unless otherwise specified in the Pricing Supplement, any such Note shall be redeemable at Security Capital's option at any time on or after the specified Redemption Commencement Date at the specified Redemption Price applicable to the Redemption Period during which the Note is to be redeemed, together with interest accrued to the date fixed for redemption (the "Redemption Date").

The Notes (other than Book-Entry Notes) may be presented for registration of transfer or exchange at the Paying Agent Office. With respect to transfers of Book-Entry Notes and exchanges of permanent global Notes representing Book-Entry Notes, see "--Book-Entry Notes."

Certain Covenants

In addition to the covenants described under the section entitled "Description of Debt Securities--Certain Covenants" in the accompanying Prospectus, the Indenture provides certain additional covenants for the benefit of the holders of the Notes, as described below.

Limitations on Indebtedness

The Indenture provides that Security Capital will not, and will not permit any of its Wholly Owned Subsidiaries to, directly or indirectly, Incur, any Indebtedness (including Acquired Indebtedness), if, immediately after that Indebtedness is incurred, the aggregate Indebtedness of Security Capital and its Wholly Owned Subsidiaries exceeds 50% of the Adjusted Total Assets of Security Capital and its Wholly Owned Subsidiaries.

In addition, the Indenture provides that Security Capital will not, and will not permit any of its Wholly Owned Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness), if, immediately after that Indebtedness is Incurred, the Fixed Charge Coverage Ratio for Security Capital and its Wholly Owned Subsidiaries for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which that additional Indebtedness is incurred would have been less than 1.5 to 1.0, determined on a pro forma basis as if that Indebtedness had been incurred on the first day of that four-quarter period.

Required Minimum Consolidated Tangible Net Worth

The Indenture provides that Security Capital will not at any time permit its Consolidated Tangible Net Worth to be less than $1,500,000,000.

Limitations on Liens

The Indenture provides that Security Capital will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) which secures obligations under any Indebtedness of Security Capital or any of its Wholly Owned Subsidiaries on any asset now owned or hereafter acquired by Security Capital or any of its Subsidiaries, or any income or profits therefrom, or assign or convey any right to receive income therefrom.

Merger, Consolidation or Sale of Assets

The Indenture provides that Security Capital will not consolidate or merge with or into (whether or not Security Capital is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of Security Capital in one or more related transactions, to another Person unless (i) the surviving Person or the Person formed by or surviving that consolidation or merger (if other than Security Capital) or to which that sale, assignment, transfer, lease, conveyance or other disposition was made (the "Surviving Entity") is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Surviving Entity assumes all the obligations of Security Capital under the Notes and the Indenture pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee; (iii) immediately before and after giving effect to that transaction and treating any Indebtedness which becomes an obligation of Security Capital as a result of that transaction as having been incurred by Security Capital at the time of the transaction, no Event of Default and no event which, after notice or the lapse of time, or both, would become an Event of Default has occurred and is continuing; (iv) Security Capital or the Surviving Entity will, at the time of that transaction and after giving pro forma effect thereto as if that transaction had occurred at the beginning of the applicable four-quarter period, be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the covenants in the Indenture described under the caption "Limitations on Indebtedness" and (v) an officer's certificate and legal opinion covering such conditions are delivered to the Trustee.

Restrictions on Lines of Business

The Indenture provides that Security Capital will not, and will not permit any of its Subsidiaries to, make Investments in any business other than the business conducted by Security Capital and its Subsidiaries on the Issue Date and any other business related to, or servicing, the real estate industry unless the aggregate amount of those Investments is less than 10% of the Consolidated Assets of Security Capital.

Certain Definitions

Set forth below are certain defined terms used in the Indenture but not contained in the accompanying Prospectus. Reference is made to the Indenture for full disclosure of all of those terms, as well as any other capitalized terms used herein for which no definition is provided.

"Acquired Indebtedness" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time that other Person is merged with or into the specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, that other Person merging with or into the specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by the specified Person.

"Adjusted Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of the total amount of accrued or paid interest (including, without limitation, interest expense attributable to Capitalized Lease Obligations, but excluding amortization of original issue discount ("OID") on any Indebtedness, the interest portion of any deferred payment obligation and non-cash interest which is payable in kind with additional Indebtedness and dividend payments on any series of Disqualified Stock) with regard to Indebtedness of that Person and its Wholly Owned Subsidiaries for that period.

"Adjusted Net Income" means, with respect to any Person for any period, the aggregate Net Income of that Person for that period, provided that (i) amortization of OID on any Indebtedness will be excluded; (ii) the Net Income of any Person which is not a Wholly Owned Subsidiary or which is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or other distributions paid in cash to that Person; (iii) the Net Income attributable to any Person will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Person to Security Capital is not at the date of determination permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Person or its shareholders; and (iv) the cumulative effect of any change in accounting principles will be excluded.

"Adjusted Total Assets" means, with respect to any Person as of any date, the sum, without duplication, of (i) that Person's cash, (ii) the Market Value of Publicly Traded Securities owned by that Person and (iii) the net book value of all other assets of that Person.

"Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease which would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

"Capital Stock" means (i) in the case of a corporation, corporate stock; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership, partnership interests (whether general or limited); and (iv) any other interest or participation which confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

"Cash Flow" means, with respect to any Person for any period, the Adjusted Net income of that Person for that period plus (i) provisions for taxes based on income or profits of that Person for that period, to the extent those provisions for taxes were included in computing Adjusted Net Income, plus (ii) Adjusted Fixed Charges of that Person for that period, to the extent those Adjusted Fixed Charges were deducted in computing Adjusted Net Income, plus
(iii) depreciation and amortization of that Person for that period, to the extent that those charges were deducted in computing Adjusted Net Income.

"Consolidated Assets" means, with respect to any Person at any date, the consolidated assets of that Person at that date determined in accordance with GAAP.

"Consolidated Subsidiary" means, with respect to any Person, at any date, any Subsidiary the accounts of which would be consolidated with those of that Person in its consolidated financial statements in accordance with GAAP if those statements were prepared as of that date.

"Consolidated Tangible Net Worth" means, with respect to any Person as of any date, the consolidated stockholders' equity of that Person and its Consolidated Subsidiaries less their consolidated Intangible Assets (to the extent reflected in determining consolidated stockholders' equity), and excluding the cumulative effect of any change in accounting principles.

"Disqualified Stock" means Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Notes of the relevant series mature.

"Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security which is convertible into, or exchangeable for, Capital Stock).

"Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of the Cash Flow of that Person for that period to the Adjusted Fixed Charges of that Person for that period. If a Person Incurs or redeems any Indebtedness (other than revolving credit borrowings) during or after the period for which the Fixed Charge Coverage Ratio is being calculated, but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to that Incurrence or redemption, as if the same had occurred on the first day of that period. In addition, for purposes of making the computation referred to above, (i) acquisitions which have been made by the Person, including through mergers or consolidations and including any related financing transactions, during or after the period, but prior to the Calculation Date will be deemed to have occurred on the first day of the period for which the Fixed Charge Coverage Ratio is being calculated; (ii) the Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; (iii) the interest expense attributable to any Indebtedness (whether existing or being incurred) bearing a floating interest rate will be computed as if the rate in effect on the Calculation Date had been the applicable rate for the entire period; and (iv) the Adjusted Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to those Adjusted Fixed Charges will not be obligations of the Person following the Calculation Date.

"Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

"Incurs" (including, with correlative meanings, the term "Incurrence") means, with respect to any Indebtedness, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to that Indebtedness (including Acquired Indebtedness).

"Indebtedness" is defined to mean, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of that Person for borrowed money, (ii) all obligations of that Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of that Person in respect of letters of credit or bankers' acceptance or other similar instruments (or reimbursement obligations with respect thereto), (iv) all obligations of that Person to pay the deferred purchase price of property or services, except Trade Payables, (v) all obligations of that Person as lessee under Capital Lease Obligations, (vi) all Indebtedness of others secured by a Lien on any asset of that Person, whether or not that Indebtedness is assumed by that Person, provided that, for purposes of determining the amount of any Indebtedness of the type described in this clause, if recourse with respect to that Indebtedness is limited to the asset, the amount of that Indebtedness will be limited to the lesser of the fair market value of that asset or the amount of that Indebtedness, (vii) all Indebtedness of others Guaranteed by that Person to the extent that Indebtedness is Guaranteed by that Person, (viii) all Disqualified Stock valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends and (ix) to the extent not otherwise included in this definition, all obligations of that Person under Hedging Obligations.

"Intangible Assets" means, with respect to any Person, the intangible assets of that Person determined in accordance with GAAP.

"Investments" means, with respect to any Person, all investments by that Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees of Indebtedness or other obligations), advances or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items which are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

"Issue Date" means the original issue date of the Notes.

"Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of that asset given to secure Indebtedness, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any, lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (the "UCC") (or equivalent statutes) of any jurisdiction with respect to any such lien, pledge, charge or security interest).

"Market Value" means, with respect to a Publicly Traded Security and on the date of determination thereof, (i) if that Publicly Traded Security is listed on the NYSE, the American Stock Exchange or some other principal national securities exchange in the United States of America, the reported last sale price of a unit of that Publicly Traded Security regular way on a given day, or, in case no sale takes place on that day, the average of the reported closing bid and asked prices regular way, in each case on the NYSE Composite Tape, the American Stock Exchange Composite Tape or the principal national securities exchange in the United States of America on which that Publicly Traded Security is listed or admitted to trading, as applicable, (ii) if that Publicly Traded Security is not listed or admitted to trading on any national securities exchange in the United States of America, but prices for that Publicly Traded Security are disseminated by means of an automated quotation system by the National Association of Securities Dealers, Inc., the closing sales price, or if there is no closing sales price, the average of the closing bid and asked prices, in the automated quotation system, or (iii) with respect to a Publicly Traded Security listed on a principal national securities exchange in Luxembourg, Amsterdam or other European country, the price of that Publicly Traded Security as reported on that exchange by the most widely recognized reporting method customarily relied on by financial institutions in that country; and if that Publicly Traded Security is listed on more than one such exchange, the principal securities exchange on which that Publicly Traded Security is listed. Any determination of the "Market Value" of a Publicly Traded Security pursuant to this definition will be based on the assumption that offers of that Publicly Traded Security are exempt from registration under the Securities Act.

"Net Income" of any Person for any period means the net income (loss) of that Person for that period, determined in accordance with GAAP, excluding (i) any gain or loss, together with any related provision for taxes on that gain or loss, realized in connection with (a) any sale, lease, conveyance or other disposition of any Strategic Investments (including, without limitation, dispositions pursuant to sale and leaseback transactions) by that Person, (b) the disposition of any securities (other than Portfolio Securities) by that Person or (c) the extinguishment of any Indebtedness of that Person; (ii) any extraordinary or nonrecurring gain or loss, together with any related provision for taxes on that extraordinary or nonrecurring gain or loss; and (iii) any unrealized gain or loss caused by the increase or decrease in the Market Value of any Publicly Traded Security held, directly or indirectly, by that Person. In addition, for the calculation of Net Income for any Person for any period,
(i) capital management fees based on assets under management accruing to that Person for that period shall be calculated as if the fees accruing and assets under management on the last day of that period (or the closest practicable date of determination) were the fees accruing and assets under management as of the beginning of that period; (ii) capital market fees accruing to that Person for that period shall be calculated as if the amount of those fees accrued during that period was equal to the amount of those fees accrued during the six month period immediately preceding the last day of that period (or the closest practicable date of determination), adjusted for the duration of that period; and (iii) the dividend rates and interest rates in effect with respect to payments accruing to that Person from its investees as of the last day of that period (or the closest practicable date of determination) shall be deemed to have been in effect as of the beginning of that period.

"Non-Recourse" to a Person as applied to any indebtedness (or portion thereof) means that the Person is not directly or indirectly liable to make any payments with respect to that Indebtedness (or portion thereof) and that no Guarantee of that Indebtedness (or portion thereof) has been made by that Person.

"Permitted Liens" means (i) Liens on real property securing Indebtedness which is Non-Recourse to Security Capital or any of its Subsidiaries; or (ii) Liens on any asset securing Indebtedness (other than Indebtedness referred to in clause (i) above), provided that, after giving effect to the Incurrence of that Indebtedness (a) the aggregate principal amount of Indebtedness secured pursuant to this clause (ii) is less than 10% of the Total Capitalization of Security Capital and its Consolidated Subsidiaries and (b) the aggregate net book value of the assets of Security Capital and its Subsidiaries securing that Indebtedness will not be greater than 200% of the principal amount of that secured Indebtedness. For purposes of the definition of Permitted Lien, the aggregate principal amount of Indebtedness will mean the principal amount of that Indebtedness at maturity.

"Portfolio Securities" means Securities (a) issued by a fund or company (an "Investment Company") either (i) registered under the Investment Company Act, or (ii) which makes passive investments in companies or funds in which the Investment Company does not have representation on the board of directors or similar body or participate on a regular basis in the management ("Portfolio Investees") and which is exempt from registration under the Investment Company Act or (b) issued by Portfolio Investees.

"Publicly Traded Security" means a Security which is listed on the NYSE, the American Stock Exchange or any other principal national securities exchange in the United States, Luxembourg, Amsterdam or other European country or whose prices are disseminated by means of an automated quotation system by the National Association of Securities Dealers, Inc.

"Security" has the meaning given that term in Article 8 of the UCC.

"Strategic Investment" of any specified Person means any other Person in which an Investment has been made by the specified Person, other than Portfolio Securities, where either (i) the undepreciated book value or (ii) if the Strategic Investment is a Publicly Traded Security, the Market Value of the Investment exceeds $100 million.

"Total Capitalization" means, with respect to any Person as of any date, the consolidated long-term Indebtedness and consolidated stockholders' equity of that Person and its Consolidated Subsidiaries less their consolidated Intangible Assets (to the extent reflected in determining consolidated stockholders' equity), all determined as of that date in accordance with GAAP, and excluding the cumulative effect of a change in accounting principles.

"Trade Payables" means, with respect to any Person, (i) any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by that Person arising in the ordinary course of business in connection with the acquisition of goods or services, (ii) obligations incurred in the ordinary course to pay the purchase price of securities so long as those obligations are paid within customary settlement periods and (iii) obligations to purchase securities pursuant to subscription or stock purchase agreements in the ordinary course of business. Notwithstanding the foregoing, for purposes of calculating Security Capital's compliance with the covenants in the Indenture described in the first paragraph under the caption "Limitations on Indebtedness" above, accounts payables (other than deferred compensation) of Security Capital in excess of 3.0% of the undepreciated book value (determined in accordance with GAAP) of the assets of Security Capital at any time outstanding will be treated as Indebtedness to the extent of that excess.

"Wholly Owned Subsidiary" means a Subsidiary of any Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares or minimal interests issued to other Persons to satisfy legal requirements) are at the time owned by that Person or by one or more Wholly Owned Subsidiaries of that Person or by that Person and one or more Wholly Owned Subsidiaries of that Person.

The Indenture provisions relating to satisfaction and discharge and legal and covenant defeasance which are described in the accompanying Prospectus under "Description of Debt Securities-- Discharge, Defeasance and Covenant Defeasance" will apply to the Notes.

Fixed Rate Notes

Each Note bearing interest at a fixed rate (a "Fixed Rate Note") will bear interest from the date it is originally issued at the annual rate stated on its face and in the applicable Pricing Supplement until the principal amount is paid or made available for payment.

The applicable Pricing Supplement relating to a Fixed Rate Note will designate an annual fixed rate of interest payable on such Fixed Rate Note, the Interest Payment Dates, the Regular Record Dates, and, if applicable, the Redemption Commencement Date, Redemption Price and Redemption Periods relating to such Fixed Rate Note.

Floating Rate Notes

Each Note bearing interest at a variable rate (a "Floating Rate Note") will bear interest from the date it is originally issued at the annual rate determined pursuant to the interest rate formula stated on its face and in the applicable Pricing Supplement until the principal amount is paid or made available for payment. The variable interest rate will be determined as follows:

  (i) Unless the Floating Rate Note is designated as a Floating Rate/Fixed Rate Note, an Inverse Floating Rate Note or as having an Addendum (as defined below) attached, the Floating Rate Note will be designated a "Regular Floating Rate Note" and, except as described below or in an applicable Pricing Supplement, will bear interest at the rate determined by reference to the applicable Interest Rate Basis (as defined below) (i) plus or minus the applicable Spread (as defined below), if any, and/or (ii) multiplied by the applicable Spread Multiplier (as defined below), if any.

  (ii) If the Floating Rate Note is designated as a "Floating Rate/Fixed Rate Note," then, except as described below or in an applicable Pricing Supplement, the Floating Rate Note will initially bear interest at the rate determined by reference to the applicable Interest Rate Basis (i) plus or minus the applicable Spread, if any, and/or
  (ii) multiplied by the applicable Spread Multiplier, if any. The interest rate in effect commencing on, and including, the date for interest to begin accruing at the Fixed Interest Rate (the "Fixed Rate Commencement Date") to the Maturity Date shall be the Fixed Interest Rate, if such rate is specified in the applicable Pricing Supplement, or if no Fixed Interest Rate is specified and the Floating Rate/Fixed Rate Note is still outstanding on such day, the interest rate in effect thereon on the day immediately preceding the Fixed Rate Commencement Date.

  (iii) If the Floating Rate Note is designated as an "Inverse Floating Rate Note," then, except as described below or in an applicable Pricing Supplement, the Floating Rate Note will bear interest equal to the Fixed Interest Rate specified in the related Pricing Supplement minus the rate determined by reference to the Interest Rate Basis (i) plus or minus the applicable Spread, if any, and/or (ii) multiplied by the applicable Spread Multiplier, if any; provided, however, unless otherwise specified in the applicable Pricing Supplement, the interest rate thereon will not be less than zero.

A Floating Rate Note may also have either or both:

  (a) a maximum, or ceiling, on the rate of interest that may accrue during any interest period (a "Maximum Rate"); and

  (b) a minimum, or floor, on the rate of interest that may accrue during any interest period (a "Minimum Rate").

The "Spread" is the number of basis points specified in the applicable Pricing Supplement as applying to the Interest Rate Basis (as defined below) for such Note. The "Spread Multiplier" is the percentage specified in the applicable Pricing Supplement as applying to the Interest Rate Basis for such Note.

"Market Day" means:

  (a) with respect to any Note, any Business Day in New York City and Boston;
  and

  (b) with respect to any LIBOR Note, any Business Day in New York City and Boston which is also a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market (a "London Business Day"). "Business Day" for any particular location means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in such location are authorized or obligated by law or executive order to close.

"Index Maturity" means, for a Floating Rate Note, the period to maturity of the interest or obligation on which the interest rate formula is based, as specified in the applicable Pricing Supplement.

"H.15(519)" means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.

"H.15 Daily Update" means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/h15/update, or any successor site or publication.

Unless otherwise provided in the applicable Pricing Supplement, the Trustee will be the calculation agent (the "Calculation Agent") for Floating Rate Notes.

The applicable Pricing Supplement relating to a Floating Rate Note will designate as an interest rate basis (the "Interest Rate Basis") one or more of the following:

  (a) the Commercial Paper Rate for "Commercial Paper Rate Notes";

  (b) the Prime Rate for "Prime Rate Notes";

  (c) LIBOR for "LIBOR Notes";

  (d) the Treasury Rate for "Treasury Rate Notes";

  (e) the CD Rate for "CD Rate Notes";

  (f) the CMT Rate for "CMT Rate Notes";

  (g) the Federal Funds Rate for "Federal Funds Rate Notes";

  (h) the Eleventh District Cost of Funds Rate for "Eleventh District Cost of Funds Rate Notes"; or

  (i) such other interest rate formula as such Pricing Supplement sets forth.

The applicable Pricing Supplement for a Floating Rate Note will specify the Interest Rate Basis and, if applicable, the Calculation Agent, the Index Maturity, the Spread and/or Spread Multiplier, the Maximum Rate, the Minimum Rate, the Initial Interest Rate, the Interest Payment Dates, the Regular Record Dates, the Calculation Date, the Interest Determination Date, and the Interest Reset Date for such Note.

The interest rate on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semi-annually, annually, or otherwise (such period being the "Interest Reset Period" for such Floating Rate Note, and the first day of each Interest Reset Period being an "Interest Reset Date" ), as specified in the applicable Pricing Supplement. The Interest Reset Date will be:

  (a) for Floating Rate Notes that reset daily, each Business Day;

  (b) for Floating Rate Notes (other than Treasury Rate Notes) that reset weekly, the Wednesday of each week;

  (c) for Treasury Rate Notes that reset weekly, the Tuesday of each week, except as provided below;

  (d) for Floating Rate Notes that reset monthly, the third Wednesday of each month;

  (e) for Floating Rate Notes that reset quarterly, the third Wednesday of March, June, September and December;

  (f) for Floating Rate Notes that reset semi-annually, the third Wednesday of two months of each year as specified in the applicable Pricing Supplement;

  (g) for Floating Rate Notes that reset annually, the third Wednesday of one month of each year as specified in the applicable Pricing Supplement; and

  (h) for Floating Rate Notes that reset at intervals other than those described above, the days specified in the applicable Pricing Supplement;

provided, however, that the interest rate in effect from the date of issue to the first Interest Reset Date for a Floating Rate Note will be the Initial Interest Rate (as set forth in the applicable Pricing Supplement).

If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Market Day for such Floating Rate Note, the Interest Reset Date will be the next day that is a Market Day (except that for a LIBOR Note, if such Market Day is in the following calendar month, the Interest Reset Date will be the immediately preceding Market Day). In addition, if the Treasury Rate is an applicable Base Rate and the Interest Determination Date would otherwise fall on an Interest Reset Date, then the Interest Reset Date will be the following Business Day.

The Interest Determination Date pertaining to an Interest Reset Date for a Commercial Paper Rate Note (the "Commercial Paper Interest Determination Date"), for a Prime Rate Note (the "Prime Rate Interest Determination Date"), for a CD Rate Note (the "CD Rate Interest Determination Date"), for a CMT Rate Note (the "CMT Rate Interest Determination Date"), for a Federal Funds Rate Note (the "Federal Funds Rate Interest Determination Date") and for an Eleventh District Cost of Funds Rate Note (the "Eleventh District Cost of Funds Interest Determination Date") will be the second Market Day preceding the Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note (the "LIBOR Interest Determination Date") will be the second London Business Day preceding the Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note (the "Treasury Interest Determination Date") will be the day of the week in which the Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are usually sold at auction on the Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is held on the preceding Friday, that Friday will be the Treasury Interest Determination Date pertaining to the Interest Reset Date occurring in the following week. If an auction date falls on any Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date will be the first Market Day immediately following the auction date.

All percentages resulting from any calculations referred to in this Prospectus Supplement will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point with five one-millionths of a percentage point rounded upward (e.g., 9.876546% or .09876546 being rounded to 9.87655% or .0987655), and all U.S. dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

In addition to any maximum interest rate that may apply to a Floating Rate Note under the above provisions, the interest rate on the Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

Upon the request of the Holder of any Floating Rate Note, the Calculation Agent will provide the interest rate then in effect, and, if determined, the interest rate that will become effective on the next Interest Reset Date for such Floating Rate Note. Unless otherwise specified in the applicable Pricing Supplement, the "Calculation Date," if applicable, pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date, or, if such day is not a Business Day, the following Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or the Stated Maturity, as the case may be. The Calculation Agent's determination of any interest rate will be final and binding in the absence of manifest error.

References below to information services include any successor information services.

Commercial Paper Rate Notes

Commercial Paper Rate Notes will bear interest at a specified rate that will be reset periodically based on the Commercial Paper Rate and any Spread and/or Spread Multiplier.

"Commercial Paper Rate" means, for any Interest Determination Date, the Money Market Yield of the annual rate, quoted on a bank discount basis, for the relevant Commercial Paper Interest Determination Date for commercial paper having the specified Index Maturity as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" under the heading "Commercial Paper--Nonfinancial."

The following procedures will apply if the rate cannot be set as described above:

  . If the rate is not published before 3:00 p.m., New York City time, on the Calculation Date, then the Commercial Paper Rate will be the Money Market Yield of such rate on the Commercial Paper Interest Determination Date for commercial paper having the Index Maturity specified in the applicable Pricing Supplement as published in H.15 Daily Update or such other recognized electronic source used for the purpose of displaying such rate under the caption "Commercial Paper--Nonfinancial."

  . If by 3:00 p.m., New York City time, on the Calculation Date the rate is not published in either H.15(519) or H.15 Daily Update or another recognized electronic source, the Commercial Paper Rate will be calculated by the Calculation Agent and will be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on the Commercial Paper Interest Determination Date, of three leading dealers of commercial paper in New York City (which may include any of the Agents or their affiliates) selected by the Calculation Agent for commercial paper of the specified Index Maturity placed for a nonfinancial issuer whose bond rating is "Aa," or the equivalent, from a nationally recognized rating agency.

  . If fewer than three dealers selected by the Calculation Agent are providing quotes, the rate will be the same as the rate used in the prior interest period.

"Money Market Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

                    Money Market Yield = 100 x    360 x D
                                                360 - (D x M)

where "D" refers to the annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the period from the Interest Reset Date to but excluding the day that numerically corresponds to such Interest Rate Date (or, if there is not a numerically corresponding day, the last day) in the calendar month that is the number of months corresponding to the specified Index Maturity after the month in which such Interest Reset Date falls.

Prime Rate Notes

Prime Rate Notes will bear interest at a specified rate that will be reset periodically based on the Prime Rate and any Spread and/or Spread Multiplier.

"Prime Rate" means, for any Interest Determination Date, the rate set forth for the relevant Prime Rate Interest Determination Date in H.15(519) under the heading "Bank Prime Loan."

The following procedures will apply if the rate cannot be set as described above:

  . If the rate is not published before 3:00 p.m., New York City time, on the Calculation Date, then the Prime Rate will be the rate on such Prime Rate Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "Bank Prime Loan." If such rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the related Calculation Date, then the Prime Rate shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the display designated as page "USPRIME1" on the Reuters Monitor Money Rates Service ("Reuters Screen USPRIME1 Page") or any successor service as the bank's prime rate or base lending rate as in effect for the Prime Rate Interest Determination Date as quoted on the Reuters Screen USPRIME1 Page on the Prime Rate Interest Determination Date.

  . If fewer than four rates appear on the Reuters Screen USPRIME1 Page on the Prime Rate Interest Determination Date, the Prime Rate will be the arithmetic mean of the prime rates or base lending rates (quoted on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on the Prime Rate Interest Determination Date by four major banks in New York City selected by the Calculation Agent.

  . If fewer than four banks are providing quotes, the rate will be the same rate as used for the prior interest period.

LIBOR Notes

LIBOR Notes will bear interest at the rate(s), calculated with reference to LIBOR and the Spread and/or any Spread Multiplier, if any, specified in the applicable LIBOR Notes and in any applicable Pricing Supplement.

LIBOR means:

  . if "LIBOR Telerate" is specified in the applicable Pricing Supplement or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable Pricing Supplement as the method for calculating LIBOR, the rate for deposits in the Designated LIBOR Currency having the Index Maturity specified in the applicable Pricing Supplement, commencing on the applicable Interest Reset Date that appears on the Designated LlBOR Page as of 11:00 a.m., London time, on the applicable Interest Determination Date;

  . if "LIBOR Reuters" is specified in the applicable Pricing Supplement, the arithmetic mean of the offered rates for deposits in the Designated LIBOR Currency having the Index Maturity specified in the applicable Pricing Supplement, commencing on the applicable Interest Reset Date, that appear on the Designated LIBOR Page specified in the applicable Pricing Supplement as of 11:00 a.m., London time, on the applicable Interest Determination Date; provided, that, if the Designated LIBOR Page by its terms provides only for a single rate, then the single rate will be used;

  . with respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the Designated LIBOR Page as specified in the preceding two clauses, the rate calculated by the Calculation Agent as the arithmetic mean of at least two quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks (which may include affiliates of any Agent) in the London interbank market to provide the Calculation Agent with its offered quotation for deposits in the Designated LIBOR Currency for the period of the Index Maturity specified in the applicable Pricing Supplement, commencing on the applicable Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on the applicable Interest Determination Date and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in that market at that time;

  . if fewer than two quotations referred to in the preceding clause are so provided, the rate on the applicable Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the applicable Principal Financial Center on the applicable Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent (which may include affiliates of any Agent) for loans in the Designated LIBOR Currency to leading European banks, having the Index Maturity designated in the applicable Pricing Supplement and in a principal amount that is representative for a single transaction in that market at that time; or

  . if the banks so selected by the Calculation Agent are not quoting as mentioned in the preceding clause, LIBOR in effect on the applicable Interest Determination Date.

"Designated LIBOR Currency" means the currency specified in the applicable Pricing Supplement as to which LIBOR shall be calculated or, if no such currency is specified in the applicable Pricing Supplement, United States dollars.

"Designated LIBOR Page" means either:

  . if "LIBOR Telerate" is designated in the applicable Pricing Supplement or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable Pricing Supplement as the method for calculating LIBOR, the display on Bridge Telerate, Inc. or any successor service on the page specified in such Pricing Supplement or any page as may replace the specified page on that service for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency; or

  . if "LIBOR Reuters" is specified in the applicable Pricing Supplement, the display on the Reuter Monitor Money Rates Service or any successor service on the page specified in the applicable Pricing Supplement or any other page as may replace the specified page on that service for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency.

"Principal Financial Center" means the capital city of the country to which the Designated LIBOR Currency relates, except that with respect to United States dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, Italian lire, Portuguese escudos, South African rand and Swiss francs, the "Principal Financial Center" shall be The City of New York, Sydney, Toronto, Frankfurt, Amsterdam, Milan, London, Johannesburg and Zurich, respectively.

Treasury Rate Notes

Treasury Rate Notes will bear interest at a specified rate that will be reset periodically based on the Treasury Rate and any Spread and/or Spread Multiplier.

"Treasury Rate" means, for any Interest Determination Date, the rate for the auction on the relevant Treasury Interest Determination Date Treasury bills having the specified Index Maturity specified in the applicable Pricing Supplement under the caption "INVESTMENT RATE" on the display on the Bridge Telerate, Inc. or any successor service on page 56, or any other page as may replace that page on such service ("Telerate Page 56"), or page 57, or any other page as may replace that page on such service ("Telerate Page 57").

The following procedures will apply if the rate cannot be set as described above:

  . If the rate is not published by 3:00 p.m., New York City time, on the relevant Calculation Date, then the Treasury Rate will be the Bond Equivalent Yield of the rate for such Treasury bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying such rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High" or, if not so published by 3:00 p.m., New York City time, on the related Calculation Date, the Bond Equivalent Yield of the auction rate of such Treasury bills as announced by the United States Department of the Treasury.

  . If the auction rate of Treasury bills having the Index Maturity specified in the applicable Pricing Supplement is not so announced by the United States Department of the Treasury, or if no such auction is held, then the Treasury Rate will be the Bond Equivalent Yield of the rate on such Treasury Interest Determination Date of Treasury bills having the Index Maturity specified in the applicable Pricing Supplement as published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market" or, if not yet published by 3:00 p.m., New York City time, on the related Calculation Date, the rate on such Treasury Interest Determination Date of such Treasury bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying such rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market."

  . If such rate is not yet published in H.15(519), H.15 Daily update or another recognized electronic source, then the Treasury Rate will be calculated by the Calculation Agent and will be the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Interest Determination Date, of three primary United States government securities dealers (which may include any of the Agents or their affiliates) selected by the Calculation Agent, for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified in the applicable Pricing Supplement; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of such Treasury Interest Determination Date will be the Treasury Rate in effect on such Treasury Interest Determination Date.

"Bond Equivalent Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

                   Bond Equivalent Yield = 100 x    D x N
                                                360 -
                                                 (D x M)
where "D" refers to the applicable per annum rate for Treasury bills quoted on a bank discount basis, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the interest reset period.

CD Rate Notes

CD Rate Notes will bear interest at a specified rate that will be reset periodically based on the CD Rate and any Spread and/or Spread Multiplier.

"CD Rate" means, for any Interest Determination Date, the rate for negotiable United States dollar certificates of deposit having the specified Index Maturity as published in H.15(519) under the heading "CDs (secondary market)."

The following procedures will apply if the rate cannot be set as described above:

  . If the rate is not published before 3:00 p.m., New York City time, on the relevant Calculation Date, then the CD Rate on the CD Rate Interest Determination Date will be the rate for negotiable United States dollar certificates of deposit having the specified Index Maturity as published in H.15 Daily Update or such other recognized electronic source used for the purpose of displaying such rate, under the caption "CDs (secondary market)."

  . If by 3:00 p.m., New York City time, on the Calculation Date, the rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source, the CD Rate on the CD Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates, as of 10:00 a.m., New York City time, of three leading non-bank dealers of negotiable United States dollar certificates of deposit in New York City (which may include any of the Agents or their affiliates) selected by the Calculation Agent for negotiable United States dollar certificates of deposit of major United States money market banks in the market for negotiable United States dollar certificates of deposit with a remaining maturity closest to the Index Maturity specified in the applicable Pricing Supplement in an amount that is representative for a single transaction in that market at that time.

  . If fewer than three dealers selected by the Calculation Agent are quoting rates, the rate will be the same rate used for the prior interest period.

CMT Rate Notes

CMT Rate Notes will bear interest at a specified rate that will be reset periodically based on the CMT Rate and any Spread and/or Spread Multiplier.

"CMT Rate" means, with respect to any CMT Rate Interest Determination Date, the rate displayed on the Designated CMT Telerate Page under the caption ". . . Treasury Constant Maturities . . . Federal Reserve Board Release H.15 . . . Mondays Approximately 3:45 p.m.," under the column for the Designated CMT Maturity Index for:

  . if the Designated CMT Telerate Page is 7051, the rate on the related CMT
    Rate Interest Determination Date; or

  . if the Designated CMT Telerate Page is 7052, the weekly or monthly average, as specified in the applicable Pricing Supplement, for the week or the month, as applicable, ended immediately preceding the week in which the related CMT Rate Interest Determination Date occurs.

  . If the rate is no longer displayed on the relevant page or is not displayed by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate for the CMT Rate Interest Determination Date will be the treasury constant maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519).

  . If the rate is no longer published in H.15(519) or is not published by 3:00 p.m., New York City time, on the Calculation Date, then the CMT Rate on the CMT Rate Interest Determination Date will be the treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to the Interest Reset Date as published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519).

  . If that information is not provided by 3:00 p.m., New York City time, on the Calculation Date, then the CMT Rate on the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on the CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in New York City (which may include any of the Agents or their affiliates) selected by the Calculation Agent (from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than the Designated CMT Maturity Index minus one year.

  . If the Calculation Agent is unable to obtain three Treasury Note quotations, the CMT Rate on the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on the CMT Rate Interest Determination Date of three Reference Dealers in New York City (which may include any of the Agents or their affiliates) selected by the Calculation Agent (from five of the Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least U.S. $100 million. If three or four (and not five) of such Reference Dealers are providing quotes, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated. If two Treasury Notes with an original maturity have remaining terms to maturity equally close to the Designated CMT Maturity Index, the Calculation Agent will obtain from five Reference Dealers quotations for the Treasury Note with the shorter remaining term to maturity and will use those quotations to calculate the CMT Rate as described above.

"Designated CMT Telerate Page" means the display on the Bridge Telerate, Inc. or any successor service on the page specified in the applicable Pricing Supplement or any other page as may replace the specified page on such service, for the purpose of displaying "Treasury Constant Maturities" as reported in H.15(519). If a page is not specified in the applicable Pricing Supplement, the Designated CMT Telerate Page will be 7052 for the most recent week.

"Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (1, 2, 3, 5, 7, 10, 20 or 30 years) specified in the applicable Pricing Supplement with respect to which the CMT Rate will be calculated. If no maturity is specified in the applicable Pricing Supplement, the Designated CMT Maturity Index will be 2 years.

Federal Funds Rate Notes

Federal Funds Rates Notes will bear interest at a specified rate that will be reset periodically based on the Federal Funds Rate and any Spread and/or Spread Multiplier.

"Federal Funds Rate" means, for any Interest Determination Date, the rate on the relevant Federal Funds Interest Determination Date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)", as such rate is displayed on Bridge Telerate, Inc. or any successor service on page 120, or any other page as may replace that page on such service ("Telerate Page 120").

The following procedures will apply if the rate cannot be set as described above:

  . If the rate is not published before 3:00 p.m., New York City time, or does not appear on Telerate Page 120 on the Calculation Date, then the Federal Funds Rate for the Interest Determination Date will be the rate on the Federal Funds Interest Determination Date as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying such rate, under the caption "Federal Funds (Effective)."

  . If by 3:00 p.m., New York City time, on the Calculation Date the rate does not appear on Telerate Page 120 or is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source, the Federal Funds Rate for the Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates, as of 9:00 a.m., New York City time, on the Federal Funds Interest Determination Date, for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in New York City (which may include any of the Agents or their affiliates) selected by the Calculation Agent prior to 9:00 a.m., New York City time.

  . If fewer than three brokers selected by the Calculation Agent are providing quotes, the rate will be the same as the rate used in the prior interest period.

Eleventh District Cost of Funds Rate Notes

Eleventh District Cost of Funds Rate Notes will bear interest at a specified rate that will be reset periodically based on the Eleventh District Cost of Funds Rate and any Spread and/or Spread Multiplier.

"Eleventh District Cost of Funds Rate" means, for any Interest Determination Date, the rate on the relevant Eleventh District Cost of Funds Rate Interest Determination Date equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which the Eleventh District Cost of Funds Rate Interest Determination Date falls, as set forth under the caption "11th District" on Bridge Telerate, Inc. or any successor service on Page 7058, or any other page as may replace that page on such service ("Telerate Page 7058") as of 11:00 A.M., San Francisco time, on the Eleventh District Cost of Funds Rate Interest Determination Date.

The following procedures will apply if the rate cannot be set as described above:

  . If the rate does not appear on Telerate Page 7058 on the Eleventh
    District Cost of Funds Rate Interest Determination Date, then the Eleventh District Cost of Funds Rate on the Eleventh District Cost of Funds Rate Interest Determination Date will be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the Federal Home Loan Bank ("FHLB") of San Francisco, as the cost of funds for the calendar month immediately preceding the Eleventh District Cost of Funds Rate Interest Determination Date.

  . If the FHLB of San Francisco fails to announce the Index on or prior to the Eleventh District Cost of Funds Rate Interest Determination Date for the calendar month immediately preceding the Eleventh District Cost of Funds Rate Interest Determination Date, the rate will be the same as the rate used in the prior interest period.

Renewable Notes

Security Capital may issue from time to time renewable Floating Rate Notes ("Renewable Notes") that will bear interest at the interest rate (calculated with reference to an Interest Rate Basis and any Spread and/or Spread Multiplier, and subject to any minimum interest rate and maximum interest rate) specified in the Renewable Notes and in the applicable Pricing Supplement.

Renewable Notes will mature on an Interest Payment Date as specified in the applicable Pricing Supplement (the "Initial Maturity Date"), unless the maturity of all or any portion of the principal amount thereof is extended in accordance with the procedures described below. On the Interest Payment Dates in each year specified in the applicable Pricing Supplement (each such Interest Payment Date, an "Election Date"), the maturity of the Renewable Notes will be extended to the Interest Payment Date occurring twelve months after the Election Date (or to such other date as is specified in the applicable Pricing Supplement), unless the Holder of the Renewable Notes elects to terminate the automatic extension of the maturity of the Renewable Notes or of any portion thereof having a principal amount of U.S. $1,000 or any larger amount that is a multiple of U.S. $1,000 by delivering a notice of that election to the Paying Agent not less than nor more than the number of days specified in the applicable Pricing Supplement prior to the Election Date. This option may be exercised with respect to less than the entire principal amount of the Renewable Notes so long as the principal amount for which the option is not exercised is at least U.S. $1,000 or any larger amount that is a multiple of US, $1,000. The maturity of the Renewable Notes may not, however, be extended beyond the Final Maturity Date as specified in the applicable Pricing Supplement (the "Final Maturity Date"). If the Holder elects to terminate the automatic extension of the maturity of any portion of the principal amount of the Renewable Notes and that election is not revoked as described below, that portion will become due and payable on the Interest Payment Date falling six months (unless another period is specified in the applicable Pricing Supplement) after the Election Date prior to which the Holder made the election.

An election to terminate the automatic extension of maturity may be revoked as to any portion of the Renewable Notes having a principal amount of U.S. $1,000 or any larger amount that is a multiple of U.S. $1,000 by delivering a notice of the revocation to the Paying Agent on any day following the effective date of the election to terminate the automatic extension of maturity and prior to the fifteenth calendar day before the date on which that portion would otherwise mature. Such a revocation may be made for less than the entire principal amount of the Renewable Notes for which the automatic extension of maturity has been terminated; provided, however, that the principal amount of the Renewable Notes for which the automatic extension of maturity has been terminated and for which such a revocation has not been made is at least U.S. $1,000 or any larger amount that is a multiple of U.S. $1,000. A revocation may not, however, be made during the period from and including a Regular Record Date to but excluding the immediately succeeding Interest Payment Date.

An election to terminate the automatic extension of the maturity of the Renewable Notes, if not revoked as described in the preceding paragraph, will be binding upon subsequent Holders.

Renewable Notes may be redeemed in whole or in part at the option of Security Capital on the Interest Payment Dates in each year specified in the applicable Pricing Supplement, commencing with the Interest Payment Date specified in the applicable Pricing Supplement, at a redemption price of 100% of the principal amount of the Renewable Notes to be redeemed, together with accrued and unpaid interest to the date of redemption. Notice of redemption will be sent to each Holder by first class mail, postage prepaid, at least 30 and not more than 60 calendar days prior to the date fixed for redemption.

Renewable Notes may also be issued, from time to time, with the Spread and/or Spread Multiplier to be reset by a remarketing agent in remarketing procedures to be specified in the Renewable Notes and in the applicable Pricing Supplement.

Extension of Maturity

The Pricing Supplement relating to each Fixed Rate Note (other than an Amortizing Note) will indicate whether Security Capital has the option to extend the maturity of the Fixed Rate Note for one or more periods of one or more whole years (each an "Extension Period") up to but not beyond the date (the "Final Maturity Date") set forth in the Pricing Supplement. If Security Capital has this option with respect to any Fixed Rate Note (an "Extendible Note"), the following procedures will apply, unless modified in the applicable Pricing Supplement.

Security Capital may exercise the option with respect to an Extendible Note by notifying the Paying Agent of the exercise at least 45 but not more than 60 calendar days prior to the stated maturity date originally in effect with respect to the Note (the "Original Maturity Date") or, if the stated maturity date of the Note has already been extended, prior to the stated maturity date then in effect (an "Extended Maturity Date"). No later than 40 calendar days prior to the Original Maturity Date or an Extended Maturity Date, as the case may be (each, a "Maturity Date"), the Paying Agent will mail to the Holder of the Extendible Note a notice (the "Extension Notice") relating to such Extension

Period, first class mail, postage prepaid, setting forth: (a) the election of Security Capital to extend the maturity of the Extendible Note; (b) the new Extended Maturity Date; (c) the interest rate applicable to the Extension Period; and (d) the provisions, if any, for redemption during the Extension Period, including the date or dates on which, the period or periods during which and the price or prices at which the redemption may occur during the Extension Period. Upon the mailing by the Paying Agent of an Extension Notice to the Holder of an Extendible Note, the maturity of the Note shall be extended automatically, and, except as modified by the Extension Notice and as described in the next paragraph, the Note will have the same terms it had prior to the mailing of such Extension Notice.

Notwithstanding the foregoing, not later than 10:00 a.m., New York City time, on the twentieth calendar day prior to the Maturity Date then in effect for an Extendible Note (or, if such day is not a Business Day, not later than 10:00 a.m., New York City time, on the immediately succeeding Business Day), Security Capital may, at its option, revoke the interest rate provided for in the Extension Notice and establish a higher interest rate for the Extension Period by causing the Paying Agent to send notice of the higher interest rate to the Holder of the Note by first class mail, postage prepaid, or by such other means as agreed between Security Capital and the Paying Agent. Such notice shall be irrevocable. All Extendible Notes with respect to which the Maturity Date is extended in accordance with an Extension Notice will bear the higher interest rate for the Extension Period, whether or not tendered for repayment.

If Security Capital elects to extend the maturity of an Extendible Note, the Holder of the Note will have the option to require Security Capital to repay the Note on the Maturity Date then in effect at a price equal to the principal amount thereof plus all accrued and unpaid interest to the Maturity Date. In order for an Extendible Note to be repaid on the Maturity Date, the Holder thereof must follow the procedures set forth below under "Repayment at the Option of the Holder" for optional repayment, except that the period for delivery of the Note or notification to the Paying Agent will be at least 25 but not more than 35 calendar days prior to the Maturity Date then in effect and except that a Holder who has tendered an Extendible Note for repayment pursuant to an Extension Notice may, by written notice to the Paying Agent, revoke any such tender for repayment until 3:00 p.m., New York City time, on the twentieth calendar day prior to the Maturity Date then in effect (or, if such day is not a Business Day, until 3:00 p.m., New York City time, on the immediately succeeding Business Day).

Original Issue Discount Notes

Original Issue Discount Notes are Notes issued at a discount from the principal amount payable at maturity (including any Zero Coupon Note) and which are considered to be issued with original issue discount which must be included in income for United States federal income tax purposes at a constant rate ("Original Issue Discount Notes"). See "United States Taxation." Certain additional considerations relating to Original Issue Discount Notes may be described in the Pricing Supplement relating thereto.

Amortizing Notes

Security Capital may offer Notes for which payments of principal and interest are made over the life of the Notes ("Amortizing Notes"). Unless otherwise specified in the applicable Pricing Supplement, interest on each Amortizing Note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to Amortizing Notes will be applied first to interest due and payable on the Note and then to the reduction of the unpaid principal amount of the Note. Further information concerning additional terms and provisions of Amortizing Notes will be specified in the applicable Pricing Supplement, including a table setting forth repayment information for the Amortizing Notes.

Indexed Notes

Security Capital may issue Notes with the amount of principal, premium and/or interest payable to be determined with reference to the price or prices of specific commodities or stocks, to the exchange rate of one or more designated currencies (including a composite currency) relative to an indexed currency or to such other prices) or exchange rate(s) ("Indexed Notes"), as specified in the applicable Pricing Supplement. In certain cases, Holders of Indexed Notes may receive a principal payment on the Maturity Date that is greater than or less than the principal amount of such Indexed Notes depending upon the relative value on the Maturity Date of the specified indexed item. Information as to the method for determining the amount of principal, premium, if any, and/or interest payable in respect of Indexed Notes, certain historical information with respect to the specified indexed item and certain tax considerations associated with an investment in Indexed Notes will be specified in the applicable Pricing Supplement.

Other Provisions, Addenda

Any provisions with respect to the Notes, may be modified by the terms specified under "Other Provisions" on the face of the Note or in an addendum (an "Addendum") relating thereto, if so specified on the face of the Note and in the applicable Pricing Supplement.

Payment of Principal and Interest

Unless otherwise specified in the applicable Pricing Supplement, payments of principal of (and premium, if any) and interest on all Notes will be made in the applicable Specified Currency; provided, however, that payments of principal (and premium, if any) and interest on Notes denominated in a currency other than U.S. dollars will nevertheless be made in U.S. dollars:

  (a) at the option of the Holders of such Notes under the procedures described in the two following paragraphs; and

  (b) at Security Capital's option in the case of imposition of exchange controls or other circumstances beyond Security Capital's control as described in the last paragraph under this heading.

Unless otherwise specified in the applicable Pricing Supplement, and except as provided in the next paragraph, payments of interest and principal (and premium, if any) for any Note denominated in a currency other than U.S. dollars will be made in U.S. dollars if the registered Holder of such Note on the relevant Regular Record Date, or at maturity, as the case may be, has requested in writing to the Paying Agent on or before such Regular Record Date, or the date 15 days before maturity, as the case may be, that payments be made in U.S. dollars. Such request may be in writing (mailed or hand delivered) or by cable or other form of facsimile transmission. Any such request made for any Note by a registered Holder will remain in effect for any further payments of interest and principal (and premium, if any) on such Note payable to the Holder, unless such request is revoked on or before the relevant Regular Record Date or the date 15 days before maturity, as the case may be. Holders of Notes denominated in a currency other than U.S. dollars whose Notes are registered in the name of a broker or nominee should contact the broker or nominee to determine whether and how to elect to receive payments in U.S. dollars.

The U.S. dollar amount to be received by a Holder of a Note denominated in a currency other than U.S. dollars who elects to receive payment in U.S. dollars will be determined by the exchange rate agent (the "Exchange Rate Agent"), at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable Payment Date, by selecting the indicative quotations for the Specified Currency appearing at that time on the bank composite or multi-contributor pages of the Quoting Source (as defined below) for the first three banks, in descending order of their appearance on a list of banks to be agreed to by Security Capital and the Exchange Rate Agent prior to such second Business Day, which are offering quotes on the Quoting Source. The Exchange Rate Agent will select from among the selected quotations the one which will yield the largest number of U.S. dollars upon conversion from the Specified Currency. "Quoting Source" means Reuters Monitor Foreign Exchange Service, or if the Exchange Rate Agent determines that that service is not available, Telerate Monitor Foreign Exchange Service. If the Exchange Rate Agent determines that neither Service is available, Security Capital and the Exchange Rate Agent shall agree on a comparable display or other comparable manner of obtaining quotations and that display or manner will become the Quoting Source.

In the case of a Specified Currency other than Euros, if (i) fewer than three bid quotations are available at the time a determination is to be made by the Exchange Rate Agent pursuant to the preceding paragraph, or (ii) the Exchange Rate Agent received no later than 12:00 noon, New York City time, on the second Business Day preceding the applicable Payment Date notice from Security Capital that there exist exchange controls or other circumstances beyond Security Capital's control rendering the Specified Currency unavailable, then the Exchange Rate Agent will, prior to such Payment Date, notify Security Capital and the Trustee of the noon buying rate in New York City for cable transfers, in the Specified Currency indicated in such notice, as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") as of such second Business Day. If the Market Exchange Rate for that date is not available, the Exchange Rate Agent shall immediately notify Security Capital and the Trustee of the most recently available Market Exchange Rate for the Specified Currency. In the case of Euros, if: (i) fewer than three bid quotations are available at the time a determination is to be made by the Exchange Rate Agent pursuant to the preceding paragraph, or (ii) the Exchange Rate Agent received no later than 12:00 noon, New York City time, on the second Business Day preceding the applicable Payment Date notice from Security Capital that (A) there exist exchange controls or other circumstances beyond Security Capital's control, rendering Euros unavailable or (B) Euros are no longer used in the European Monetary System, rendering Euros unavailable, then the Exchange Rate Agent will, prior to such Payment Date, notify Security Capital and the Trustee of the rate of conversion for Euros into U.S. dollars, determined as of the second Business Day on the following basis: The component currencies of the Euros for this purpose (the "Components") shall be the currency amounts that were components of the Euros as of the last date on which Euros were used in the European Monetary System. The equivalent of Euros in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalent of the Components. The U.S. dollar equivalent of each of the Components shall be determined by the Exchange Rate Agent on the basis of the most recently available Market Exchange Rate for the Components, or as otherwise specified to the Exchange Rate Agent by Security Capital.

Interest will be payable to the person in whose name a Note is registered at the close of business on the Regular Record Date immediately before each Interest Payment Date; provided, however, that interest payable at maturity will be payable to the person to whom principal shall be payable. The first payment of interest on any Note originally issued between a Regular Record Date and an Interest Payment Date will be made on the second Interest Payment Date following its date of issue to the registered owner on the Regular Record Date relating to the second Interest Payment Date. Unless otherwise indicated in the applicable Pricing Supplement, the "Regular Record Date" for any Floating Rate Note will be the date 15 calendar days before each Interest Payment Date, whether or not that date is a Business Day, and the "Regular Record Date" for any Fixed Rate Note will be the March 1 and September 1 immediately preceding the March 15 and September 15 Interest Payment Dates unless otherwise indicated in the applicable Pricing Supplement.

Unless otherwise indicated in the applicable Pricing Supplement and except as provided below, interest will be payable:

  (a) for Floating Rate Notes that reset daily, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year (as indicated in the applicable Pricing Supplement);

  (b) for Floating Rate Notes that reset weekly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year (as indicated in the applicable Pricing Supplement);

  (c) for Floating Rate Notes that reset monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year (as indicated in the applicable Pricing Supplement);

  (d) for Floating Rate Notes that reset quarterly, on the third Wednesday of March, June, September and December of each year;

  (e) for Floating Rate Notes that reset semi-annually, on the third Wednesday of the two months of each year specified in the applicable Pricing Supplement;

  (f) for Floating Rate Notes that reset annually, on the third Wednesday of the month specified in the applicable Pricing Supplement; and .

  (g) for Floating Rate Notes that reset at intervals other than those described above, on the days specified in the applicable Pricing Supplement,

each an "Interest Payment Date," and in each case, at maturity. If an Interest Payment Date (other than at Stated Maturity, a Redemption Date or an Optional Repayment Date (as defined below under "Repayment at the Option of the Holder")) with respect to any Floating Rate Note would otherwise fall on a day that is not a Market Day with respect to that Note (and for any Note denominated in a currency other than U.S. dollars, a Business Day in the country issuing the Specified Currency (or, for Euros, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System is open and for a Note as to which LIBOR is an applicable Specified Currency, a day on which commercial banks are open for business (including dealings in LIBOR) in London)), the Interest Payment Date will be on the following Market Day (with interest accruing to but excluding the next following Market Day) (or, in the case of a LIBOR Note, if such day falls in the next calendar month, the immediately preceding Market Day (with interest accruing to but excluding the immediately preceding Market Day)). If the Stated Maturity, Redemption Date or Optional Repayment Date of a Floating Rate Note falls on a day that is not a Market Day (and for any Note denominated in a currency other than U.S. dollars, a Business Day in the country issuing the Specified Currency (or, for Euros, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System is open and for a Note as to which LIBOR is an applicable Specified Currency, a day on which commercial banks are open for business (including dealings in LIBOR) in London)), the required payment of principal, premium, if any, and interest will be made on the following Market Day as if made on the date the payment was due, and no interest will accrue on the payment for the period from and after the Stated Maturity, Redemption Date or Optional Repayment Date, as the case may be, to the date of the payment on the following Market Day.

Unless otherwise specified in the applicable Pricing Supplement, interest payments in respect of Fixed Rate Notes and Floating Rate Notes will equal the amount of interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly made available for payment (or from and including the date of issue, if no interest has been paid or duly made available for payment) to but excluding the applicable interest Payment Date or the Stated Maturity, as the case may be.

For a Floating Rate Note, accrued interest from (and including) the date of issue or from (and including) the last date to which interest has been paid is calculated by multiplying the face amount of such Floating Rate Note by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day from (and including) the date of issue, or from (and including) the last date to which interest has been paid, but excluding the date for which accrued interest is being calculated. The interest factor (expressed as a decimal) for each such day is computed by dividing the interest rate (expressed as a decimal) applicable to such date by 360 for Commercial Paper Rate Notes, Prime Rate Notes, LIBOR Notes, CD Rate Notes, Federal Funds Rate Notes, or Eleventh District Cost of Funds Rate Notes or by the actual number of days in the year for Treasury Rate Notes or CMT Rate Notes. Interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months.

A payment on any Fixed Rate Note due on any day that is not a Market Day (and, for any Note denominated in a currency other than U.S. dollars, a Business Day in the country issuing the Specified Currency (or, for Euros, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System is open and for a Note as to which LIBOR is an applicable Specified Currency, a day on which commercial banks are open for business (including dealings in LIBOR) in London)) need not be made on such a day, but may be made on the following Market Day with the same force and effect as if made on the due date, and no interest shall accrue for the period from and after such date.

Payment of the principal of (and premium, if any) and any interest due with respect to any Note (ether than a Book-Entry Note) at maturity will be made in immediately available funds upon surrender of such Note at the Paying Agent Office, provided that the Note is presented to the Paying Agent in time for the Paying Agent to make the payments in such funds in accordance with its normal procedures. Payments of interest an any Note (other than any Book-Entry
Note) other than at maturity will be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register or by wire transfer to such account as may have been appropriately designated by such Person. Payments in respect of Book-Entry Notes are discussed under "--Book-Entry Notes."

If the principal of (and premium, if any) or interest on any Note is payable in a currency other than U.S. dollars and such Specified Currency is not available due to the imposition of exchange controls or other circumstances beyond the control of Security Capital, Security Capital will be entitled to satisfy its obligations to Holders of the Notes by making payment in U.S. dollars on the basis of the mast recently available Exchange Rate. Any payment made under such circumstances in U.S. dollars where the required payment is in a currency other than U.S. dollars will not constitute an Event of Default under the Indenture.

Repayment at the Option of the Holder

The Notes will be repayable by Security Capital at the option of the Holders thereof prior to Stated Maturity only if one or more optional repayment dates are specified on the face of the Note and in the applicable Pricing Supplement ("Optional Repayment Dates"). If so specified, the Notes will be subject to repayment at the option of the Holders thereof on any Optional Repayment Date in whole or in part in increments of U.S. $1,000 or such other minimum denomination specified in the applicable Pricing Supplement (provided that any remaining principal amount thereof shall be at least U.S. $1,000 or such other minimum denomination), at a repayment price equal to 100% of the unpaid principal amount to be repaid (or, if this Note is an Original Issue Discount Note, such lesser amount as provided therein), together with unpaid interest accrued to the date of repayment. For any Note to be repaid, the Note must be received, together with the form thereon entitled "Option to Elect Repayment" duly completed, by the Trustee at its Corporate Trust Office (or such other address of which Security Capital shall from time to time notify the Holders) not more than 60 nor less than 30 calendar days prior to the date of repayment. Exercise of such repayment option by the Holder will be irrevocable.

Only the Depositary may exercise the repayment option in respect of Global Securities representing Book-Entry Notes. Accordingly, holders of beneficial interests ("Beneficial Owners") of a permanent global Note that desire to have all or any portion of the Book-Entry Notes represented by such permanent global Note repaid must instruct the participant through which they own their interest to direct the Depositary to exercise the repayment option on their behalf by delivering the related permanent global Note and duly completed election form to the Trustee as aforesaid. In order to ensure that the permanent global Note and election form are received by the Trustee on a particular day, the applicable Beneficial Owner must so instruct the participant through which it owns its interest before such participant's deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, Beneficial Owners should consult the participants through which they own their interest for the respective deadlines for such participants. All instructions given to participants from Beneficial Owners of permanent global Notes relating to the option to elect repayment shall be irrevocable. In addition, at the time such instructions are given, each such Beneficial Owner shall cause the participant through which it owns its interest to transfer such Beneficial Owner's interest in the permanent global Note or

Notes representing the related Book-Entry Notes, on the Depositary's records, to the Trustee. See "--Book-Entry Notes."

If applicable, Security Capital will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any other securities laws or regulations in connection with any such repayment.

Security Capital may at any time purchase Notes at any price or prices in the open market or otherwise. Notes so purchased by Security Capital may, at the discretion of Security Capital, be held, resold or surrendered to the Trustee for cancellation.

Optional Redemption

Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be redeemable prior to their Stated Maturity. If so specified in the applicable Pricing Supplement, the Notes will be redeemable at Security Capital's option at any time after the date or dates specified therein. If one or more dates are so specified with respect to any Note, the applicable Pricing Supplement will also specify one or more redemption prices (expressed as a percentage of the principal amount of such Note) ("Redemption Prices") and the redemption period or periods ("Redemption Periods") during which such Redemption Prices apply. Unless otherwise specified in the Pricing Supplement, any such Note shall be redeemable at the option of Security Capital at the specified Redemption Price applicable to the Redemption Period during which the
Note is to be redeemed, together with interest accrued to the Redemption Date.

If so specified in the applicable Pricing Supplement, the Notes will be redeemable at Security Capital's option, as a whole or from time to time in part in increments of U.S. $1,000 or such other minimum denomination specified in the applicable Pricing Supplement (provided that any remaining principal amount thereof shall be at least U.S. $1,000 or such other minimum denomination), on any date prior to their Stated Maturity at a Redemption Price equal to 100% of the principal amount thereof plus accrued interest to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), plus a Make-Whole Premium, if any.

The "Make-Whole Premium" in respect of any Note is intended to be the amount, if any, which, when added to the then outstanding principal amount of such Note, would, if invested on the Redemption Date of such Note in U.S. Treasury securities with maturities equal to the Remaining Life of the Notes, have a yield to maturity equal to the original yield to maturity of the Notes, based on the initial public offering price of the Notes set forth in the applicable Pricing Supplement. The amount of the Make-Whole Premium in respect of the principal amount of any Note to be redeemed will be calculated by Security Capital and will be the excess, if any, of (i) the sum of the present values, as of the Redemption Date of such Note, of (A) the respective interest payments (exclusive of the amount of accrued interest to the Redemption Date) on such Note that, but for such redemption, would have been payable on their respective Interest Payment Dates after such Redemption Date, and (B) the payment of such principal amount that, but for such redemption, would have been payable on the Stated Maturity over (ii) the amount of such principal to be redeemed. Such present values will be determined in accordance with generally accepted principles of financial analysis by discounting the amounts of such payments of interest and principal from their respective Stated Maturities to such Redemption Date at a discount rate equal to the Treasury Yield.

The "Treasury Yield" in respect of any Note to be redeemed shall be determined as of the date on which notice of redemption of such Note is sent to the Holder thereof by reference to the most recent Federal Reserve Statistical Release H.15(519) (or successor publication) which has become publicly available not more than two Business Days prior to such date (or, if such Statistical Release (or successor publication) is no longer published or no longer contains the applicable data, to the most recently published issue of The Wall Street Journal (Eastern Edition) published not more than two Business Days prior to such date that contains such data or, if The Wall Street Journal (Eastern Edition) is no longer published or no longer contains such data, to any publicly available source of similar market data), and shall be the most recent weekly average yield on actively traded U.S. Treasury securities adjusted to a constant maturity equal to the Remaining Life of the Notes and, if applicable, converted to a bond equivalent yield basis as described below. The "Remaining Life of the Notes" shall equal the number of years from the Redemption Date to the Stated Maturity of the Notes; provided that if the Remaining Life of the Notes being redeemed is not equal to the constant maturity of a U.S. Treasury security for which a weekly average yield is specified in the applicable source, then the Remaining Life of the Notes shall be rounded to the nearest one-twelfth of one year and the Treasury Yield shall be obtained by linear interpolation (computed to the fifth decimal place (one thousandth of a percentage point) and then rounded to the fourth decimal place (one hundredth of a percentage point)), after rounding to the nearest one-twelfth of one year, from the weekly average yields of (a) the actively traded U.S. Treasury security with a maturity closest to and less than the Remaining Life of the Notes and (b) the actively traded U.S. Treasury security with a maturity closest to and greater than the Remaining Life of the Notes, except that if the Remaining Life of the Notes is less than three months, the weekly average yield on actively traded U.S. Treasury securities adjusted to a constant maturity of three months shall be used. The Treasury Yield shall, if expressed on a yield basis other than that equivalent to a bond equivalent yield basis, be converted to a bond equivalent yield basis and shall be computed to the fifth decimal place (one thousandth of a percentage point) and then rounded to the fourth decimal place (one hundredth of a percentage point).

Notice of redemption will be provided by mailing a notice of such redemption to each Holder by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to the respective address of each Holder as that address appears in the Security Register.

Security Capital may purchase Notes at any price in the open market or otherwise. Notes purchased by Security Capital may, at the discretion of Security Capital, be held or resold or surrendered to the Trustee for cancellation.

Book-Entry Notes

Upon issuance, all Book-Entry Notes having the same terms and date of issue will be represented by a single permanent global Note. Each permanent global Note representing Book-Entry Notes will be deposited with, or on behalf of, The Depository Trust Company, as Depositary (the "Depositary"), located in the Borough of Manhattan, The City of New York, and will be registered in the name of the Depositary or a nominee of the Depositary. Currently, the Depositary will accept the deposit of only permanent global Notes denominated in U.S. dollars.

Ownership of beneficial interests in a permanent global Note representing Book-Entry Notes will be limited to institutions that have accounts with the Depositary or its nominee ("participants") or persons that may hold interests through participants. In addition, ownership of beneficial interests by participants in such a permanent global Note will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary or its nominee for such permanent global Note. Ownership of beneficial interests in such a permanent global Note by persons that hold through participants will be evidenced only by, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a permanent global Note.

Security Capital has been advised by the Depositary that upon the issuance of a permanent global Note representing Book-Entry Notes, and the deposit of such permanent global Note with the Depositary, the Depositary will immediately credit, on its book-entry registration and transfer system, the respective principal amounts of the Book-Entry Notes represented by such permanent global Note to the accounts of participants. The accounts to be credited shall be designated by the soliciting Agent or, to the extent that the Book-Entry Notes are .offered and sold directly, by Security Capital.

Payment of principal of and any premium and interest on Book-Entry Notes represented by any permanent global Note registered in the name of or held by the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner and Holder of the permanent global Note representing such Book-Entry Notes. Neither Security Capital, the Trustee, nor any agent of Security Capital or the Trustee will have any responsibility or liability for any aspect of the Depositary's records or any participant's records relating to or payments made on account of beneficial ownership interests in a permanent global Note representing such Book-Entry Notes or for maintaining, supervising or reviewing any of the Depositary's records or any participant's records relating to such beneficial ownership interests.

Security Capital has been advised by the Depositary that upon receipt of any payment of principal of or any premium or interest in respect of a permanent global Note, the Depositary will immediately credit, on its book-entry registration and transfer system, accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of such permanent global Note as shown on the records of the Depositary. Payments by participants to owners of beneficial interests in a permanent global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the sole responsibility of such participants.

No permanent global Note described above may be transferred except as a whole by the Depositary for such permanent global Note to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary.

A permanent global Note representing Book-Entry Notes is exchangeable for definitive Notes registered in the name of, and a transfer of a permanent global Note may be registered to, any Person other than the Depositary or its nominee, only if:

  (a) the Depositary notifies Security Capital that it is unwilling or unable to continue as Depositary for such permanent global Note or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act;

  (b) Security Capital in its sole discretion determines that such permanent global Note shall be exchangeable for definitive Notes in registered form; or

  (c) any event shall have happened and be continuing that constitutes or, after notice or lapse of time, or both, would constitute an Event of Default with respect to the Notes.

Any permanent global Note that is exchangeable pursuant to the preceding sentence shall be exchangeable in whole for definitive Notes in registered form, of like tenor and of an equal aggregate principal amount, in denominations of U.S. $1,000 and integral multiples of U.S. $1,000 in excess thereof. Such definitive Notes shall be registered in the name or names of such person or persons as the Depositary shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Depositary from its participants with respect to ownership of beneficial interests in such permanent global Note.

Except as provided above, owners of beneficial interests in such permanent global Note will not be entitled to receive physical delivery of Notes in definitive form and will not be considered the Holders thereof for any purpose under the indenture, and no permanent global Note representing Book-Entry Notes shall be exchangeable, except for another permanent global Note of like denomination and tenor to be registered in the name of the Depositary or its nominee. Accordingly, each person owning a beneficial interest in such permanent global Note must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a Holder under the Indenture.

The Indenture provides that the Depositary, as a Holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver, or other action which a Holder is entitled to give or take under the Indenture. Security Capital understands that, under existing industry practices, in the event that Security Capital requests any action of Holders or an owner of a beneficial interest in such permanent global Note desires to give or take any action that a Holder is entitled to give or take under the Indenture, the Depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners awning through them.

The Depositary has advised Security Capital that the Depositary is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the Exchange Act. The Depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers (including the Agents), banks, trust companies, clearing corporations, and certain other organizations, some of whom (or their representatives) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

                             FOREIGN CURRENCY RISKS

Exchange Rates and Exchange Controls

An investment in a Note denominated in a currency other than U.S. dollars entails significant risks. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and other currencies and the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments. These risks generally depend on factors over which Security Capital has no control, including economic and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and certain currencies have been highly volatile, and prospective purchasers should be aware that volatility may occur in the future. Fluctuations in any particular exchange rate that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur during the term of any Note. Depreciation of the specified currency for a Note against the U.S. dollar would result in a decrease in the effective yield of such Note (on a U.S. dollar basis) below its coupon rate and, in certain circumstances, could result in a loss to prospective purchasers on a U.S. dollar basis.

Except as set forth below, if payment in respect of a Note is required to be made in a currency other than U.S. dollars and such currency is unavailable to Security Capital due to the imposition of exchange controls or other circumstances beyond Security Capital's control or is no longer used by the government of the relevant country or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of such Note will be made in U.S. dollars until such currency is again available to Security Capital or so used. The amounts payable on any date in such currency will be converted into U.S. dollars on the basis of the most recently available market exchange rate for such currency or as otherwise indicated in the applicable pricing supplement. Any payment in respect of such Note so made in U.S. dollars will not constitute an event of default under the Indenture. But, if a specified currency is unavailable to Security Capital solely because the country of issue has replaced its currency with Euro or other currency of the European Union pursuant to the Treaty establishing the European Community, the amounts payable will, beginning with the date the replacement becomes effective, be made in Euro or such other currency. The amounts payable on any date will be converted into Euro or such other currency on the basis of the conversion rate officially in effect in the European Union on the effective date of the replacement.

If payment is required to be made in Euro and Euro are unavailable to Security Capital due to the imposition of exchange controls or other circumstances beyond Security Capital's control or are no longer used in the European Monetary System, then all payments will be made in U.S. dollars until Euro are again available to Security Capital or so used. The amount of each payment in U.S. dollars will be computed on the basis of the equivalent of Euro in U.S. dollars, determined as described below, as of the second Business Day prior to the date on which such payment is due.

The paying agent will make all determinations referred to above at its sole discretion. All determinations will, in the absence of clear error, be binding on holders of the Notes.

The information set forth in this prospectus supplement is directed to prospective purchasers of Notes who are U.S. residents. We disclaim any responsibility to advise any other prospective purchasers with respect to any matters that may affect the purchase, sale or holding of Notes. These persons should consult their own legal and financial advisors with regard to such matters.

Any pricing supplement relating to Notes having a specified currency other than U.S. dollars will contain information concerning historical exchange rates for that currency against the U.S. dollar and a brief description of any relevant exchange controls.

Foreign Currency Judgments

The Notes will be governed by and construed in accordance with the internal laws of the State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar.

                             UNITED STATES TAXATION

The following discussion is a summary of the principal United States federal income tax consequences of ownership and disposition of Notes. It deals only with Notes held as capital assets by initial purchasers and not with special classes of holders, such as dealers in securities or currencies, banks, tax-exempt organizations, life insurance companies, persons that hold Notes that are a hedge or that are hedged against currency risks or that are part of a straddle, conversion or other integrated transaction or persons whose functional currency (as defined in Code Section 985) is not the U.S. dollar. Moreover, the summary deals only with Notes that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of ownership of Notes that are due to mature more than 30 years from their date of issue will be discussed in an applicable Pricing Supplement. The summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, final, temporary and proposed regulations thereunder, administrative rulings and court decisions, all as currently in effect and all subject to change at any time, perhaps with retroactive effect.

Prospective purchasers of Notes should consult their own tax advisors concerning the consequences, in their particular circumstances, under the Code and the laws of any other taxing jurisdiction, of the ownership and disposition of Notes.

United States Holders

Payments of Interest

Payments of "qualified stated interest" (as defined below under "Original Issue Discount--General") on a Note, whether payable in U.S. dollars or a currency, composite currency or basket of currencies other than U.S. dollars (a "foreign currency"), generally will be taxable to a United States Holder as ordinary income at the time it is received or accrued, depending on the holder's method of accounting for tax purposes. A United States Holder is a beneficial owner of a Note who or that is (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity, other than a partnership that is not treated as a U.S. person under applicable Treasury regulations, created or organized in the United States or organized under the laws of the United States or of any State thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, (iv) a trust described in Section 7701(a)(30) of the Code (taking into account changes thereto and associated effective dates, elections and transition rules) or (v) otherwise subject to United States federal income taxation on a net income basis in respect of a Note. The term "United States Holder" also includes certain former citizens and residents of the United States

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whose income and gain on the Notes will be subject to United States taxation.
As used herein, the term "United States Alien Holder" means a Holder of a Note who or that is not a United States Holder.

If an interest payment is denominated in, or determined by reference to, a foreign currency, the amount of income recognized by a cash basis United States Holder will be the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact received in or converted into U.S. dollars.

An accrual basis United States Holder may determine the amount of income recognized with respect to an interest payment denominated in, or determined by reference to, a foreign currency in accordance with either of two methods. Under the first method, the amount of income accrued by a United States Holder will be based on the average exchange rate in effect during the interest accrual period (or, with respect to an accrual period that spans two taxable years, the part of the period within the taxable year). Under the second method, the United States Holder may elect to determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, if a payment of interest is actually received within five business days of the last day of the accrual period or taxable year, an electing accrual basis United States Holder may instead translate such accrued interest into U.S. dollars at the exchange rate in effect on the day of actual receipt. Any such election will apply to all debt instruments held by the United States Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the United States Holder, and will be irrevocable without the consent of the Internal Revenue Service (the "Service").

Upon receipt of the interest payment (including a payment attributable to accrued but unpaid interest upon the sale or retirement of a Note) denominated in, or determined by reference to, a foreign currency, the accrual-basis United States Holder thereof will recognize ordinary income or loss measured by the difference between (x) the average exchange rate used to accrue interest income, or the exchange rate as determined under the second method described above if the United States Holder elects that method, and (y) the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars.

Original Issue Discount

General. A Note, other than a Note with a term of one year or less (a "short-term Note"), will be treated as issued at an original issue discount (an "Original Issue Discount Note") if the excess of the Note's "stated redemption price at maturity" over its issue price is more than a "de minimis amount" (as defined below). Generally, the issue price of a Note will be the first price at which a substantial amount of Notes included in the issue of which the Note is a part is sold to the public (excluding bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers). The stated redemption price at maturity of a Note is the total of all payments provided by the Note that are not payments of "qualified stated interest." Qualified stated interest is generally stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate (with certain

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exceptions for lower rates paid during some periods). Special rules for
"Variable Rate Notes" (as defined below under "Original Issue Discount-- Variable Rate Notes") are described below under "Original Issue Discount-- Variable Rate Notes."

In general, if the excess of a Note's stated redemption price at maturity over its issue price is less than 1/4 of 1 percent of the Note's stated redemption price at maturity multiplied by the number of complete years to its maturity, or in the case of Amortizing Notes (which for purposes hereof, includes any Note that provides for the payment of any amount other than qualified stated interest prior to maturity), the weighted average maturity as determined under the applicable regulations (the "de minimis amount"), then such excess, if any, constitutes "de minimis original issue discount" and the Note is not an Original Issue Discount Note. Unless the election described below under "Election to Treat All Interest as Original Issue Discount" is made, a United States Holder of a Note with de minimis original issue discount must include such de minimis original issue discount in income as capital gain as stated principal payments on the Note are made. The includible amount with respect to each such payment will equal the product of the total amount of the Note's de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment made and the denominator of which is the stated principal amount of the Note.

United States Holders of Original Issue Discount Notes having a maturity of more than one year from their date of issue, whether a holder uses the cash or accrual method of accounting must, generally, include in ordinary gross income, before the receipt of cash attributable to such income, original issue discount ("OID") calculated on a constant-yield method. The amount of OID includible in income by a United States Holder of an Original Issue Discount Note is the sum of the daily portions of OID with respect to the Original Issue Discount Note for each day during the taxable year or portion of the taxable year on which the United States Holder holds such Original Issue Discount Note ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. Accrual periods with respect to a Note may be of any length selected by the United States Holder and may vary in length over the term of the Note as long as (i) no accrual period is longer than one year and (ii) each scheduled payment of interest or principal on the Note occurs on either the final or first day of an accrual period. In the case of an initial holder, the amount of OID allocable to an accrual period equals the excess of (a) the product of the Original Issue Discount Note's "adjusted issue price" at the beginning of the accrual period and such Note's yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (b) the sum of the qualified stated interest payments, if any, payable (or treated as payable) on the Note during the accrual period. The "adjusted issue price" of an Original Issue Discount Note at the beginning of any accrual period is the issue price of the Note increased by (x) the amount of accrued OID for each prior accrual period and decreased by
(y) the amount of any payments previously made on the Note that were not qualified stated interest payments. For purposes of determining the amount of OID allocable to an accrual period, if an interval between payments of qualified stated interest on the Note contains more than one accrual period, the amount of qualified stated interest payable at the end of the interval (including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval) is allocated on a pro rata basis to each accrual period in the interval, and the adjusted issue price at the beginning of each accrual period in the interval must be increased by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. The amount of OID allocable to an initial short accrual period may be computed using any reasonable method if all other accrual periods other than a final short accrual period are of equal length. The amount of OID allocable to the final accrual period is the difference between (x) the amount payable at the maturity of the Note (other than any payment of qualified stated interest) and (y) the Note's adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium. A United States Holder that purchases a Note for an amount less than or equal to the sum of all amounts payable on the Note after the purchase date other than payments of qualified stated interest but in excess of the Note's adjusted issue price (as determined above under "Original Issue Discount--General") (any such excess being "acquisition premium") and that does not make the election described below under "Election to Treat All Interest as Original Issue Discount" is permitted to reduce each daily portion of OID by a fraction thereof, the numerator of which fraction is the excess of the United States Holder's adjusted basis in the Note immediately after its purchase by such holder over the adjusted issue price of the Note, and the denominator of which is the excess of the sum of all amounts payable on the Note after the purchase date, other than payments of qualified stated interest, over the Note's adjusted issue price.

Market Discount. A Note, other than a short-term Note, will be treated as purchased at a market discount (a "Market Discount Note") if (i) the amount for which a United States Holder purchased the Note is less than the Note's issue price (as determined above under "Original Issue Discount--General") and (ii) the Note's stated redemption price at maturity or, in the case of an Original Issue Discount Note, the Note's "revised issue price," exceeds the amount for which the United States Holder purchased the Note by at least 1/4 of 1 percent of such Note's stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the Note's maturity. If such excess is not sufficient to cause the Note to be a Market Discount Note, then such excess constitutes "de minimis market discount" and such Note is not subject to the rules discussed in the following paragraphs. The Code provides that, for these purposes, the "revised issue price" of a Note generally equals its issue price, increased by the amount of any OID that has accrued on the Note.

Any gain recognized on the maturity or disposition of a Market Discount Note will be treated as ordinary income to the extent that such gain does not exceed the accrued market discount on such Note. Any principal payment (or, in the case of an Original Issue Discount Note, any payment that is not a payment of qualified stated interest) on a Market Discount Note will be treated as ordinary income to the extent of the market discount that has not been previously included in income and is treated as having accrued at the time of such payment. Alternatively, a United States Holder of a Market Discount Note may elect to include market discount in income currently as it accrues over the life of the Note. Such an election shall apply to all debt instruments with market discount acquired by the electing United States Holder on or after the first day of the first taxable year to which the election applies. This election may not be revoked without the consent of the Service. A United States Holder's tax basis in a Market Discount Note is increased by the amount of market discount included in such holder's income under such an election.

Market discount on a Market Discount Note will accrue on a straight-line basis unless the United States Holder elects to accrue such market discount on a constant-yield method. Such an election shall apply only to the Note with respect to which it is made and may not be revoked. A United States Holder of a Market Discount Note that does not elect to include market discount in income currently generally will be required to defer deductions for net direct interest expense related to such Note in an amount not exceeding the accrued market discount on such Note until the maturity or disposition of such Note.

Pre-Issuance Accrued Interest. If (i) a portion of the initial purchase price of a Note is attributable to pre-issuance accrued interest, (ii) the first stated interest payment on the Note is to be made within one year of the Note's issue date and (iii) the payment will equal or exceed the amount of pre-issuance accrued interest, then the United States Holder may elect to decrease the issue price of the Note by the amount of pre-issuance accrued interest. In that event, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on the Note.

Notes Subject to Contingencies Including Optional Redemption. In general, if a Note provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies (other than a remote or incidental contingency), the timing and amounts of the payments that comprise each payment schedule are known as of the issue date and one of such schedules is significantly more likely than not to occur, the yield and maturity of the Note are determined by assuming that the payments will be made according to that payment schedule. If there is no single payment schedule that is significantly more likely than not to occur (other than because of a mandatory sinking fund), the Notes will be subject to special rules governing contingent payment obligations that will be discussed in the applicable Pricing Supplement.

Notwithstanding the general rules for determining yield and maturity in the case of Notes subject to contingencies, if Security Capital or the Holder has an unconditional option or options, exercisable on one or more dates during the term of such Note, that, if exercised, would require payments to be made on the Note under an alternative payment schedule or schedules, then (i) in the case of an option or options of Security Capital, Security Capital will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on the Note and (ii) in the case of an option or options of the Holder, the Holder will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on the Note. If both Security Capital and the Holder have options described in the preceding sentence, those rules apply to such options in the order in which they may be exercised. For purposes of those calculations, the yield on the Note is determined by using any date on which the Note may be redeemed or repurchased as the maturity date and the amount payable on such date in accordance with the terms of the Note as the principal amount payable at maturity.

If a contingency (including the exercise of an option) actually occurs or does not occur contrary to an assumption made according to the above rules (a "change in circumstances") then, except to the extent that a portion of the
Note is repaid as a result of the change in circumstances and solely for purposes of determining the amount and accrual of OID, the yield and maturity of the Note are redetermined by treating the Note as having been retired and reissued on the date of the change in circumstances for an amount equal to the Note's adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount. A United States Holder may elect to include in gross income all interest that accrues on a Note using the constant-yield method described above under the heading "Original Issue Discount--General," with the modifications described below. For purposes of this election, interest includes stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium (described below under "Notes Purchased at a Premium") or acquisition premium. A United States Holder's tax basis in a Note is increased by each accrual of the amounts treated as interest under the constant yield election described in this paragraph.

In applying the constant yield method to a Note with respect to which this election has been made, the issue price of the Note will equal its cost to the electing United States Holder immediately after its acquisition thereby, the issue date of the Note will be the date of its acquisition by the electing United States Holder, and no payments on the Note will be treated as payments of qualified stated interest. This election will generally apply only to the Note with respect to which it is made and may not be revoked without the consent of the Service. If this election is made with respect to a Note with amortizable bond premium, then the electing United States Holder will be deemed to have elected to apply amortizable bond premium against interest with respect to all debt instruments with amortizable bond premium (other than debt instruments the interest on which is excludible from gross income) held by the electing United States Holder as of the beginning of the taxable year in which the Note with respect to which the election is made is acquired or thereafter acquired. The deemed election with respect to amortizable bond premium may not be revoked without the consent of the Service.

If the election to apply the constant-yield method to all interest on a Note is made with respect to a Market Discount Note, the electing United States Holder will be treated as having made the election discussed above under "Original Issue Discount--Market Discount" to include market discount in income currently over the life of all debt instruments held or thereafter acquired by such United States Holder.

Variable Rate Notes. A "Variable Rate Note" is a Note that: (i) has an issue price that does not exceed the total noncontingent principal payments by more than an amount equal to the lesser of (1) the product of (x) the total noncontingent principal payments, (y) the number of complete years to maturity (or weighted average maturity in the case of Amortizing Notes) from the issue date and (z) .015, and (2) 15 percent of the total noncontingent principal payments, and (ii) provides for stated interest (compounded or paid at least annually) at the current value of (1) one or more "qualified floating rates,"
(2) a single fixed rate and one or more qualified floating rates; (3) a single "objective rate" or (4) a single fixed rate and a single objective rate that is a "qualified inverse floating rate." A "current value" of a qualified floating rate or objective rate is the value of the rate on any day that is no earlier than 3 months prior to the first day on which that value is in effect and no later than 1 year following that first day. Finally, a Variable Rate Note must not provide for any contingent principal payments, except as otherwise provided in this paragraph.

A variable rate is a "qualified floating rate" if (i) variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Note is denominated or (ii) it is equal to the product of such a rate and either (a) a fixed multiple that is greater than 0.65 but not more than 1.35, or (b) a fixed multiple greater than or equal to 0.65 but not more than 1.35, increased or decreased by a fixed rate. If a Note provides for two or more qualified floating rates that (i) are within 0.25 percent of each other on the issue date or (ii) can reasonably be expected to have approximately the same values throughout the term of the Note, the qualified floating rates together constitute a single qualified floating rate. A rate is not a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the Note or are not reasonably expected to significantly affect the yield on the Note.

An "objective rate" is a rate, other than a qualified floating rate, that is determined using a single, fixed formula and that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party. A variable rate is not an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of the Note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Note's term. An objective rate is a "qualified inverse floating rate" if (i) the rate is equal to a fixed rate minus a qualified floating rate, and (ii) the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

If interest on a Note is stated at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period and (i) the fixed rate and the qualified floating rate or objective rate have values on the issue date of the Note that do not differ by more than 0.25 percent or (ii) the value of the qualified floating rate or objective rate is intended to approximate the fixed rate, the fixed rate and the qualified floating rate or the objective rate constitute a single qualified floating rate or objective rate. Under these rules, it is expected that Commercial Paper Rate Notes, Prime Rate Notes, LIBOR Notes, Treasury Rate Notes, CD Rate Notes, CMT Rate Notes, Federal Funds Rate Notes and Eleventh District Cost of Funds Rate Notes will generally be treated as Variable Rate Notes.

In general, if a Variable Rate Note provides for stated interest at a single qualified floating rate or an objective rate and the interest is generally unconditionally payable in cash or property (other than debt instruments of Security Capital) at least annually, all stated interest on the Note is qualified stated interest and the amount of OID, if any, is determined as described in "Original Issue Discount--General" by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, in the case of any other objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield reasonably expected for the Note.

If a Variable Rate Note does not provide for stated interest at a single qualified floating rate or an objective rate and also does not provide for interest payable at a fixed rate (other than at a single fixed rate for an initial period), the amount of interest and OID accruals on the Note are generally determined by (i) determining a fixed rate substitute for each variable rate provided under the Variable Rate Note (generally, the value of each variable rate as of the issue date or, in the case of an objective rate that is not a qualified inverse floating rate, a rate, that reflects the reasonably expected yield on the Note), (ii) constructing the equivalent fixed rate debt instrument (using the fixed rate substitutes described above), (iii) determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument, and (iv) making the appropriate adjustments for actual variable rates during the applicable accrual period.

If a Variable Rate Note provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and in addition provides for stated interest at a single fixed rate (other than at a single fixed rate for an initial period), the amount of interest and OID accruals are determined as in the immediately preceding paragraph with the modification that the Variable Rate Note is treated, for purposes of the first three steps of the determination, as if it provided for a qualified floating rate (or a qualified inverse floating rate, as the case may be) rather than the fixed rate. The qualified floating rate (or qualified inverse floating rate) replacing the fixed rate must be such that the fair market value of the Variable Rate Note as of the issue date would be approximately the same as the fair market value of as otherwise identical debt instrument that provides for the qualified floating rate (or qualified inverse floating rate) rather than the fixed rate.

Short-Term Notes. In general, an individual or other cash basis United States Holder of a short-term Note is not required to accrue Acquisition Discount (as defined below for the purposes of this paragraph) for United States federal income tax purposes unless it elects to do so (but may be required to include any stated interest in income as the interest is received). Accrual basis United States Holders and certain other United States Holders, including banks, regulated investment companies, dealers in securities, common trust funds, United States Holders who hold Notes as part of certain identified hedging transactions, certain pass-through entities and cash basis United States Holders who so elect, are required to accrue acquisition discount on short-term Notes on either a straight-line basis or, at the election of the United States Holder, under the constant-yield method (based on daily compounding). In the case of a United States Holder not required and not electing to include acquisition discount in income currently, any gain realized on the sale or retirement of the short-term Note will be ordinary income to the extent of the acquisition discount accrued on a straight-line basis (unless an election is made to accrue the acquisition discount under the constant-yield method) through the date of sale or retirement. United States Holders who are not required and do not elect to accrue acquisition discount on short-term Notes will be required to defer deductions for net direct interest expense related to short-term Notes in an amount not exceeding the deferred income until the deferred income is realized.

"Acquisition Discount" is the excess of the stated redemption price at maturity over the taxpayer's basis in the Note. For purposes of determining the amount of acquisition discount subject to these rules, no interest on a short-term
Note is treated as qualified stated interest; thus, all interest is included in acquisition discount and no de minimis rule applies.

Foreign Currency Original Issue Discount Notes. OID for any accrual period on an Original Issue Discount Note that is denominated in, or determined by reference to, a foreign currency will be determined in the foreign currency and then translated into U.S. dollars in the same manner as stated interest accrued by an accrual basis United States Holder, as described under "Payments of Interest." Upon receipt of an amount attributable to OID (whether in connection with a payment of interest or the sale or retirement of a Note), a United States Holder may recognize exchange gain or loss which will be ordinary gain or loss, measured by the difference between the amount received (translated into U.S. dollars at the exchange rate on the date of receipt) and the amount previously accrued (as translated into U.S. dollars).

Notes Purchased at a Premium

A United States Holder that purchases a Note for an amount in excess of its principal amount may elect to treat such excess as "amortizable bond premium," in which case the amount required to be included in the United States Holder's income each year with respect to interest on the Note will be reduced by the amount of amortizable bond premium allocable (based on the Note's yield to maturity) to such year. Under new regulations in effect for Notes acquired on or after March 2, 1998, if the amortizable bond premium allocable to an accrual period exceeds the amount of interest allocable to such accrual period, such excess would be allowed as a deduction for such accrual period, but only to the extent of the U.S. Holder's prior interest inclusions on the Note; any excess is generally carried forward and allocable to the next accrual period. In the case of a Note that is denominated in, or determined by reference to, a foreign currency, amortizable bond premium will be computed in units of foreign currency, and amortizable bond premium will reduce interest income in units of the foreign currency. At the time amortized bond premium offsets interest income, exchange gain or loss (taxable as ordinary income or lass) is realized measured by the difference between exchange rates at that time and at the time of the acquisition of the Notes. Any election to amortize bond premium shall apply to all bonds (other than bonds the interest on which is excludible from gross income) held by the United States Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the United States Holder, and is irrevocable without the consent of the Service. The new regulations provide a restrictive automatic consent for a U.S. Holder to change its method of accounting for eligible bond premium in certain circumstances, if the change is made for the first taxable year for which the U.S. Holder must account for the Note under the new regulations. See also "Original Issue Discount--Election to Treat All Interest as Original Issue Discount."

Purchase, Sale and Retirement of the Notes

A United States Holder's tax basis in a Note will generally be its U.S. dollar cost (as defined below), increased by the amount of any OID or market discount included in the United States Holder's income with respect to the Note and the amount, if any, of income attributable to de minimis original issue discount and de minimis market discount included in the United States Holder's income with respect to the Note, and reduced by (i) the amount of any payments that are not qualified stated interest payments, and (ii) the amount of any amortizable bond premium applied to reduce interest on the Note. The U.S. dollar cost of a Note purchased with a foreign currency will generally be the U.S. dollar value of the purchase price on the date of purchase or, in the case of Notes traded on an established securities market, as defined in the applicable Treasury Regulations, that are purchased by a cash basis United States Holder (or an accrual basis United States Holder that so elects), on the settlement date for the purchase.

A United States Holder will generally recognize gain or loss on the sale or retirement of a Note equal to the difference between the amount realized on the sale or retirement and the tax basis of the Note. The amount realized on a sale or retirement for an amount in foreign currency will be the U.S. dollar value of such amount on (i) the date payment is received in the case of a cash basis United States Holder, (ii) the date of disposition in the case of an accrual basis United States Holder or (iii) in the case of Notes traded on an established securities market, as defined in the applicable Treasury Regulations, sold by a cash basis United States Holder (or an accrual basis United States Holder that so elects), on the settlement date for the sale. Except to the extent described above under "Original Issue Discount--Short-Term Notes" or "Original Issue Discount--Market Discount" or described in the next succeeding paragraph or attributable to accrued but unpaid interest or with respect to certain contingent payment obligations, gain or loss recognized on the sale or retirement of a Note will be capital gain or loss and will be long-term capital gain or loss if the Note was held for more than one year.

Gain or loss recognized by a United States Holder on the sale or retirement of a Note that is attributable to changes in exchange rates will be treated as ordinary income or loss. However, exchange gain or loss is taken into account only to the extent of total gain or loss realized on the transaction.

Exchange of Amounts in Other Than U.S. Dollars

Foreign currency received as interest on (or OID with respect to) a Note or on the sale or retirement of a Note will have a tax basis equal to its U.S. dollar value at the time such interest is received or at the time of such sale or retirement. Foreign currency that is purchased will generally have a tax basis equal to the U.S. dollar value of the foreign currency on the date of purchase. Any gain or loss recognized on a sale or other disposition of a foreign currency (including its use to purchase Notes or upon exchange for U.S. dollars) will be ordinary income or loss.

Indexed Notes, Other Notes Subject to the Contingent Payment Rules and Amortizing Notes

The applicable Pricing Supplement will contain a discussion of any special United States federal income tax rules with respect to Notes that are not subject to the rules governing Variable Rate Notes, payments on which are determined by reference to any index, and with respect to other notes subject to the contingent payment rules and any Amortizing Notes.

United States Alien Holders

This discussion assumes that the Note is not subject to the rules of Section 871(h)(4)(A) of the Code (relating to interest payments that are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party).

Under present United States federal income and estate tax law, and subject to the discussion of backup withholding below:

  (i) payments of principal, premium (if any) and interest, including OID, by Security Capital or any of its paying agents to any United States Alien Holder will not be subject to United States federal withholding tax if, in the case of interest or OID, (a) such holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Security Capital entitled to vote, (b) such holder is not, for federal income tax purposes, a controlled foreign corporation that is related (directly or indirectly) to Security Capital through stock ownership, and (c) either (A) the beneficial owner of the Note certifies to Security Capital or its agent, under penalties of perjury, that it is not a United States Holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Note certifies to Security Capital or its agent under penalties of perjury that such statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof;

  (ii) a United States Alien Holder of a Note will not be subject to United States federal income tax on any gain realized on the sale or exchange of a Note unless (a) such gain is effectively connected with a trade or business in the United States of the United States Alien Holder or (b) in the case of a United States Alien Holder who is an individual, the United States Alien Holder is present in the United States for 183 days or more in the taxable year of such sale or exchange and either (A) such individual has a "tax home" (as defined in Section 911(d)(3) of the Code) in the United States (unless such gain is attributable to a fixed place of business in a foreign country maintained by such individual and has been subject to foreign tax of at least 10%) or (B) the gain is attributable to an office or other fixed place of business maintained by such individual in the United States; and

  (iii) a Note held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual's gross estate for purposes of the United States federal estate tax as a result of the individuals death if (a) the individual did not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Security Capital entitled to vote and (b) the income on the Note would not have been effectively connected with a United States trade or business of the individual at the individual's death.

On October 6, 1997, the U.S. Treasury Department issued final Treasury regulations (the "Withholding Regulations") that generally provide alternative methods for satisfying the certification requirement described in clause (i)(c) above. The Withholding Regulations also would require, in the case of Notes held by a foreign partnership, that (x) the certification described in clause
(i)(c) above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. The Withholding Regulations are effective for payments made after December 31, 2000. The Withholding Regulations would alter the procedures far claiming the benefit of an income tax treaty and may change the certification procedures relating to the receipt by intermediaries of payments on behalf of a beneficial owner of a Note. Prospective investors should consult their tax advisors concerning the effect, if any, of such Withholding Regulations on an investment in the Notes. The U.S. Treasury Department recently promulgated transitional relief rules for 2001 with respect to certain aspects of the Withholding Regulations, particularly with respect to the "qualified intermediaries."

If a United States Alien Holder of a Note is engaged in a trade or business in the United States, and if interest (including OID) on the Note, or gain recognized on the sale, exchange, redemption, retirement or other disposition of a Note, is effectively connected with the conduct of such trade or business, the United States Alien Holder, although exempt from withholding of United States federal income tax, will generally be subject to regular United States federal income tax on such interest (including OID) or gain in the same manner as if it were a United States Holder. See "United States Holders" above. In lieu of the certificate described above, such Holder must provide to the withholding agent two properly executed copies of IRS Form 4224 (or successor form, i.e., IRS Form W-8 BEN) in order to claim an exemption from withholding tax. In addition, if such United

States Alien Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest (including OID) on, and any gain recognized on the sale, exchange, redemption, retirement or other disposition of, a Note will be included in the effectively connected earnings and profits of such United States Alien Holder if such interest (including OID) or gain is effectively connected with the conduct by the United States Alien Holder of a trade or business in the United States.

United States Alien Holders should consult their own tax advisors with respect to their particular circumstances.

Backup Withholding and Information Reporting

United States Holders

In general, information reporting requirements will apply to payments of principal, any premium and interest on a Note and the proceeds of the sale of a Note before maturity within the United States to, and to the accrual of OID on an Original Issue Discount Note with respect to, non-corporate United States Holders, and "backup withholding" at a rate of 31% will apply to such payments and to payments of OID if the United States Holder fails to provide an accurate taxpayer identification number or is notified by the Service that it has failed to report all interest and dividends required to be shown on its federal income tax returns.

United States Alien Holders

Under current law, information reporting on Internal Revenue Service Form 1099 and backup withholding will not apply to payments of principal, premium (if any) and interest (including OID) made by Security Capital or a paying agent to a United States Alien Holder on a Note; provided, the certification described in clause (i)(c) under "United States Alien Holders" above is received; and provided further that the payor does not have actual knowledge that the holder is a United States person. Security Capital or a paying agent, however, may report (on Internal Revenue Service Form 1042S) payments of interest (including
OID) on Notes.

If payments on a Note are made to or through a foreign office of a custodian, nominee, broker or other agent acting on behalf of a beneficial owner of a Note, such custodian, nominee or other agent will not be required to apply backup withholding or information reporting to such payments made to such beneficial owner. If, however, such nominee, custodian, agent or broker is, for United States federal income tax purposes, a United States person, a controlled foreign corporation or a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, such payments will not be subject to backup withholding but will be subject to information reporting, unless (1) such custodian nominee, agent or broker has documentary evidence in its records that the beneficial owner is not a United States person and certain other conditions are met or (2) the beneficial owner otherwise establishes an exemption. Under the Withholding Regulations, backup withholding will not apply to such payments absent actual knowledge that the payee is a United States person.

Payments of the proceeds from the sale by a United States Alien Holder of a Note made to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that if the broker is a United States person, a controlled foreign corporation for United States tax purposes or a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, information reporting (but not backup withholding) may apply to such payments, unless (a) such broker has documentary evidence in its records that the beneficial owner is not a U.S. person and certain other conditions are met or (b) the beneficial owner otherwise establishes an exemption. Under the Withholding Regulations, backup withholding will not apply to such payments absent actual knowledge that the payee is a United States person. Payments of the proceeds from the sale of a Note to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its non-United States status or otherwise establishes an exemption from information reporting and backup withholding.

The recently issued Withholding Regulations substantially revise the procedures that withholding agents and payees must follow to comply with, or establish an exemption from, these information reporting and backup withholding provisions for payments of income after December 31, 1999. Each Holder of Notes should consult such Holder's own tax advisor regarding the tax consequences to such Holder of the Withholding Regulations.

Backup withholding tax is not an additional tax. Rather, any amounts withheld from a payment to a holder under the backup withholding rules are allowed as a refund or a credit against such holder's United States federal income tax, provided that the required information is furnished to the Service.

                              PLAN OF DISTRIBUTION

Under the terms of the Distribution Agreement, dated December 20, 2000 (the "Distribution Agreement"), Security Capital is offering the Notes on a continuous basis through J.P. Morgan Securities Inc., Banc of America Securities LLC, Chase Securities Inc., Deutsche Bank Securities Inc., First Union Securities, Inc. and Goldman, Sachs & Co. (the "Agents"). The Agents have agreed to use their reasonable best efforts to solicit orders. Security Capital will pay an Agent a commission ranging from .125% to .750% of the principal amount of each Note, depending on its maturity, sold through that Agent. The exact commission paid will be determined by the stated maturity of the Notes sold. Commissions with respect to Notes with stated maturities of over 30 years will be negotiated at the time of sale. The following table describes the potential proceeds Security Capital will receive, but does not include expenses payable by Security Capital in connection with the offering of the Notes, which are estimated to be $100,000.

                 Price to    Agents' Commissions
                  Public        and Discounts        Proceeds to the Company
               ------------ ---------------------- ----------------------------
Per Note......     100%         .125% to .750%          99.875% to 99.250%
Total......... $200,000,000 $250,000 to $1,500,000 $199,750,000 to $198,500,000

Security Capital may arrange for Notes to be sold through any other agent or may sell Notes directly to investors (other than broker-dealers) in those jurisdictions in which Security Capital is permitted to do so. If Security Capital sells Notes directly to investors, no commission or discount will be paid.

Security Capital also may sell Notes to any Agent as principal for the Agent's account at a price agreed upon at the time of sale. Such Notes may be resold by the Agent to investors at prevailing market prices, or at a related price, as determined by the Agent, or if specified in the applicable Pricing Supplement, at a fixed public offering price. Unless otherwise specified in the pricing supplement, any Note sold to an Agent as principal will be purchased at a price equal to 100% of the principal amount minus a discount equal to the commission that would be paid on an agency sale of a Note of identical maturity.

The Agents may sell Notes purchased from Security Capital as principal to other dealers for resale to investors and other purchasers and may provide any portion of the discount received in connection with their purchase from Security Capital to such dealers. After the initial public offering of the Notes, the public offering price and other selling terms may be changed.

The Notes will not have an established trading market when issued. Also, the Notes will not be listed on any securities exchange. The Agents may make a market in the Notes, as permitted by applicable laws and regulations but are not obligated to do so and may discontinue any market-making at any time without notice. There can be no assurance of a secondary market for any Notes, or that any purchaser of Notes will be able to sell Notes in the future.

Each purchaser of a Note will arrange for payment as instructed by the applicable Agent. The Agents are required to deliver the proceeds of the Notes to Security Capital in immediately available funds, to a bank designated by Security Capital in accordance with the terms of the Distribution Agreement, on the date of settlement.

The Agents may be deemed to be "underwriters" within the meaning of the Securities Act. Security Capital has agreed to indemnify the agents against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that they may be required to make in connection with such indemnification.

Security Capital reserves the right to withdraw, cancel or modify the offer made hereby without notice.

In connection with the purchase of Notes by one or more Agents, as principal, for resale at a fixed public offering price, the Agents may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes. Such transactions may consist of bids or purchases of Notes for the purpose of pegging, fixing or maintaining the price of the Notes. Specifically, the Agents may overallot in connection with such offering, creating a syndicate short position. In addition, the Agents may bid for and purchase the Notes in the open market to cover a syndicate short position or to stabilize, maintain or otherwise affect the price of the Notes. Finally, the syndicate may reclaim selling concessions allowed for distributing Notes in the offering, if the syndicate repurchases previously distributed Notes in the market to cover overallotments or to stabilize the price of the Notes. Any of these activities may stabilize or maintain the market price of the Notes above independent market level. The Agents are not required to engage in any of these activities, and may end any of them at any time.

Concurrently with the offering of the Notes through the Agents, Security Capital may issue other Debt Securities as described under "Description of Debt Securities" in the accompanying Prospectus.

In the ordinary course of their respective businesses, the Agents and their affiliates have engaged and may in the future engage in investment banking and/or commercial banking transactions with Security Capital and its affiliates. H. Laurance Fuller, a director of Security Capital, is a director of The Chase Manhattan Bank and The Chase Manhattan Corporation, affiliates of Chase Securities Inc. Certain of the Agents and their affiliates have invested, and may in the future invest, capital in Security Capital and its affiliates.

                                    EXPERTS

The consolidated financial statements and related schedules of Security Capital and ProLogis Trust incorporated herein by reference, as included in Security Capital annual report on Form 10-K, have been audited by Arthur Andersen LLP, independent accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of such firm as experts in giving such reports.

The financial statements and schedule of Archstone Communities Trust as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999, as included in Security Capital's annual report on Form 10-K, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Frigoscandia Holding AB and subsidiaries as of December 31, 1999, for the year then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of CS Integrated LLC and subsidiaries as of December 31, 1999 and 1998, and for the years then ended have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Security Capital U.S. Realty as of December 31, 1999 and 1998 and for the years then ended incorporated by reference in this prospectus have been so incorporated in reliance on the report of PricewaterhouseCoopers Sarl, independent accountants, given on the authority of said firm as experts in auditing and accounting.

The audited financial statements of Security Capital (EU) Management Holdings S.A. incorporated in this prospectus by reference to the annual report on Form 10-K of Security Capital for the year ended December 31, 1999, have been so incorporated in reliance on the report of PricewaterhouseCoopers Sarl, independent accountants, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of City Center Retail Trust as of December 31, 1999 and 1998 and for the years then ended incorporated by reference in this prospectus have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of CWS Communities Trust as of December 31, 1999 and 1998 and for the years then ended incorporated by reference in this prospectus have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Urban Growth Property Trust as of December 31, 1999 and 1998 and for the years then ended incorporated by reference in this prospectus have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements and schedule of CarrAmerica Realty Corporation and subsidiaries as of December 31, 1999 and 1998 and for each of the years in the three-year period ended December 31, 1999 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements and schedule of Regency Realty Corporation and subsidiaries as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The financial statements incorporated in this prospectus by reference to the annual report on Form 10-K of Storage USA, Inc. for the year ended December 31, 1999, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                               VALIDITY OF NOTES

The validity of the Notes and certain other matters will be passed upon for Security Capital by Mayer, Brown & Platt, Chicago, Illinois and certain matters will be passed upon for the Agents by Davis Polk & Wardwell, New York, New York. The opinions of Mayer, Brown & Platt and Davis Polk & Wardwell will be based upon, and subject to, certain assumptions as to future actions required to be taken in connection with the issuance and sale of the Notes and as to other events that may affect the validity of the Notes but that cannot be ascertained on the date of such opinions.

PROSPECTUS

                                $1,000,000,000

                      Security Capital Group Incorporated

   Debt Securities, Preferred Shares, Common Shares, Securities Warrants and
                                    Rights

  Security Capital Group Incorporated ("Security Capital") may from time to time offer and sell in one or more series (i) its unsecured debt securities ("Debt Securities"), which may be senior debt securities ("Senior Debt Securities") or subordinated debt securities ("Subordinated Debt Securities");
(ii) shares of its preferred stock, par value $.01 per share ("Preferred Shares"); (iii) shares of its Class A Common Stock, par value $.01 per share (the "Class A Shares"), and Class B Common Stock, par value $.01 per share (the "Class B Shares"; and together with the Class A Shares, the "Common Shares"); and (iv) warrants to purchase Debt Securities (the "Debt Securities Warrants"), warrants to purchase Preferred Shares (the "Preferred Shares Warrants") and warrants to purchase Common Shares (the "Common Shares Warrants"), with an aggregate public offering price of up to $1,000,000,000, on terms to be determined by market conditions at the time of offering. In addition, Security Capital may issue in the form of a dividend, shareholder purchase rights entitling owners of Common Shares to subscribe for and purchase Common Shares (the "Rights"). The Debt Securities Warrants, the Preferred Shares Warrants and the Common Shares Warrants shall be referred to herein collectively as the "Securities Warrants." The Debt Securities, Preferred Shares, Common Shares, Securities Warrants and Rights (collectively, the "Offered Securities") may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in a supplement to this Prospectus (a "Prospectus Supplement").

  The specific terms of the Offered Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and will include, if applicable: (i) in the case of Debt Securities, the specific title, aggregate principal amount, ranking as Senior Debt Securities or as Subordinated Debt Securities, currency, form (which may be registered or bearer, or certificated or global), authorized denominations, maturity, rate (or manner of calculation thereof) and time of payment of interest, terms for redemption at the option of Security Capital or repayment at the option of the holder, terms of any sinking fund payments, and the initial public offering price, along with any other relevant specific terms;
(ii) in the case of Preferred Shares, the designation, any liquidation, dividend, redemption, conversion, voting and other rights, and the initial public offering price, along with any other relevant specific terms; (iii) in the case of Common Shares, the initial public offering price; and (iv) in the case of Securities Warrants, the duration, offering price, exercise price and detachability, along with any other relevant specific terms. In addition, such specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the Offered Securities, in each case in accordance with the terms of the Articles of Amendment and Restatement of Security Capital (the "Charter").

  The applicable Prospectus Supplement will also contain information, if applicable, about certain U.S. Federal income tax considerations relating to, and any listing on a securities exchange of, the Offered Securities covered by such Prospectus Supplement.

  The Offered Securities may be offered directly by Security Capital, through agents designated from time to time by Security Capital or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the Offered Securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable Prospectus Supplement. See "Plan of Distribution." No Offered Securities may be sold without delivery of the applicable Prospectus Supplement describing the method and terms of the offering of such Offered Securities.

                               ----------------

  THESE SECURITIES HAVE NOT  BEEN APPROVED OR  DISAPPROVED BY THE SECURITIES
    AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES  AND  EXCHANGE  COMMISSION   OR  ANY  STATE  SECURITIES
        COMMISSION  PASSED  UPON  THE  ACCURACY OR  ADEQUACY  OF  THIS
          PROSPECTUS.  ANY  REPRESENTATION  TO  THE  CONTRARY  IS  A
             CRIMINAL OFFENSE.

                               ----------------

                The date of this Prospectus is October 13, 1998

                             AVAILABLE INFORMATION

  Security Capital is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by Security Capital can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at its regional offices at Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web site which contains such reports, proxy and information statements and other information at http://www.sec.gov. Security Capital's outstanding Class A Shares and Class B Shares are listed on the NYSE under the symbols "SCZ.A" and "SCZ.B", respectively, and all reports, proxy and information statements and other information concerning Security Capital may be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

  Security Capital has filed with the Commission a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act, with respect to the securities offered hereby. This prospectus ("Prospectus"), which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain parts of which are omitted as permitted by the rules and regulations of the Commission. Statements made in this Prospectus as to the content of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document which is filed or incorporated by reference as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description, and each such statement will be deemed qualified in its entirety by such reference.

                          INCORPORATION BY REFERENCE

  The following documents filed by Security Capital with the Commission (File No. 1-13355) pursuant to the Exchange Act are incorporated by reference in this Prospectus:

  (1) Security Capital's Annual Report on Form 10-K for the year ended December 31, 1997;

  (2) Security Capital's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998;

  (3) The description of the Common Shares included in Security Capital's Registration Statement on Form 8-A; and

  (4) The description of Security Capital's preferred share purchase rights included in Security Capital's Registration Statement on Form 8-A.

  All documents subsequently filed by Security Capital pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering made hereby will be deemed to be incorporated by reference in this Prospectus from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any subsequently filed document which is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  Security Capital will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information which has been incorporated by reference herein (not including exhibits to such information unless such exhibits are specifically incorporated by reference in such information). Requests should be directed to Security Capital Group Incorporated, 125 Lincoln Avenue, Santa Fe, New Mexico 87501 Attention:
Secretary, telephone (505) 982-9292.

                      SECURITY CAPITAL GROUP INCORPORATED

  Security Capital, a Maryland corporation, is a global real estate research, investment and operating management company. Security Capital operates its businesses through two divisions. The Capital Division generates EBDADT (earnings before depreciation, amortization and deferred taxes) principally from its pro rata ownership of public and private strategic real estate operating company investments. The Services Division derives EBDADT through service fees from the Real Estate Research Group, Global Capital Management Group and Financial Services Group.

  The Capital Division's Global Strategic Group ("GSG") provides business strategy and operating and capital deployment oversight to the companies in which Security Capital has direct and indirect strategic ownership positions. Since its inception, GSG has directed significant expenditures, both in the U.S. and internationally, in research and development to create new, fully integrated, value-added operating companies with proprietary customer-delivery systems. GSG works closely with the management of affiliated public and private start-up investees to ensure their long-term sustainable cash flow growth. GSG oversees strategic investments in public and private real estate operating companies focused on international distribution, multifamily communities, neighborhood infill shopping centers, urban infill retail, parking, corporate office, self-storage, hotels, corporate extended-stay lodging, assisted-living residential communities, manufactured housing communities and residential properties. GSG also oversees several new niche businesses that are currently at various stages of research and development.

  The Services Division's Real Estate Research Group ("RERG") conducts proprietary real estate research and provides analysis of long-term market conditions and short-term trends to Security Capital's direct and indirect investees. The Global Capital Management Group ("GCMG") manages capital invested in real estate securities with both short to intermediate-term and long-term investment objectives. The Financial Services Group ("FSG") provides administrative and capital markets services to various affiliated operating companies and investment entities.

  Management believes the global real estate industry is experiencing a transition from ownership in "passive hands" to becoming a securitized industry with a focus on capital allocation and operating management. As public real estate investment enterprises become more prevalent, a greater percentage of the industry's new capital is moving to publicly traded, fully integrated, value-added operating companies. Securitized holdings offer significant benefits to institutional and retail investors, including enhanced liquidity, real-time pricing and the opportunity for optimal growth and sustainable competitive rates of return. Security Capital's strategy is to create the optimal organization to lead and profit from real estate securitization.

  The principal offices of Security Capital and its directly owned affiliates are in Atlanta, Brussels, Chicago, Denver, El Paso, London, Luxembourg, New York, San Francisco and Santa Fe. Security Capital's executive offices are located at 125 Lincoln Avenue, Santa Fe, New Mexico 87501, and its telephone number is (505) 982-9292. Security Capital is a Maryland corporation.

                                USE OF PROCEEDS

  Unless otherwise described in the applicable Prospectus Supplement, Security Capital intends to use the net proceeds from the sale of the Offered Securities for the allocation of capital to new businesses, for the repayment of certain outstanding indebtedness at such time and for general corporate purposes.

                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED SHARE DIVIDENDS

  For the purpose of computing these ratios, (i) "earnings" consist of earnings from operations plus fixed charges other than capitalized interest and (ii) "fixed charges" consist of interest on borrowed funds (including capitalized interest) and amortization of debt discount and expense.

                                                                 Six Months
                                                                   Ended
                                      Year Ended December 31,     June 30,
                                    --------------------------- ------------
                                    1993 1994 1995(a) 1996 1997 1997 1998(b)
                                    ---- ---- ------- ---- ---- ---- -------
   Ratio of earnings to combined
    fixed charges and Preferred
    Share dividends................ 3.1  1.2    0.8   0.8  0.8  0.4    1.7

--------
(a) Excludes a one-time non-cash expense item ($158.4 million) incurred in acquiring the Services Division from a related party.
(b) Excludes a one-time non-cash dividend of $19.8 million incurred in conjunction with the exchange by the holder thereof of Security Capital's Series A Preferred Shares for its Series B Preferred Shares.

                      RATIO OF EARNINGS TO FIXED CHARGES

  For the purpose of computing these ratios, (i) "earnings" consist of earnings from operations plus fixed charges other than capitalized interest and (ii) "fixed charges" consist of interest on borrowed funds (including capitalized interest) and amortization of debt discount and expense.

                                                                        Six
                                                                      Months
                                                                       Ended
                                           Year Ended December 31,   June 30,
                                         --------------------------- ---------
                                         1993 1994 1995(a) 1996 1997 1997 1998
                                         ---- ---- ------- ---- ---- ---- ----
   Ratio of earnings to fixed charges... 3.1  1.2    0.8   0.8  0.8  0.5  2.0

--------
(a) Excludes a one-time non-cash expense item ($158.4 million) incurred in acquiring the Services Division from a related party.

                        DESCRIPTION OF DEBT SECURITIES

  The following description sets forth certain general terms and provisions of the Debt Securities to which this Prospectus and any applicable Prospectus Supplement may relate. The Senior Debt Securities will be issued under an Indenture, as amended or supplemented from time to time (the "Senior Indenture"), between Security Capital and State Street Bank and Trust Company, as trustee (the "Trustee"). The Subordinated Debt Securities will be issued under an Indenture, as amended or supplemented from time to time (the "Subordinated Indenture"), between Security Capital and the Trustee. The Senior Indenture and the Subordinated Indenture are sometimes referred to herein collectively as the "Indentures" and each individually as an "Indenture". The forms of Indentures have been filed as exhibits to the Registration Statement of which this Prospectus is a part and are available at the corporate trust office of the Trustee at Two International Place, Boston, Massachusetts 02110 or as described above under "Available Information." The Indentures are subject to, and governed by, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The statements made hereunder relating to the Indentures and the Debt Securities to be issued thereunder are summaries of certain provisions thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indentures and such Debt Securities. All section references appearing herein are to sections of the applicable Indenture, and capitalized terms used but not defined herein have the respective meanings set forth in the applicable Indenture.

General

  The Debt Securities will be direct, unsecured obligations of Security Capital and will constitute Senior Debt Securities and/or Subordinated Debt Securities. The Debt Securities effectively will be subordinated to the secured indebtedness of Security Capital and the indebtedness and other liabilities of Security Capital's subsidiaries and companies in which Security Capital has a direct or indirect investment to the extent of the assets of those subsidiaries and companies. Security Capital and its subsidiaries may incur additional indebtedness, subject to provisions limiting the incurrence of additional indebtedness contained in specific Debt Securities, as described in any applicable Prospectus Supplement.

  The Indentures provide that the Debt Securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of the Board of Directors of Security Capital (the "Board") or as established in one or more indentures supplemental to the Indentures.

  Reference is made to the Prospectus Supplement relating to the Debt Securities offered thereby for the specific terms of such Debt Securities, including:

  (1) the title of such Debt Securities;

  (2) any limit on the aggregate principal amount of such Debt Securities;

  (3) the date or dates, or the method for determining such date or dates, on which the principal of such Debt Securities will be payable and the amount of principal payable thereon;

  (4) the rate or rates, or the method by which such rate or rates will be determined, at which such Debt Securities will bear interest, if any, and the date or dates, or the method for determining such date or dates, from which any such interest will accrue, the Interest Payment Dates (as defined) on which any such interest will be payable, the Regular Record Dates (as defined), if any, for such Interest Payment Dates, or the method by which such dates will be determined, and the basis on which interest will be calculated if other than a 360-day year comprised of twelve 30-day months;

  (5) the place or places where the principal of (and premium or Make-Whole Amount (as defined), if any, on) and interest and Additional Amounts (as defined), if any, on such Debt Securities will be payable, where such Debt Securities may be surrendered for registration of transfer or exchange and where notices or demands to or on Security Capital in respect of such Debt Securities and the Indentures may be served;

  (6) the period or periods within which, the price or prices (including the premium or Make-Whole Amount, if any) at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and the other terms and conditions on which, such Debt Securities may be redeemed, in whole or in part, at the option of Security Capital, if Security Capital is to have such an option;

  (7) the obligation, if any, of Security Capital to redeem, repay or purchase such Debt Securities pursuant to any sinking fund or analogous provision or at the option of a Holder thereof, and the period or periods within which, the date or dates on which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and the other terms and conditions on which, such Debt Securities will be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

  (8) if other than denominations of $1,000 and any integral multiple thereof, the denomination in which such Debt Securities will be issuable;

  (9) if other than the Trustee, the identity of the Security Registrar (as defined) and Paying Agent (as defined);

  (10) the percentage of the principal amount at which such Debt Securities will be issued and, if other than the full principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or the method for determining such portion;

  (11) if other than U.S. dollars, the currency or currencies in which the principal of (and premium or Make-Whole Amount, if any, on) or interest or Additional Amounts, if any, on such Debt Securities are denominated and payable;

  (12) whether the amount of payments of the principal of (and premium or Make-Whole Amount, if any, on) or interest or Additional Amounts, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on one or more currencies, currency units, composite currency or currencies, commodities, equity indices or other indices) and the manner in or which such amounts will be determined;

  (13) if such Debt Securities are to be issued upon the exercise of Debt Securities Warrants, the time, manner and place for such Debt Securities to be authenticated and delivered;

  (14) the terms, if any, upon which Debt Securities may be convertible into Common Shares, Preferred Shares or Debt Securities of another series of Security Capital and the terms and conditions upon which such conversion will be effected, including, without limitation, the initial conversion price or rate and the conversion period;

  (15) whether the principal of (and premium or Make-Whole Amount, if any, on) or interest or Additional Amounts, if any, on such Debt Securities are to be payable, at the election of Security Capital or a Holder, in a currency or currencies, currency unit or units or composite currency or currencies, other than that in which such Debt Securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions on which, such election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies in which such Debt Securities are denominated or stated to be payable and the currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are to be so payable;

  (16) provisions, if any, granting special rights to the Holders of such Debt Securities upon the occurrence of such events as may be specified;

  (17) any deletions from, modifications of or additions to the terms of such Debt Securities with respect to the Events of Default or covenants set forth in the Indentures;

  (18) whether such Debt Securities are to be issuable in permanent global form, and, if so, whether beneficial owners of interests in any such permanent Global Security (as defined) may exchange such interests for Debt Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, and the identity of the Depository (as defined) for such series;

  (19) the Person to whom any interest on any Debt Security is payable, if other than the Person in whose name such Debt Security is registered at the close of business on the Regular Record Date for such interest;

  (20) the applicability, if any, of the defeasance and covenant defeasance provisions of Article Fourteen of the Indentures to such Debt Securities and any provisions in modification thereof, in addition thereto or in lieu thereof;

  (21) if such Debt Securities are to be issuable in definitive form only upon receipt of certificates, documents or conditions, the form and terms of such certificates, documents or conditions;

  (22) whether and under what circumstances Security Capital will pay Additional Amounts as contemplated in the Indentures on such Debt Securities to any Holder who is not a U.S. person in respect of any tax, assessment or governmental charge and, if so, whether Security Capital will have the option to redeem such Debt Securities rather than pay such Additional Amounts (and the terms of any such option);

  (23) the ranking of such Debt Securities as Senior Debt Securities or Subordinated Debt Securities; and

  (24) any other terms of such Debt Securities not inconsistent with the provisions of the Indentures (Section 301), including financial covenants, if any.

  The Debt Securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof or bear no interest or bear interest at a rate which at the time of issuance is below market rates ("Original Issue Discount Securities"). Special U.S. Federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable Prospectus Supplement.

  Under the Indentures, Security Capital will have the ability, in addition to the ability to issue Debt Securities with terms different from those of Debt Securities previously issued, without the consent of the Holders, to reopen a previous issue of a series of Debt Securities and issue additional Debt Securities of such series (Section 301).

  Except as described in any applicable Prospectus Supplement, the Indentures do not contain any other provisions which would limit the ability of Security Capital to incur indebtedness or which would afford Holders of Debt Securities protection in the event of (i) a highly leveraged or similar transaction involving Security Capital, the management of Security Capital, or any affiliate of any such party, (ii) a change of control or (iii) a reorganization, restructuring, merger or similar transaction involving Security Capital which may adversely affect the Holders of the Debt Securities. However, Security Capital's Charter limits beneficial ownership of the Common Shares, by a single holder or a group of holders, to 9.8% of the number of Common Shares or value of Common Shares, with certain exceptions. See "Description of Common Shares--Restriction on Size of Holdings of Shares." Reference is made to the applicable Prospectus Supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or covenants of Security Capital which are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Denominations

  Unless otherwise described in the applicable Prospectus Supplement, the Debt Securities of any series issued in registered form, other than Debt Securities issued in global form (which may be in any denomination), will be issued only in denominations of $1,000 and integral multiples thereof (Section 302).

Principal and Interest

  Unless otherwise specified in the applicable Prospectus Supplement, the principal of (and premium or Make-Whole Amount, if any, on) and interest on any series of Debt Securities will be payable at the corporate trust office of the Trustee, initially located at Two International Place, Boston, Massachusetts 02110; provided that, at the option of Security Capital, payment of interest may be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register or by wire transfer of funds to such Person at an account maintained within the U.S. (Sections 301, 305, 306, 307 and 1002).

  If any Interest Payment Date, Principal Payment Date or the Maturity Date (as such terms are defined) falls on a day which is not a Business Day, the required payment will be made on the next Business Day as if it were made on the date such payment was due and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date or Principal Payment Date, as the case may be, through and including such next Business Day (Section 113). "Business Day" means any day, other than a Saturday or Sunday, on which banks in Boston, Massachusetts are not required or authorized by law or executive order to close. Any interest not punctually paid or duly provided for on any Interest Payment Date with respect to a Debt Security ("Defaulted Interest") will forthwith cease to be payable to the Holder on the applicable Regular Record Date and either may be paid to the person in whose name such Debt Security is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which will be given to the Holder of such Debt Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more completely described in the Indentures (Section 307).

Merger, Consolidation or Sale of Assets

  The Indentures provide that Security Capital will not consolidate or merge with or into (whether or not Security Capital is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of Security Capital in one or more related transactions, to another Person unless (i) the surviving Person or the Person formed by or surviving that consolidation or merger (if other than Security Capital) or to which that sale, assignment, transfer, lease, conveyance or other disposition was made (the "Surviving Entity") is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Surviving Entity assumes all the obligations of Security Capital under the Debt Securities and the Indentures pursuant to supplemental indentures in form reasonably satisfactory to the Trustee; and (iii) immediately before and after giving effect to that transaction and treating any indebtedness which becomes an obligation of Security Capital as a result of that transaction as having been incurred by Security Capital at the time of the transaction, no Event of Default and no event which, after notice or the lapse of time, or both, would become an Event of Default has occurred and is continuing; and (iv) an officer's certificate and legal opinion covering such conditions are delivered to the Trustee (Sections 801 and 803).

Certain Covenants

  Existence. Except as permitted under "Merger, Consolidation or Sale of Assets," Security Capital will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (Charter and statutory) and franchises; provided, however, that Security Capital will not be required to preserve any right or franchise if it determines that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Holders of the Debt Securities (Section 1004).

  Maintenance of Properties. Security Capital will cause all of its properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of Security Capital may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that Security Capital and its Subsidiaries are not prevented from selling or otherwise disposing of their properties for value in the ordinary course of business (Section 1005).

  Insurance. Security Capital will, and will cause each of its Subsidiaries to, keep all of its insurable properties insured against loss or damage at least equal to their full insurable value with financially sound and reputable insurance companies (Section 1006).

  Payment of Taxes and Other Claims. Security Capital will pay or discharge or cause to be paid or discharged, before the same becomes delinquent, (i) all taxes, assessments and governmental charges levied or imposed on it or any Subsidiary or on the income, profits or property of Security Capital or any Subsidiary and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien on the property of Security Capital or any Subsidiary; provided, however, that Security Capital will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings (Section 1007).

  Reports. The Indentures provide that, whether or not required by the rules and regulations of the Securities and Exchange Commission (the "Commission"), so long as any of the Debt Securities are outstanding, Security Capital will furnish to Holders of such Debt Securities (i) all quarterly and financial information which would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Security Capital were required to file those Forms, including "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by Security Capital's independent public accountants and (ii) all current reports which would be required to be filed with the

Commission on Form 8-K if Security Capital were required to file those reports. In addition, whether or not required by the rules and regulations of the Commission, Security Capital will file a copy of all such information and reports with the Commission for public availability and make such information available to securities analysts and prospective investors upon request. Security Capital's obligations to provide financial information and reports will be deemed satisfied to the extent Security Capital provides the Trustee with a sufficient number of reports for the Trustee to provide or make available such reports to the Holders. The Trustee, at Security Capital's expense and written direction, shall promptly mail copies or otherwise make available to the Holders all such reports (1008).

Additional Covenants and/or Modifications to the Covenants Described Above

  Any additional covenants of Security Capital and/or modifications to the covenants described above with respect to any Debt Securities or series thereof will be set forth in a supplement to the applicable Indenture and described in the Prospectus Supplement relating thereto.

Events of Default, Notice and Waiver

  The Indentures provide that the following events are "Events of Default" with respect to any series of Debt Securities issued thereunder: (i) default which continues for 30 days in the payment of any installment of interest or Additional Amounts payable on any Debt Security of such series; (ii) default in the payment of the principal of (or premium or Make-Whole Amount, if any, on) any Debt Security of such series at its Maturity; (iii) default in making any sinking fund payment as required for any Debt Security of such series;
(iv) default in the performance, or breach, of any other covenant or warranty of Security Capital contained in the applicable Indenture (other than a covenant added to the Indenture solely for the benefit of a series of Debt Securities issued thereunder other than such series), continued for 60 days after written notice as provided in such Indenture; (v) any default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by Security Capital or any Significant Subsidiary of Security Capital (or the payment of which is guaranteed by Security Capital or any Significant Subsidiary of Security Capital), whether that indebtedness or guarantee exists on the date of the applicable Indenture or is thereafter created, which default after the termination of any applicable grace or cure period, (a) constitutes a Payment Default or (b) results in the acceleration of that indebtedness prior to its express maturity and, in each case, the principal amount of any indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or which has been so accelerated, aggregates $25 million or more; provided that, in calculating the aggregate principal amount of any such Indebtedness, the Hedging Obligations of any Person under which there has been a Payment Default or which has been so accelerated shall not be netted against any other Hedging Obligation of that Person; (vi) failure by Security Capital or any Significant Subsidiary of Security Capital to pay final judgments aggregating in excess of $25 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) certain events of bankruptcy or insolvency with respect to Security Capital or any Significant Subsidiary of Security Capital; and (viii) any other Event of Default provided with respect to a particular series of Debt Securities (Section 501). The term "Significant Subsidiary" means a Subsidiary which otherwise meets the tests ascribed to the term in Regulation S-X promulgated by the Commission under the Securities Act, except that the tests therein shall be based on 20% of total assets or income instead of 10% unless Security Capital owns or controls, directly or indirectly, at least 75% of the voting power of the Subsidiary's shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (with that percentage to be calculated on a fully diluted basis) in which case the tests shall be based on 10% of total assets or income.

  If an Event of Default under either of the Indentures with respect to Debt Securities of any series at the time Outstanding occurs and is continuing, then in every such case, unless the principal of all of the Outstanding Debt Securities of such series has already become due and payable, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of such series may declare the principal (or, if the

Debt Securities of such series are Original Issue Discount Securities or Indexed Securities, such portion of the principal as may be specified in the terms thereof) of, and the Make-Whole Amount, if any, on, all of the Debt Securities of such series to be due and payable immediately by written notice thereof to Security Capital and to the Trustee (if given by the Holders); provided, that in the case of an Event of Default described in clause (vii) at the preceding paragraph, acceleration is automatic. However, at any time after such a declaration of acceleration with respect to Debt Securities of such series has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities of such series may rescind and annul such declaration and its consequences if (i) Security Capital has paid or deposited with the Trustee all required payments of the principal of (and premium or Make-Whole Amount, if any, on) and interest and Additional Amounts, if any, on the Debt Securities of such series, plus reasonable compensation, expenses, disbursements and advances of the Trustee and (ii) all Events of Default, other than the nonpayment of accelerated principal (or premium or Make-Whole Amount, if any) or interest or Additional Amounts, if any, with respect to Debt Securities of such series have been cured or waived as provided in the applicable Indenture (Section 502). Each of the Indentures also provides that the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default with respect to such series and its consequences, except a default (i) in the payment of the principal of (or premium or Make-Whole Amount, if any, on) or interest or Additional Amounts, if any, on any Debt Security of such series or
(ii) in respect of a covenant or provision contained in the applicable Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security affected thereby (Section 513).

  The Trustee is required to give notice to the Holders of Debt Securities within 90 days of a default under the applicable Indenture; provided, however, that the Trustee may withhold notice to the Holders of any series of Debt Securities of any default with respect to such series (except a default in the payment of the principal of (or premium or Make-Whole Amount, if any, on) or interest or Additional Amounts, if any, on any Debt Security of such series or in the payment of any sinking fund installment in respect of any Debt Security of such series) if a Responsible Officer of the Trustee considers such withholding to be in the interest of such Holders (Section 601).

  The Indentures provide that no Holders of Debt Securities of any series may institute any proceedings, judicial or otherwise, with respect to the Indentures or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of such series, as well as an offer of reasonable indemnity (Section 507). This provision will not prevent, however, any Holder of Debt Securities from instituting suit for the enforcement of payment of the principal of (and premium or Make-Whole Amount, if any, on) and interest and Additional Amounts, if any, on such Debt Securities on or after the respective due dates thereof (Section 508).

  Subject to provisions in the Indentures relating to its duties in case of default, the Trustee is under no obligation to exercise any of its rights or powers under the Indentures at the request or direction of any Holders of any series of Debt Securities then Outstanding under the Indentures, unless such Holders have offered to the Trustee reasonable security or indemnity (Section
602). The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction which is in conflict with any law or the Indentures, which may involve the Trustee in personal liability or which may be unduly prejudicial to the Holders of Debt Securities of such series not joining therein (Section 512).

  Within 135 days after the end of each fiscal year, Security Capital must deliver to the Trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under the Indentures and, if so, specifying each such default and the nature and status thereof (Section 1009).

Modification of the Indentures

  Modifications of and amendments to the Indentures may be made with the consent of the Holders of not less than a majority in principal amount of all Outstanding Debt Securities which are affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each such Debt Security affected thereby,
(i) change the Stated Maturity of the principal of (or premium or Make-Whole Amount, if any, on), or any installment of principal of or interest or Additional Amounts, if any, on, any such Debt Security; (ii) reduce the principal amount of, or the rate or amount of interest on, or any premium or Make-Whole Amount payable upon redemption of, or any Additional Amounts payable with respect to, any such Debt Security, or reduce the amount of principal of an Original Issue Discount Security or Make-Whole Amount, if any, which would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the Holder of any such Debt Security; (iii) change the Place of Payment, or the currency, for payment of the principal of (or premium or Make-Whole Amount, if any, on) or interest or Additional Amounts, if any, on any such Debt Security; (iv) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security; (v) reduce the above-stated percentage of Outstanding Debt Securities of any series necessary to modify or amend the applicable Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable Indenture; or (vi) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the Holder of such Debt Security (Section 902).

  The Holders of at least a majority in principal amount of each series of Outstanding Debt Securities have the right to waive compliance by Security Capital with certain covenants in the Indentures (Section 1011).

  Modifications of and amendments to the Indentures may be made by Security Capital and the Trustee without the consent of any Holder of Debt Securities for any of the following purposes: (i) to evidence the succession of another Person to Security Capital as obligor under the applicable Indenture; (ii) to add to the covenants of Security Capital for the benefit of the Holders of all or any series of Debt Securities or to surrender any right or power conferred on Security Capital in the applicable Indenture; (iii) to add Events of Default for the benefit of the Holders of all or any series of Debt Securities; (iv) to add or change any provisions of the applicable Indenture to facilitate the issuance of, or to liberalize certain terms of, Debt Securities in bearer form, or to permit or facilitate the issuance of Debt Securities in uncertificated form, provided that such action may not adversely affect the interests of the Holders of the Debt Securities of any series in any material respect; (v) to change or eliminate any provisions of the applicable Indenture, provided that any such change or elimination will become effective only when there are no Debt Securities Outstanding of any series created prior thereto which are entitled to the benefit of such provision;
(vi) to secure the Debt Securities; (vii) to establish the form or terms of Debt Securities of any series; (viii) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the applicable Indenture by more than one Trustee; (ix) to cure any ambiguity in the applicable Indenture, correct or supplement any provision in the applicable Indenture which may be defective or inconsistent or make any other changes with respect to matters or questions arising under the Indenture, provided that such action may not adversely affect the interests of Holders of Debt Securities of any series in any material respect; (x) to close the applicable Indenture with respect to the authentication and delivery of additional series of Debt Securities or to qualify, or maintain qualification of, the applicable Indenture under the Trust Indenture Act; or (xi) to supplement any of the provisions of the applicable Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such Debt Securities, provided that such action may not adversely affect the interests of the Holders of the Debt Securities of any series in any material respect (Section 901).

  The Indentures provide that, in determining whether the Holders of the requisite principal amount of Outstanding Debt Securities of a series have concurred in any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of Holders of Debt Securities, (i) the principal amount of an Original Issue Discount Security which is deemed Outstanding is the amount of the principal thereof which would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof; (ii) the principal amount of a Debt Security denominated in a Foreign Currency which is deemed Outstanding is the U.S. dollar equivalent, determined on the issue date for such Debt Security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of such Debt Security of the amount determined as provided in clause (i) above); (iii) the principal amount of an Indexed Security which is deemed Outstanding is the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Indexed Security pursuant to Section 301 of the applicable Indenture; and (iv) Debt Securities owned by Security Capital or any other obligor on the Debt Securities or any Affiliate of Security Capital or of such other obligor are disregarded (Section 101).

  The Indentures contain provisions for convening meetings of the Holders of Debt Securities of a series (Section 1501). A meeting may be called at any time by the Trustee, and also, upon request, by Security Capital or the Holders of at least 10% in principal amount of the Outstanding Debt Securities of such series, in any such case upon notice given as provided in the applicable Indenture (Section 1502). Except for any consent which must be given by the Holder of each Debt Security affected by certain modifications of and amendments to the applicable Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Debt Securities of such series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Debt Securities of a series may be adopted at a meeting duly called or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Debt Securities of such series. Any resolution passed or decision taken at any meeting of Holders of Debt Securities of any series duly held in accordance with the applicable Indenture will be binding on all Holders of Debt Securities of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be Persons holding or representing a majority in principal amount of the Outstanding Debt Securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Debt Securities of a series, the Persons holding or representing such specified percentage in principal amount of the Outstanding Debt Securities of such series will constitute a quorum (Section 1504).

  Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of Holders of Debt Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which the applicable Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all Outstanding Debt Securities affected thereby, or of the Holders of such series and one or more additional series: (i) there will be no minimum quorum requirement for such meeting; and (ii) the principal amount of the Outstanding Debt Securities of such series which vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action will be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the applicable Indenture (Section 1504).

  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by the applicable Indenture to be given or taken by a specified percentage in principal amount of the Holders of any or all series of Debt Securities may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Holders in person or by agent duly appointed in writing; and, except as otherwise expressly provided in the applicable Indenture, such action will become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent will be sufficient for any purpose of the applicable Indenture and (subject to Article Six of the Indentures) conclusive in favor of the Trustee and Security Capital, if made in the manner specified above (Section 1507).

Discharge, Defeasance and Covenant Defeasance

  Security Capital may discharge certain obligations to Holders of any series of Debt Securities which have not already been delivered to the Trustee for cancellation by irrevocably depositing with the Trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable in an amount sufficient to pay the entire indebtedness on such Debt Securities in respect of principal (and premium or Make-Whole Amount, if any) and interest and Additional Amounts, if any, payable to the date of such deposit (if such Debt Securities have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be (Sections 1401, 1402, 1403 and 1404).

  The Indentures provide that, if the provisions of Article Fourteen are made applicable to the Debt Securities of or within any series pursuant to Section 301 of the Indentures, Security Capital may elect either (i) to defease and discharge itself from any and all obligations with respect to such Debt Securities (except for the obligation to pay Additional Amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such Debt Securities and the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of such Debt Securities and to hold moneys for payment in trust) ("defeasance") (Section 1402) or (ii) to release itself from its obligations with respect to such Debt Securities under Sections 1004 to 1009, inclusive, of the applicable Indenture (being the restrictions described under "--Certain Covenants") and, if provided pursuant to Section 301 of the applicable Indenture, their obligations with respect to any other covenant, and any omission to comply with such obligations will not constitute a default or an Event of Default with respect to such Debt Securities ("covenant defeasance") (Section 1403), in either case upon the irrevocable deposit by Security Capital with the Trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable at Stated Maturity, or Governmental Obligations (as defined below), or both, applicable to such Debt Securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium or Make-Whole Amount, if any, on) and interest and Additional Amounts, if any, on such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor (Section 1404).

  Such a trust may only be established if, among other things, Security Capital has delivered to the Trustee an Opinion of Counsel (as specified in the applicable Indenture) to the effect that the Holders of such Debt Securities will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such Opinion of Counsel, in the case of defeasance, must refer to and be based on a ruling of the Internal Revenue Service (the "IRS") or a change in applicable U.S. Federal income tax law occurring after the date of the applicable Indenture (Section 1404).

  Unless otherwise provided in the applicable Prospectus Supplement, if after Security Capital has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to Debt Securities of any series, (i) the Holder of a Debt Security of such series is entitled to, and does, elect pursuant to Section 301 of the applicable Indenture or the terms of such Debt Security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such Debt Security or (ii) a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such Debt Security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium or Make-Whole Amount, if any, on) and interest and Additional Amounts, if any, on such Debt Security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such Debt Security into the currency, currency unit or composite currency in which such Debt Security becomes payable as a result of such election or Conversion Event based on the applicable market exchange rate (Section 1405). "Conversion Event" means the cessation of use of (i) a currency (other than the ECU or other currency unit) both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (ii) the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities or (iii) any currency unit or composite currency other than the ECU for the purposes for which it was established (Section 101).

  If Security Capital effects covenant defeasance with respect to any Debt Securities and such Debt Securities are declared due and payable because of the occurrence of any Event of Default other than the Event of Default described in clause (iv) under "--Events of Default, Notice and Waiver" with respect to Sections 1004 through 1009, inclusive, of the applicable Indenture (which Sections would no longer be applicable to such Debt Securities) as to which there has been covenant defeasance, the amount in such currency, currency unit or composite currency in which such Debt Securities are payable, plus Government Obligations on deposit with the Trustee, will be sufficient to pay amounts due on such Debt Securities at the time of their Stated Maturity but may not be sufficient to pay amounts due on such Debt Securities at the time of the acceleration resulting from such Event of Default. However, Security Capital would remain liable to make payment of such amounts due at the time of acceleration.

  The applicable Prospectus Supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of or within a particular series.

Registration and Transfer

  Subject to certain limitations imposed on Debt Securities issued in book-entry form, the Debt Securities of any series will be exchangeable for other Debt Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of such Debt Securities at the corporate trust office of the Trustee. In addition, subject to certain limitations imposed on Debt Securities issued in book-entry form, the Debt Securities of any series may be surrendered for conversion or registration of transfer thereof at the corporate trust office of the Trustee. Every Debt Security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any Debt Securities, but Security Capital may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (Section 305). Security Capital may at any time designate one or more offices or agencies where Debt Securities of any series may be presented or surrendered for payment or surrendered for registration of transfer or exchange. If Security Capital has designated such an office or agency, Security Capital may at any time rescind the designation or approve a change in the location of such office or agency, except that Security Capital will be required to maintain such an office or agency in each Place of Payment for such Debt Securities (Section 1002).

  Neither Security Capital nor the Trustee will be required to (i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of the business 15 days before any selection of Debt Securities of such series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Debt Security, or portion thereof, called for redemption, except the unredeemed portion of any Debt Security being redeemed in part; or (iii) issue, register the transfer of or exchange any Debt Security which has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Debt Security not to be so repaid (Section 305).

Subordination of Subordinated Debt Securities

  The Senior Debt Securities will constitute part of the Senior Indebtedness (as defined below) of Security Capital and will rank pari passu with all outstanding senior debt. Except as set forth in the Prospectus Supplement, the Subordinated Debt Securities will be subordinated, in right of payment, to the prior payment in full of the Senior Indebtedness (as defined below), including the Senior Debt Securities, whether outstanding at the date of the Subordinated Indenture or thereafter incurred, assumed or guaranteed. The term "Senior Indebtedness" means (1) the principal of and premium, if any, and unpaid interest on indebtedness for money borrowed, (2) purchase money and similar obligations, (3) obligations under capital leases, (4) guarantees, assumptions or purchase commitments relating to, or other transactions as a result of which Security Capital is responsible for the payment of, such indebtedness of others, (5) renewals, extensions and refunding of any such indebtedness, (6) interest or obligations in respect of any such indebtedness accruing after the commencement of any insolvency or bankruptcy proceedings and (7) obligations associated with derivative products such as interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts, and similar arrangements, unless, in each case, the instrument by which Security Capital incurred, assumed or guaranteed the indebtedness or obligations described in clauses (1) through (7) hereof expressly provides that such indebtedness or obligation is not senior in right of payment to the Subordinated Debt Securities.

  Under any distribution of assets of Security Capital in connection with any dissolution, winding up, liquidation or reorganization of Security Capital, whether in a bankruptcy, insolvency, reorganization or receivership proceeding or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of Security Capital or otherwise, except a distribution in connection with a merger or consolidation or a conveyance or transfer of all or substantially all of the properties of Security Capital in accordance with the Subordinated Indenture, the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon, or provision shall be made for such payment in money or money's worth, before the holders of any of the Subordinated Debt Securities are entitled to receive any payment in respect of the Subordinated Debt Securities. In the event that a payment default shall have occurred and be continuing with respect to the Senior Indebtedness, the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon, or provision shall be made for such payment in money or money's worth, before the holders of any of the Subordinated Debt Securities are entitled to receive any payment in respect of the Subordinated Debt Securities. In the event that the principal of the Subordinated Debt Securities of any series shall have been declared due and payable pursuant to the Subordinated Indenture and such declaration shall not have been rescinded and annulled, the holders of all Senior Indebtedness outstanding at the time of such declaration shall first be entitled to receive payment of the full amount due thereon, or provision shall be made for such payment in money or money's worth, before the holders of any of the Subordinated Debt Securities are entitled to receive any payment in respect of the Subordinated Debt Securities.

  This subordination will not prevent the occurrence of any event of default with respect to the Subordinated Debt Securities. There is no limitation on the issuance of additional Senior Indebtedness in the Subordinated Indenture.

Payment

  Unless otherwise specified in the applicable Prospectus Supplement, the principal of (and applicable premium or Make-Whole Amount, if any) and interest on any series of Debt Securities will be payable at the corporate trust office of the Trustee, the address of which will be stated in the applicable Prospectus Supplement; provided that, at the option of the Company, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such Debt Securities or by wire transfer of funds to such person at an account maintained within the United States.

  All moneys paid by the Company to a paying agent or a Trustee for the payment of the principal of or any premium or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to the Company, and the Holder of such Debt Security thereafter may look only to the Company for payment thereof.

Book-Entry Securities

  Unless otherwise provided in the applicable Prospectus Supplement, the Debt Securities of each series will be represented by one or more certificates (the "Global Securities"). The Global Security representing Debt Securities will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), or another successor depository appointed by Security Capital (DTC or such other depository being the "Depository") and registered in the name of the Depository or its nominee. Unless otherwise provided in the applicable Prospectus Supplement, Debt Securities will not be issued in definitive form. If the aggregate principal amount of any issue exceeds $200 million, one certificate will be issued with respect to each $200 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue.

  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities which its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc. (the "NYSE"), the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies which clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

  Upon issuance by Security Capital of Debt Securities represented by a Global Security, purchases of Debt Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Debt Securities on DTC's records. The ownership interest of each actual purchaser of each Debt Security ("Beneficial Owner") will in turn be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Debt Securities will be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Debt Securities, except if use of the book-entry system for the Debt Securities is discontinued. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, pledge or transfer beneficial interests in a Global Security.

  So long as the Depository for a Global Security, or its nominee, is the registered owner of such Global Security, such Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indentures. Except as provided below, owners of beneficial interests in Debt Securities represented by a Global Security will not be entitled to have Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities in definitive form and will not be considered the owners or holders thereof under the Indentures.

  To facilitate subsequent transfers, all Debt Securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Debt Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Debt Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Debt Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Neither DTC nor Cede & Co. will consent or vote with respect to Debt Securities. Under its usual procedures, DTC will mail an omnibus proxy to Security Capital as soon as possible after the record date. The omnibus proxy will assign Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Debt Securities are credited on the record date (identified in a listing attached to the omnibus proxy).

  Payments of principal of (and premium and Make-Whole Amount, if any, on) and interest and Additional Amounts, if any, on the Debt Securities represented by a Global Security registered in the name of DTC or its nominee will be made by Security Capital through the Trustee under the Indentures or a paying agent (the "Paying Agent"), which may also be the Trustee under the Indentures, to DTC or its nominee, as the case may be, as the registered owner of such Global Security. None of Security Capital, the Trustee, the Paying Agent or the Security Registrar for such Global Security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  Security Capital has been advised that DTC, upon receipt of any payment of principal, premium, Make-Whole Amount or interest in respect of a Global Security, will credit Direct Participants' accounts on the payable date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the Paying Agent or Security Capital, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium and interest to DTC is the responsibility of the Paying Agent or Security Capital, as the case may be, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

  If the Depository with respect to a Global Security is at any time unwilling or unable to continue as Depository and a successor Depository is not appointed by Security Capital within 90 days, Security Capital will issue certificated notes in exchange for the Debt Securities represented by such Global Security.

  The information in this section concerning the Depository and the Depository's book-entry system has been obtained from sources which Security Capital believes to be reliable, but Security Capital takes no responsibility for the accuracy thereof.

No Personal Liability of Shareholders, Officer or Directors

  The Indentures provide that no recourse may be had against any past, present or future stockholder, officer or director of Security Capital, or any successor entity under or upon any obligation, covenant or agreement contained in the Indentures or in any Offered Security, or because of any indebtedness evidenced thereby (Section 111).

Trustee

  The Indentures provide that there may be more than one Trustee thereunder, each with respect to one or more series of Debt Securities. Any Trustee under the Indentures may resign or be removed with respect to one or more series of Debt Securities, and a successor Trustee may be appointed to act with respect to such series (Section 608). If two or more Persons are acting as Trustee with respect to different series of Debt Securities, each such Trustee will be a Trustee of a trust under the applicable Indenture separate and apart from the trust administered by any other Trustee, and, except as otherwise indicated herein, any action described herein to be taken by the Trustee may be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee under the applicable Indenture (Sections 101 and 609).

Certain Definitions

  "Capital Stock" means (i) in the case of a corporation, corporate stock;
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership, partnership interests (whether general or limited); and (iv) any other interest or participation which confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

  "Government Obligations" means securities which are (i) direct obligations of the United States of America, for the payment of which its full faith and credit is pledged, or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America which, in either case, are not callable or redeemable at the option of the issuer thereof, and also includes a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt (Section 101).

  "Hedging Obligations" means, with respect to any Person, the greater of (a) the net obligations of that Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, (ii) foreign exchange contracts or currency swap agreements and (iii) other agreements or arrangements designed to protect that Person against fluctuations in interest rates or currency values or (b) zero.

  "Payment Default" means any failure to pay any scheduled installment of principal of, premium, if any, or interest on any indebtedness within the grace period provided for that payment in the documentation governing that indebtedness.

  "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total equity capital and more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and
(ii) any partnership (a) the sole general partner or the managing general partner of which is that Person or a Subsidiary of that Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

                        DESCRIPTION OF PREFERRED SHARES

General

  The Board is authorized, without the approval of the holders of Common Shares, to cause Preferred Shares to be issued in one or more series, to determine the number of Preferred Shares of each series and to set the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption of each series, which may be senior to the rights of Common Shares. On May 15, 1998, Security Capital had 257,642 Series B Preferred Shares outstanding, all of which were held of record by one shareholder.

  The following description sets forth certain general terms and provisions of the Preferred Shares to which any Prospectus Supplement may relate. The following description of the general terms of the Preferred Shares does not purport to be complete and is subject to and qualified in its entirety by reference to Security Capital's Charter and Bylaws. Reference is made to the Prospectus Supplement relating to the Preferred Shares offered thereby for the specific terms of such Preferred Shares, including:

  (1) The designation of such Preferred Shares;

  (2) The number of shares offered, the liquidation preference per share and the initial public offering price per share;

  (3) The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such Preferred Shares;

  (4) The date from which dividends on such Preferred Shares will cumulate, if applicable;

  (5) The procedures for the auction and remarketing, if any, for such Preferred Shares;

  (6) The provisions for a sinking fund, if any, for such Preferred Shares;

  (7) The terms and conditions of redemption, if applicable, of such Preferred Shares;

  (8) Any listing of such Preferred Shares on any securities exchange;

  (9) The terms and conditions on which such Preferred Shares will be convertible into Common Shares, if applicable, including the conversion price (or manner of calculation thereof);

  (10) Whether interests in such Preferred Shares will be represented by global securities;

  (11) A discussion of Federal income tax considerations applicable to such Preferred Shares;

  (12) The relative ranking and preferences of such Preferred Shares as to dividends and in the distribution of assets;

  (13) Any limitations on issuance of any series of Preferred Shares ranking senior to or on a parity with such Preferred Shares as to dividends and in the distribution of assets;

  (14) Any limitations on direct or beneficial ownership and restrictions on transfer of such Preferred Shares, in each case in accordance with the terms of the Charter; and

  (15) Any other specific preferences, rights, voting powers, restrictions, limitations as to dividends or qualifications of such Preferred Shares.

Ranking

  Unless otherwise specified in the applicable Prospectus Supplement, each series of Preferred Shares will, as to dividends and in the distribution of assets, rank (i) senior to all classes or series of Common Shares and to all other equity securities ranking junior to such series of Preferred Shares;
(ii) on a parity with all equity securities issued by Security Capital the terms of which specifically provide that such equity securities rank on a parity with such series of Preferred Shares; and (iii) junior to all equity securities issued by Security Capital the terms of which specifically provide that such equity securities rank senior to such series of Preferred Shares. The term "equity securities" does not include convertible debt securities. The rights of the holders of each series of Preferred Shares will be subordinate to those of Security Capital's general creditors.

Dividends

  The holders of each series of Preferred Shares will be entitled to receive, when, as and if declared by the Board, out of funds legally available for that purpose, cash dividends at such rates and on such dates as will be set forth in the applicable Prospectus Supplement. Such rates may be fixed or variable or both. Dividends will be payable to holders of record as they appear in the stock records of Security Capital on such record dates as are fixed by the Board.

  Dividends on any series of Preferred Shares may be cumulative or non-cumulative, as provided in the applicable Prospectus Supplement. Dividends, if cumulative, will begin to accrue and will be fully cumulative from the date set forth in the applicable Prospectus Supplement. If the Board fails to declare a dividend payable on a dividend payment date on any series of Preferred Shares for which dividends are non-cumulative, then the holders of such Preferred Shares will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and Security Capital will have no obligation to pay the dividend accrued for such period, whether or not dividends on such Preferred Shares are declared payable on any future dividend payment date. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on any series of Preferred Shares which may be in arrears.

  So long as any Preferred Shares of a series are outstanding, no full dividends may be declared or paid or set apart for payment on any shares of any other stock of Security Capital ranking on a parity with such series of Preferred Shares as to dividends ("Dividend Parity Shares") for any period unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof set apart for such payments for all past dividend periods and the then current dividend period with respect to such series of Preferred Shares or (ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof set apart for such payments for the then current dividend period with respect to such series of Preferred Shares. When dividends are not paid in full, or a sum sufficient for the payment thereof is not set apart for payment, on any series of Preferred Shares and any Dividend Parity Shares, all dividends declared on such series of Preferred Shares and such Dividend Parity Shares will be declared ratably in proportion to the amount of dividends accrued and unpaid on such series of Preferred Shares (which will not include any cumulation in respect of unpaid dividends for past dividend periods if such series of Preferred Shares does not have a cumulative dividend) and on such Dividend Parity Shares.

  So long as any Preferred Shares of a series are outstanding, except as provided in the immediately preceding paragraph, no dividends (other than in Common Shares or other shares of stock of Security Capital ranking junior to such series of Preferred Shares as to dividends and in the distribution of assets ("Fully Junior Shares")) may be declared or paid or set apart for payment or other distribution may be declared or made on the Common Shares or any other shares of stock of Security Capital ranking junior to such series of Preferred Shares as to dividends or in the distribution of assets ("Junior Shares"), nor may any Junior Shares be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Junior Shares) by Security Capital (except by conversion into or exchange for Fully Junior Shares) unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof set apart for such payments for all past dividend periods and the then current dividend period with respect to such series of Preferred Shares or (ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof set apart for such payments for the then current dividend period with respect to such series of Preferred Shares.

  Any dividend payment made on a series of Preferred Shares will first be credited against the earliest accrued but unpaid dividend due with respect to such series of Preferred Shares which remains payable.

Redemption

  If so provided in the applicable Prospectus Supplement, a series of Preferred Shares will be subject to mandatory redemption or redemption at the option of Security Capital, in whole or in part, in each case on the terms, at the times and at the redemption prices set forth in such Prospectus Supplement.

  The Prospectus Supplement relating to a series of Preferred Shares which is subject to mandatory redemption will specify the number of Preferred Shares of such series which will be redeemed by Security Capital in each year commencing after a specified date, and the redemption price per share which will include all dividends thereon accrued and unpaid, if any, to the date fixed for redemption, without interest (which will not include any cumulation in respect of unpaid dividends for past dividend periods if such series of Preferred Shares does not have a cumulative dividend). The redemption price may be payable in cash or other property, as specified in the applicable Prospectus Supplement. If the redemption price for any series of Preferred Shares is payable solely out of the sale proceeds of stock of Security Capital, the terms of such series of Preferred Shares may provide that, if no such stock has been issued or to the extent the sale proceeds from such stock are insufficient to pay in full the aggregate redemption price then due, Preferred Shares of such series will automatically and mandatorily be converted into shares of the applicable stock of Security Capital pursuant to conversion provisions specified in the applicable Prospectus Supplement. If fewer than all the outstanding Preferred Shares of any series are to be redeemed, the shares to be redeemed will be selected by Security Capital by lot or pro rata or by any other method determined by Security Capital.

  Notwithstanding the foregoing, unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof set apart for such payments for all past dividend periods and the then current dividend period with respect to such series of Preferred Shares and any shares of any other stock of Security Capital ranking on a parity with such series of Preferred Shares as to distributions and in the distribution of assets ("Parity Shares") or (ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof set apart for such payments for the then current dividend period with respect to such series of Preferred Shares and any Parity Shares, the Preferred Shares of such series may not be redeemed and Security Capital may not purchase or otherwise acquire any Preferred Shares of such series, except pursuant to a purchase or exchange offer made on the same terms to all holders of outstanding Preferred Shares of such series or by conversion into or exchange for Fully Junior Shares.

  Notice of the redemption of any Preferred Shares of any series will be mailed not less than 30 days nor more than 90 days prior to the redemption date to each holder of record of such series of Preferred Shares at the address of such holder as shown on Security Capital's stock records. Each notice will state: (i) the redemption date; (ii) the number of Preferred Shares of such series to be redeemed; (iii) the redemption price; (iv) the place or places at which certificates representing such Preferred Shares are to be surrendered; (v) that dividends on such Preferred Shares will cease to accrue on such redemption date; and (vi) the date on which the holder's conversion rights, if any, as to such Preferred Shares will terminate. If fewer than all the Preferred Shares of any series are to be redeemed, the notice mailed to each such holder will also specify the number of Preferred Shares of such series to be redeemed from such holder. If notice of redemption of any Preferred Shares has been mailed and if Security Capital has deposited the funds necessary for such redemption in trust, for the benefit of the holders of the Preferred Shares so called for redemption, then from and after the redemption date, dividends will cease to accrue on such Preferred Shares, such Preferred Shares will no longer be deemed outstanding and all rights of the holders of such Preferred Shares will terminate, except the right to receive the redemption price.

Liquidation Preference

  Upon any liquidation, dissolution or winding up of Security Capital, whether voluntary or involuntary, before any payment or distribution is made to or set apart for the holders of any Common Shares or any shares of any other stock of Security Capital ranking junior to such series of Preferred Shares in the distribution of assets ("Liquidation Junior Shares"), the holders of each series of Preferred Shares will be entitled to receive out of assets of Security Capital legally available for that purpose, liquidating distributions in the amount of the liquidation preference per share (as specified in the applicable Prospectus Supplement), plus an amount equal to all dividends (whether or not earned or declared) thereon accrued and unpaid, if any (which will not include any cumulation in respect of unpaid dividends for past dividend periods if such series of Preferred Shares does not have a cumulative dividend); but the holders of such series of Preferred Shares will not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of Security Capital, the assets of Security Capital are insufficient to pay in full such preferential amount with respect to such series of Preferred Shares and the corresponding amounts with respect to all other stock of Security Capital ranking on a parity with such series of

Preferred Shares in the distribution of assets ("Liquidation Parity Shares"), then such assets will be distributed among the holders of such series of Preferred Shares and such Liquidation Parity Shares in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

  Subject to the rights of the holders of any class or series of stock of Security Capital ranking on a parity with or senior to such series of Preferred Shares in the distribution of assets, upon any liquidation, dissolution or winding up of Security Capital, whether voluntary or involuntary, after payment has been made in full to all holders of a series of Preferred Shares, the remaining assets of Security Capital will be distributed among the holders of any Liquidation Junior Shares, according to their respective rights and preferences and in each case according to their respective number of shares.

  For the above purposes, a consolidation or merger of Security Capital with or into any other entity, a sale, transfer, lease or conveyance of all or substantially all of Security Capital's assets, property or business or a statutory share exchange will not be deemed to be a liquidation, dissolution or winding up of Security Capital.

Voting Rights

  Holders of each series of Preferred Shares will not have any voting rights, except as set forth below or in the applicable Prospectus Supplement or as otherwise required by applicable law. The following is a summary of the voting rights that, unless provided otherwise in the applicable Prospectus Supplement, will apply to each series of Preferred Shares.

  If and whenever six quarterly dividends (whether or not consecutive) payable on any series of Preferred Shares or any Parity Shares are in arrears, whether or not earned or declared, the number of directors then constituting the Board will be increased by two, and the holders of such series of Preferred Shares, together with the holders of any such Parity Shares, voting as a single class, will have the right to elect two additional directors to serve on the Board at the next annual meeting of shareholders or a special meeting of the holders of such series of Preferred Shares and such Parity Shares and at each subsequent annual meeting of shareholders until all such dividends in arrears have been paid and a sum sufficient for the payment thereof has been set apart for payment of the distribution for the current distribution period with respect to such series of Preferred Shares and such Parity Shares. The term of office of all directors so elected will terminate with the termination of such voting rights. For so long as Security Capital and certain of its affiliates beneficially own in excess of 10% of the outstanding Common Shares, in any such vote by holders of such series of Preferred Shares and such Parity Shares, any Preferred Shares of such series and Parity Shares beneficially owned by Security Capital and such affiliates will be voted in the same percentages as Preferred Shares of such series and Parity Shares which are not beneficially owned by Security Capital and such affiliates.

  The approval of two-thirds of the outstanding Preferred Shares of any series and all series of Parity Shares similarly affected, voting as a single class, will be necessary in order to (i) amend Security Capital's Charter to materially and adversely affect the voting powers, rights or preferences of the holders of such series of Preferred Shares, (ii) enter into a share exchange which affects such series of Preferred Shares, consolidate with or merge into another entity, or permit another entity to consolidate with or merge into Security Capital, unless in each such case, each Preferred Share of such series remains outstanding without a material and adverse change to its terms and rights or is converted into or exchanged for preferred stock of the surviving entity having preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption identical to those of a Preferred Share of such series (except for changes which do not materially and adversely affect the holders of such series of Preferred Shares) or (iii) authorize, reclassify, create or increase the authorized amount of any class of stock ranking senior to such series of Preferred Shares in the payment of dividends or in the distribution of assets. However, Security Capital may create additional classes and series of Parity Shares, Junior Shares and Fully Junior Shares, increase the authorized number of shares of such stock and issue additional series of such stock without the consent of any holder of such series of Preferred Shares.

  Except as provided above and as required by law, the holders of each series of Preferred Shares will not be entitled to vote on any merger or consolidation involving Security Capital or a sale of all or substantially all of the assets of Security Capital.

Conversion Rights

  The terms and conditions, if any, on which any series of Preferred Shares is convertible into Common Shares will be set forth in the applicable Prospectus Supplement. Such terms will include the number of shares of Common Shares into which each share of such series of Preferred Shares is convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of such series of Preferred Shares or Security Capital, the events requiring an adjustment of the conversion price and provisions affecting conversion upon the redemption of such series of Preferred Shares.

                         DESCRIPTION OF COMMON SHARES

  The following description sets forth certain general terms and provisions of the Common Shares to which any Prospects Supplement may relate, including a Prospectus Supplement which provides for Common Shares issuable pursuant to subscription offerings or rights offerings, upon conversion or exchange of Preferred Shares or Debt Securities or upon the exercise of Common Shares Warrants. The following description of the terms of the Common Shares does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to Security Capital's Charter and Bylaws.

  The authorized stock of Security Capital consists of 250,000,000 shares, consisting of 20,000,000 Class A Shares, 229,742,358 Class B Shares and 257,642 shares of Series B Preferred Stock. The Board may, by articles supplementary, classify or reclassify any unissued shares of stock from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or terms or conditions of redemption of such stock. No holder of any class of stock of Security Capital will have any preemptive right to subscribe for any securities of Security Capital except as may be granted by the Board pursuant to an agreement between Security Capital and a shareholder. Under Maryland law, shareholders are generally not liable for Security Capital's debts or obligations. For a description of certain provisions that could have the effect of delaying, deferring or preventing a change in control, see "Certain Provisions of Maryland Law and of Security Capital's Charter and Bylaws."

  The holders of outstanding Class A Shares are entitled to one vote, and the holders of outstanding Class B Shares are entitled to one two-hundredth ( 1/200th) of a vote, for each share held of record on all matters submitted to a vote of shareholders. Unless otherwise required by Maryland law, the Class A Shares and the Class B Shares will vote as a single class with respect to all matters submitted to a vote of shareholders of Security Capital, including the election of directors. Shareholders do not have the right to cumulate their votes in the election of directors, which means that the holders of a majority of the outstanding Class A Shares can elect all of the directors then standing for election.

  Each Class A Share may be converted into 50 Class B Shares at the holder's option at any time. Class B Shares are not convertible into Class A Shares or any other security.

  Holders of Class A Shares are entitled to receive ratably such dividends as may be authorized by the Board out of funds legally available therefor. Holders of Class B Shares are entitled to dividends equal to one-fiftieth ( 1/50th) of the amount per share declared by the Board for each Class A Share. Dividends with respect to the Class B Shares will be paid in the same form and at the same time as dividends with respect to the Class A Shares, except that, in the event of a stock split or stock dividend, holders of Class A Shares will receive Class A Shares and holders of Class B Shares will receive Class B Shares, unless otherwise specifically designated by resolution of the Board. Security Capital has no present intention to pay a dividend on Class B Shares or Class A Shares (which would necessitate a one-fiftieth ( 1/50th) equivalent dividend on Class B Shares) in the future.

  In the event of the liquidation, dissolution or winding-up of Security Capital, holders of Class A Shares and Class B Shares are entitled to share ratably in all assets remaining after the payment of liabilities, with holders of Class B Shares entitled to receive per share one-fiftieth ( 1/50th) of any amount per share received by holders of Class A Shares. Neither holders of Class A Shares or Class B Shares shall have preemptive rights to subscribe for additional shares of either class. All outstanding Class A Shares are, and all Class B Shares to be outstanding upon completion of the Offering will be, fully paid and non-assessable.

  The transfer agent and registrar for the Class A Shares and Class B Shares is BankBoston, N.A., 150 Royall Street, Canton, Massachusetts 02021.

Purchase Rights

  On April 21, 1997, the Board declared a dividend of one Purchase Right for each Share outstanding at the close of business on April 21, 1997 (the "Rights Record Date") to the holders of Class A Shares and Class B Shares of record as of the Rights Record Date. The dividend was paid on the Rights Record Date. The holders of any additional Class A Shares or Class B Shares issued after the Rights Record Date and before the redemption or expiration of the Purchase Rights will also be entitled to one Purchase Right for each such additional Share. Each Purchase Right entitles the registered holder, under certain circumstances, to purchase from Security Capital, in the event the underlying share is a Class A Share, one one-hundredth of a Participating Preferred Share of Security Capital at a price of $6,000 per one one-hundredth of a Participating Preferred Share (the "Purchase Price"), subject to adjustment. In the event the underlying share is a Class B Share, the Purchase Right entitles the registered holder under certain circumstances to purchase from Security Capital one five-thousandth of a Participating Preferred Share of Security Capital at a price of $120 per one five-thousandth of a Participating Preferred Share. The description and terms of the Purchase Rights are set forth in the Rights Agreement dated as of April 21, 1997 between Security Capital and The First National Bank of Boston, as rights agent (the "Rights Agreement").

  The Purchase Rights will be exercisable and will be evidenced by separate certificates only after the earlier to occur of: (1) 10 days following a public announcement that a person or group of affiliated or associated persons, other than Security Capital U. S. Realty ("SC-USREALTY") and certain affiliates of Security Capital, has acquired beneficial ownership of 20% or more of the voting power of the voting equity securities of Security Capital (thereby becoming an "Acquiring Person") or (2) 15 business days (or such later date as may be determined by action of the Board prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of persons of 25% or more of the voting power of the voting equity securities of Security Capital (the first to occur of such dates being called the "Rights Distribution Date"). With respect to any of the Class A Share or Class B Share certificates outstanding as of the Rights Record Date, until the Rights Distribution Date the Purchase Rights will be evidenced by such certificate. Until the Rights Distribution Date (or earlier redemption or expiration of the Purchase Rights), new certificates issued after the Rights Record Date upon transfer or new issuance of Class A Shares or Class B Shares will contain a notation incorporating the Rights Agreement by reference. Notwithstanding the foregoing, if the Board in good faith determines that a person who would otherwise be an Acquiring Person under the Rights Agreement has become such inadvertently, and such person divests as promptly as practicable a sufficient number of Class A Shares or Class B Shares so that such person would no longer be an Acquiring Person, then such person shall not be deemed to be an Acquiring Person for purposes of the Rights Agreement.

  The Purchase Rights will expire on April 21, 2007 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by Security Capital, in each case as described below.

  The Purchase Price payable, and the number of Participating Preferred Shares or other securities or property issuable, upon exercise of the Purchase Rights are subject to adjustment under certain circumstances from time to time to prevent dilution. With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.

  Participating Preferred Shares purchasable upon exercise of the Purchase Rights will not be redeemable. Each Participating Preferred Share will be entitled to a minimum preferential quarterly distribution payment of $1 per share but will be entitled to an aggregate distribution of 100 times the distribution declared per Class A Share, or if no Class A Shares are outstanding, 2 times the distribution declared per Class B Share. Each Participating Preferred Share will have 100 votes, voting together with the Class A Shares and Class B Shares. In the event of liquidation, the holders of the Participating Preferred Shares will be entitled to a minimum preferential liquidation payment of $1 per share but will be entitled to an aggregate payment of 100 times the payment made per Class A Share, or if no Class A Shares are outstanding, 2 times the payment made per Class B Share. In the event of any merger, consolidation or other transaction in which Class A Shares or Class B Shares are exchanged, each Participating Preferred Share will be entitled to receive 100 times the amount received per Class A Share or Class B Share, as the case may be. In the event of issuance of Participating Preferred Shares upon exercise of the Purchase Rights, in order to facilitate trading, a depositary receipt may be issued for each one one-hundredth or one five-thousandth of a Participating Preferred Share. The Purchase Rights will be protected by customary antidilution provisions.

  In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision will be made so that each holder of a Purchase Right, other than Purchase Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise a number of Class A Shares or Class B Shares, as the case may be, having a market value (determined in accordance with the Rights Agreement) of twice the Purchase Price. In lieu of the issuance of Class A Shares or Class B Shares, as the case may be, upon exercise of Purchase Rights, the Board may under certain circumstances, and if there is an insufficient number of Class A Shares or Class B Shares, as the case may be, authorized but unissued or held as treasury Class A Shares or Class B Shares to permit the exercise in full of the Purchase Rights, the Board is required to, take such action as may be necessary to cause Security Capital to issue or pay upon the exercise of Purchase Rights, cash (including by way of a reduction of purchase price), property, other securities or any combination of the foregoing having an aggregate value equal to that of the Class A Shares or Class B Shares, as the case may be, which otherwise would have been issuable upon the exercise of Purchase Rights.

  In the event that, after any person or group becomes an Acquiring Person, Security Capital is acquired in a merger or other business combination transaction of 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Purchase Right will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price, a number of shares of common stock of the acquiring company having a market value (determined in accordance with the Rights Agreement) of twice the Purchase Price.

  At any time after any person or group becomes an Acquiring Person and prior to the acquisition by that person or group of 50% or more of the outstanding Class A Shares or Class B Shares, the Board may exchange the Purchase Rights (other than Purchase Rights owned by that person or group which will have become void), in whole or in part, at an exchange ratio of one Class A Share or Class B Share, as the case may be (or one one-hundredth or one five-thousandth of a Participating Preferred Share as the case may be), per Purchase Right (subject to adjustment).

  As soon as practicable after a Rights Distribution Date, Security Capital is obligated to use its best efforts to file a registration statement under the Securities Act relating to the securities issuable upon exercise of Purchase Rights and to cause such registration statement to become effective as soon as practicable.

  At any time prior to the time a person or group of persons becomes an Acquiring Person, the Board may redeem the Purchase Rights in whole, but not in part, at a price of $.01 per Purchase Right (the "Redemption Price") payable in cash, Class A Shares or Class B Shares or any other form of consideration deemed appropriate by the Board. The redemption of the Purchase Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Immediately upon the effectiveness of any redemption of the Purchase Rights, the right to exercise the Purchase Rights will terminate and the only right of the holders of Purchase Rights will be to receive the Redemption Price.

  The terms of the Purchase Rights may be amended by the Board without the consent of the holders of the Purchase Rights, except that from and after the time any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Purchase Rights and in no event shall any such amendment change the 20% threshold at which a person acquiring beneficial ownership of Class A Shares or Class B Shares becomes an Acquiring Person.

  The Purchase Rights have certain anti-takeover effects. The Purchase Rights will cause substantial dilution to a person or group that attempts to acquire Security Capital on terms not approved by its Board, except pursuant to an offer conditioned on a substantial number of Purchase Rights being acquired. The Purchase Rights should not interfere with any merger or other business combination approved by the Board since the Purchase Rights may be redeemed by Security Capital at the Redemption Price prior to the time that a person or group has acquired beneficial ownership of 20% or more of the voting power of the voting equity securities of Security Capital. The form of Rights Agreement specifying the terms of the Purchase Rights has been incorporated by reference into the registration statement of which this Prospectus forms a part and is incorporated herein by reference. The foregoing description of the Purchase Rights does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Rights Agreement, including the definitions therein of certain terms.

Restriction on Size of Holdings of Class A Shares and Class B Shares

  The Charter contains certain restrictions on the number of Class A Shares and Class B Shares that individual shareholders may own. For the operating companies to qualify as REITs under the Code, no more than 50% of the value of their shares (after taking into account options to acquire shares) may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities and constructive ownership among specified family members) during the last half of a taxable year (other than the first taxable year), or by 100 or more persons during at least 335 days of a taxable year or during a proportionate part of a shorter taxable year. Because certain of the operating companies are REITs, their respective charters and Security Capital's Charter contain restrictions on the acquisition of shares intended to ensure compliance with these requirements.

  Subject to certain exceptions specified in the Charter, no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (the "Ownership Limit") of the number or value of the issued and outstanding shares of Security Capital's stock. The Board, upon receipt of a ruling from the IRS or an opinion of counsel or other evidence satisfactory to the Board and upon such other conditions as the Board may direct, may also exempt a proposed transferee from the Ownership Limit. As a condition of such exemption, the proposed transferee must give written notice to Security Capital of the proposed transfer no later than the fifteenth day prior to any transfer which, if consummated, would result in the intended transferee owning shares of Security Capital's stock in excess of the Ownership Limit. The Board may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the operating companies' status as REITs. Any transfer of Class A Shares or Class B Shares that would (i) create a direct or indirect ownership of shares of Security Capital's stock in excess of the Ownership Limit or (ii) result in a Security Capital investee being "closely held" within the meaning of Section 856(h) of the Code, shall be null and void ab initio, and the intended transferee will acquire no rights to the shares of Security Capital's stock. The foregoing restrictions on transferability and ownership will not apply if the Board determines, which determination must be approved by the shareholders, that it is no longer in the best interests of Security Capital to attempt to, or to continue to, assist Security Capital's operating companies in qualifying as REITs. The Charter excludes SC-USREALTY (and its transferees) from the Ownership Limit.

  Any shares of Security Capital's stock, the purported transfer of which would result in a person owning Class A Shares or Class B Shares in excess of the Ownership Limit or cause any or all of the operating companies to become "closely held" under Section 856(h) of the Code, that is not otherwise permitted as provided above will constitute excess shares ("Excess Shares"), which will be transferred pursuant to the Charter to a party not affiliated with Security Capital designated by Security Capital as the trustee of a trust for the exclusive benefit of an organization or organizations described in Sections 170(b)(1)(A) and 170(c) of the

Code and identified by the Board as the beneficiary or beneficiaries of the trust (the "Charitable Beneficiary"), until such time as the Excess Shares are transferred to a person whose ownership will not violate the restrictions on ownership. While these Excess Shares are held in trust, they will be entitled to share in any distributions which will be paid to the trust for the benefit of the Charitable Beneficiary and may only be voted by the trustee for the benefit of the Charitable Beneficiary. Subject to the Ownership Limit, the Excess Shares shall be transferred by the trustee at the direction of Security Capital to any person (if the Excess Shares would not be Excess Shares in the hands of such person). The purported transferee will receive the lesser of (i) the price paid by the purported transferee for the Excess Shares (or, if no consideration was paid, fair market value on the day of the event causing the Excess Shares to be held in trust) and (ii) the price received from the sale or other disposition of the Excess Shares held in trust. Any proceeds in excess of the amount payable to the purported transferee will be paid to the Charitable Beneficiary. In addition, such Excess Shares held in trust are subject to purchase by Security Capital for a 90-day period at a purchase price equal to the lesser of (i) the price paid for the Excess Shares by the purported transferee (or, if no consideration was paid, fair market value at the time of the event causing the Class A Shares or Class B Shares to be held in trust) and (ii) the fair market value of the Excess Shares on the date Security Capital elects to purchase. Fair market value, for these purposes, means the last reported sales price reported on the NYSE on the trading day immediately preceding the relevant date, or if not then traded on the NYSE, the last reported sales price on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over or through which the relevant class of shares of stock may be traded, or if not then traded over or through any exchange or quotation system, then the market price on the relevant date as determined in good faith by the Board.

  From and after the purported transfer to the purported transferee of the Excess Shares, the purported transferee shall cease to be entitled to distributions, voting rights and other benefits with respect to the Excess Shares except the right to payment on the transfer of the Excess Shares as described above. Any distribution paid to a purported transferee on Excess Shares prior to the discovery by Security Capital that such Excess Shares have been transferred in violation of the provisions of the Charter shall be repaid, upon demand, to Security Capital, which shall pay any such amounts to the trust for the benefit of the Charitable Beneficiary. If the foregoing transfer restrictions are determined to be void, invalid or unenforceable by any court of competent jurisdiction, then the purported transferee of any Excess Shares may be deemed, at the option of Security Capital, to have acted as an agent on behalf of Security Capital in acquiring such Excess Shares and to hold such Excess Shares on behalf of Security Capital.

  All certificates representing Class A Shares and Class B Shares will bear a legend referring to the restrictions described above.

  Each shareholder shall upon demand be required to disclose to Security Capital in writing such information with respect to the direct, indirect and constructive ownership of Class A Shares and Class B Shares as the Board deems reasonably necessary to assist its operating companies in complying with the provisions of the Code applicable to REITs, to determine Security Capital's operating companies status as REITs, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

  These ownership limitations could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the Class A Shares or Class B Shares might receive a premium for their Class A Shares or Class B Shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest.

                      DESCRIPTION OF SECURITIES WARRANTS

  Security Capital may issue Securities Warrants for the purchase of Debt Securities, Preferred Shares or Common Shares. Securities Warrants may be issued independently or together with any other Offered Securities offered by any Prospectus Supplement and may be attached to or separate from such Offered Securities. Each series of Securities Warrants will be issued under a separate warrant agreement (each, a "Warrant Agreement") to be entered into between Security Capital and a warrant agent specified in the applicable Prospectus Supplement (the "Warrant Agent"). The Warrant Agent will act solely as an agent of Security Capital in connection with the Securities Warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Securities Warrants. The following summaries of certain provisions of the Securities Warrant Agreement and the Securities Warrants do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Securities Warrant Agreement and the Securities Warrant certificates relating to each series of Securities Warrants which will be filed with the Commission at or prior to the time of the issuance of such series of Securities Warrants.

  If Securities Warrants are offered, the applicable Prospectus Supplement will describe the terms of such Securities Warrants, including, in the case of Securities Warrants for the purchase of Debt Securities, the following where applicable: (i) the offering price; (ii) the denominations and terms of the series of Debt Securities purchasable upon exercise of such Securities Warrants; (iii) the designation and terms of any series of Debt Securities with which such Securities Warrants are being offered and the number of such Securities Warrants being offered with such Debt Securities; (iv) the date, if any, on and after which such Securities Warrants and the related series of Debt Securities will be transferable separately; (v) the principal amount of the series of Debt Securities purchasable upon exercise of each such Securities Warrant and the price at which such principal amount of Debt Securities of such series may be purchased upon such exercise; (vi) the date on which the right to exercise such Securities Warrants shall commence and the date on which such right shall expire (the "Expiration Date"); (vii) the terms, if any, on which Security Capital may accelerate the date by which the Securities Warrants must be exercised; and (viii) any other material terms of such Securities Warrants.

  In the case of Securities Warrants for the purchase of Preferred Shares or Common Shares, the applicable Prospectus Supplement will describe the terms of such Securities Warrants, including the following where applicable: (i) the offering price; (ii) the aggregate number of shares purchasable upon exercise of such Securities Warrants, the exercise price, and in the case of Securities Warrants for Preferred Shares, the designation, aggregate number and terms of the series of Preferred Shares purchasable upon exercise of such Securities Warrants; (iii) the designation and terms of any series of Preferred Shares with which such Securities Warrants are being offered and the number of such Securities Warrants being offered with such Preferred Shares; (iv) the date, if any, on and after which such Securities Warrants and the related series of Preferred Shares or Common Shares will be transferable separately; (v) the date on which the right to exercise such Securities Warrants shall commence and the Expiration Date; and (vi) any other material terms of such Securities Warrants.

  Securities Warrant certificates may be exchanged for new Securities Warrant certificates of different denominations, may (if in registered form) be presented for registration of transfer, and may be exercised at the corporate trust office of the Securities Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of any Securities Warrant to purchase Debt Securities, holders of such Securities Warrants will not have any of the rights of holders of the Debt Securities purchasable upon such exercise, including the right to receive payments of principal, premium, if any, or interest, if any, on such Debt Securities or to enforce covenants in the applicable indenture. Prior to the exercise of any Securities Warrants to purchase Preferred Shares or Common Shares, holders of such Securities Warrants will not have any rights of holders of such Preferred Shares or Common Shares, including the right to receive payments of dividends, if any, on such Preferred Shares or Common Shares, or to exercise any applicable right to vote.

Exercise of Securities Warrants

  Each Securities Warrant will entitle the holder thereof to purchase such principal amount of Debt Securities or number of Preferred Shares or Common Shares, as the case may be, at such exercise price as shall in each case be set forth in, or calculable from, the Prospectus Supplement relating to the offered Securities Warrants. After the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by Security Capital), unexercised Securities Warrants will become void.

  Securities Warrants may be exercised by delivering to the Securities Warrant Agent payment as provided in the applicable Prospectus Supplement of the amount required to purchase the Debt Securities, Preferred Shares or Common Shares, as the case may be, purchasable upon such exercise together with certain information set

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

forth on the reverse side of the Securities Warrant certificate. Securities Warrants will be deemed to have been exercised upon receipt of payment of the exercise price, subject to the receipt within five (5) business days, of the Securities Warrant certificate evidencing such Securities Warrants. Upon receipt of such payment and the Securities Warrant certificate properly completed and duly executed at the corporate trust office of the Securities Warrant Agent or any other office indicated in the applicable Prospectus Supplement, Security Capital will, as soon as practicable, issue and deliver the Debt Securities, Preferred Shares or Common Shares, as the case may be, purchasable upon such exercise. If fewer than all of the Securities Warrants represented by such Securities Warrant certificate are exercised, a new Securities Warrant certificate will be issued for the remaining amount of Securities Warrants.

Amendments and Supplements to Warrant Agreement

  The Warrant Agreements may be amended or supplemented without the consent of the holders of the Securities Warrants issued thereunder to effect changes that are not inconsistent with the provisions of the Securities Warrants and that do not adversely affect the interests of the holders of the Securities Warrants.

Adjustments

  Unless otherwise indicated in the applicable Prospectus Supplement, the exercise price of, and the number of Common Shares covered by, a Common Shares Warrant is subject to adjustment in certain events, including (i) payment of a dividend on the Common Shares payable in Common Shares and share splits, combinations or reclassification of the Common Shares; (ii) issuance to all holders of Common Shares of rights or warrants to subscribe for or purchase Common Shares at less than their current market price (as defined in the Warrant Agreement for such series of Common Shares Warrants); and (iii) certain distributions of evidences of indebtedness or assets (including securities but excluding cash dividends or distributions paid out of consolidated earnings or retained earnings or dividends payable in Common Shares) or of subscription rights and warrants (excluding those referred to above).

  No adjustment in the exercise price of, and the number of Common Shares covered by, a Common Shares Warrant will be made for regular quarterly or other periodic or recurring cash dividends or distributions or for cash dividends or distributions to the extent paid from consolidated earnings or retained earnings. No adjustment will be required unless such adjustment would require a change of at least 1% in the exercise price then in effect. Except as stated above, the exercise price of, and the number of Common Shares covered by, a Common Shares Warrant will not be adjusted for the issuance of Common Shares or any securities convertible into or exchangeable for Common Shares, or carrying the right or option to purchase or otherwise acquire the foregoing, in exchange for cash, other property or services.

  In the event of any (i) consolidation or merger of Security Capital with or into any entity (other than a consolidation or a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding Common Shares); (ii) sale, transfer, lease or conveyance of all or substantially all of the assets of Security Capital; or (iii) reclassification, capital reorganization or change of the Common Shares (other than solely a change in par value or from par value to no par value), then any holder of a Common Shares Warrant will be entitled, on or after the occurrence of any such event, to receive on exercise of such Common Shares Warrant the kind and amount of shares of beneficial interest or other securities, cash or other property (or any combination thereof) that the holder would have received had such holder exercised such holder's Common Shares Warrant immediately prior to the occurrence of such event. If the consideration to be received upon exercise of the Common Shares Warrant following any such event consists of common shares of the surviving entity, then from and after the occurrence of such event, the exercise price of such Common Shares Warrant will be subject to the same anti-dilution and other adjustments described in the second preceding paragraph, applied as if such common shares were Common Shares.

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

                             DESCRIPTION OF RIGHTS

  As described under "Plan of Distribution," Security Capital may sell the Offered Securities to investors directly through Rights. If Offered Securities are to be sold through Rights, such Rights will be distributed as a dividend to Security Capital's shareholders for which such shareholders will pay no separate consideration. The Prospectus Supplement with respect to the Rights offering will set forth the relevant terms of the Rights, including (i) the kind and number of Offered Securities which will be offered pursuant to the Rights, (ii) the period during which and the price at which the Rights will be exercisable, (iii) the number of Rights to be issued, (iv) any provisions for changes to or adjustments in the exercise price of the Rights and (v) any other material terms of the Rights. See "Plan of Distribution."

         CERTAIN PROVISIONS OF MARYLAND LAW AND OF SECURITY CAPITAL'S
                              CHARTER AND BYLAWS

  The following paragraphs summarize certain provisions of Maryland law and the Charter and Bylaws. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to the Charter and Bylaws.

Classification of the Board

  The Bylaws provide that the number of directors may be established by the Board but may not be fewer than three nor more than fifteen. Any vacancy will be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining directors, except that a vacancy resulting from an increase in the number of directors will be filled by a majority vote of the entire Board. Pursuant to the terms of the Charter, the directors are divided into three classes. One class holds office for a term expiring at the annual meeting of shareholders to be held in 1999, another class holds office for a term expiring at the annual meeting of shareholders to be held in 2000 and another class holds office for a term expiring at the annual meeting of shareholders to be held in 2001. As the term of each class expires, directors in that class will be elected for a term of three years and until their successors are duly elected and qualify. Security Capital believes that classification of the Board will help to assure the continuity and stability of Security Capital's business strategies and policies as determined by the Board.

  The classified director provision could have the effect of making the removal of incumbent directors more time-consuming and difficult, which could discourage a third party from making a tender offer or otherwise attempting to obtain control of Security Capital, even though such an attempt might be beneficial to Security Capital and its shareholders. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of the Board. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions.

Director Liability Limitation and Indemnification

  Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Charter contains such a provision which limits such liability to the maximum extent permitted by Maryland law.

  The Bylaws provide that Security Capital will, to the maximum extent permitted by Maryland law in effect from time to time, indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of Security Capital or (b) any individual who, while a director of Security Capital and at the request of Security Capital, serves or has served

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

another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his or her service in that capacity. Security Capital has the power, with the approval of the Board, to provide such indemnification and advancement of expenses to a person who has served a predecessor of Security Capital in any of the capacities described in (a) or (b) above and to any employee or agent of Security Capital or its predecessors.

  Maryland law requires a corporation (unless its charter requires otherwise, which the Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

  Additionally, Security Capital has entered into indemnity agreements with each of its officers and directors which provide for reimbursement of all expenses and liabilities of such officer or director, arising out of any lawsuit or claim against that officer or director due to the fact that he or she was or is serving as an officer or director, except for such liabilities and expenses (a) the payment of which is judicially determined to be unlawful,
(b) relating to claims under Section 16(b) of the Exchange Act or (c) relating to judicially determined criminal violations.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Security Capital pursuant to the foregoing provisions, Security Capital has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Business Combinations

  Under Maryland law, certain "business combinations" (including a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of the corporation's shares or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation (an "Interested Stockholder") or an affiliate of an Interested Stockholder are prohibited for five years after the most recent date on which the Interested Stockholder becomes an Interested Stockholder. Thereafter, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation and (b) two-thirds of the votes entitled to be cast by holders of outstanding voting shares of the corporation other than shares held by the Interested Stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation's stockholders receive a minimum price (as defined under Maryland law) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder.

  Security Capital's Charter exempts from these provisions of Maryland law any business combination with SC-USREALTY and its affiliates and successors. As a result, SC-USREALTY and its affiliates and successors may be able to enter into business combinations with Security Capital that may not be in the best interests of its stockholders without compliance by Security Capital with the supermajority vote requirements and other provisions of the statute.

Control Share Acquisitions

  Maryland law provides that "Control Shares" of a Maryland corporation acquired in a "Control Share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror or by officers or directors who are employees of the corporation. "Control Shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority of all voting power. Control Shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "Control Share acquisition" means the acquisition of Control Shares, subject to certain exceptions.

  A person who has made or proposes to make a Control Share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

  If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the Control Shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the Control Shares, as of the date of the last Control Share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for Control Shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the Control Share acquisition.

  The Control Share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or to acquisitions approved or exempted by the charter or bylaws of the corporation.

  Security Capital's Bylaws contain a provision exempting SC-USREALTY and its affiliates and successors from the provisions of the Control Share acquisition statute.

Advance Notice of Director Nominations and New Business

  For nominations or other business to be properly brought before an annual meeting of shareholders by a stockholder, the Bylaws require such shareholder to deliver a notice to the Secretary, absent specified circumstances, not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting setting forth: (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors, pursuant to Regulation 14A of the Exchange Act; (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such shareholder as they appear on Security Capital's books, and of such beneficial owner and (y) the number of Class A Shares or Class B Shares which are owned beneficially and of record by such shareholder and such beneficial owner, if any.

                             PLAN OF DISTRIBUTION

  The Offered Securities may be offered directly by Security Capital, through agents designated from time to time by Security Capital, to or through underwriters or dealers. Direct sales to investors may be accomplished through subscription offerings or through Rights distributed to Security Capital's shareholders. In connection with subscription offerings or the distribution of Rights to shareholders, if all of the underlying Offered Securities are not subscribed for, Security Capital may sell such unsubscribed Offered Securities to third parties directly or through underwriters or agents and, in addition, whether or not all of the underlying Offered Securities are subscribed for, Security Capital may concurrently offer additional Offered Securities to third parties directly or through underwriters or agents. Any such underwriter, dealer or agent involved in the offer and sale of the Offered Securities will be named in the applicable Prospectus Supplement.

  The distribution of the Offered Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices related to the prevailing market prices at the time of sale or at negotiated prices (any of which may represent a discount from the prevailing market prices). Security Capital also may, from time to time, authorize underwriters acting as Security Capital's agents to offer and sell the Offered Securities on such terms and conditions as are set forth in the applicable Prospectus Supplement. In connection with the sale of Offered Securities, underwriters may be deemed to have received compensation from Security Capital in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Offered Securities for whom they may act as agent. Underwriters may sell Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

  Any underwriting compensation paid by Security Capital to underwriters or agents in connection with the offering of Offered Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Offered Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Offered Securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with Security Capital, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

  If so indicated in the applicable Prospectus Supplement, Security Capital will authorize dealers acting as Security Capital's agents to solicit offers by certain institutions to purchase Offered Securities from Security Capital at the public offering price set forth in such Prospectus Supplement pursuant to delayed delivery contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount not less than, and the aggregate principal amount of Offered Securities sold pursuant to Contracts will be not less nor more than, the respective amounts stated in the applicable Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions but will in all cases be subject to the approval of Security Capital. Contracts will not be subject to any conditions except (i) the purchase by an institution of the Offered Securities covered by its Contracts may not at the time of delivery be prohibited under the laws of any jurisdiction in the U.S. to which such institution

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is subject and (ii) if the Offered Securities are being sold to underwriters,
Security Capital must have sold to such underwriters the total principal amount of the Offered Securities less the principal amount thereof covered by Contracts.

  Certain of the underwriters and their affiliates may be customers of, engage in transactions with and perform services for Security Capital and its subsidiaries in the ordinary course of business.

                                    EXPERTS

  The consolidated financial statements and related schedules of Security Capital and ProLogis Trust (formerly known as Security Capital Industrial Trust) incorporated herein by reference, as included in Security Capital's annual report on Form 10-K, and the financial statements and related schedules of Homestead Village Incorporated as of December 31, 1997, consolidated into the financial statements of Security Capital, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of such firm as experts in giving such reports.

  The financial statements of Security Capital Pacific Trust as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, as included in Security Capital's annual report on Form 10-K, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

  The financial statements and related schedules of Security Capital Atlantic Incorporated as of December 31, 1996 and December 31, 1995 and for the three years then ended and the financial statements and related schedules of Homestead Village Incorporated as of December 31, 1996 and for the year then ended consolidated into the financial statements of Security Capital incorporated herein by reference have been audited by Ernst & Young LLP, independent auditors, to the extent indicated in their reports thereon also incorporated herein by reference. Those financial statements have been consolidated in reliance on those reports given on the authority of that firm as experts in accounting and auditing.

  The financial statements of SC-USREALTY, incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Security Capital for the year ended December 31, 1997, have been audited by Price Waterhouse Sarl, independent accountants, as indicated in their reports thereon, also incorporated by reference. Such financial statements, to the extent they have been included in the consolidated financial statements of Security Capital, have been so included in reliance on their reports given on the authority of such firm as experts in auditing and accounting.

  With respect to the unaudited condensed interim financial statements of Security Capital for the quarters ended March 31 and June 30, 1998, incorporated herein by reference, Arthur Andersen LLP has applied limited procedures in accordance with professional standards for a review of that information. However, their separate report thereon states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on that information should be restricted in light of the limited nature of the review procedures applied. In addition, the accountants are not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because their report is not a "report" or a "part" of the Registration Statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

                                 LEGAL MATTERS

  Certain legal matters in respect of the validity of the issuance of the Offered Securities will be passed upon for Security Capital by Mayer, Brown & Platt, Chicago, Illinois. Mayer, Brown & Platt has in the past represented and is currently representing Security Capital and certain of its affiliates.

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